Registration No. 333-276125

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIDAL COMMODITIES TRUST I
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6221	92-6468665
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification No.)

c/o Tidal Investments LLC 234 West Florida Street, Suite 203 Milwaukee, WI 53204 Phone: (844) 986-7700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Guillermo Trias Chief Executive Officer Tidal Investments LLC 234 West Florida Street, Suite 203 Milwaukee, WI 53204 Phone: (844) 986-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael Pellegrino Tidal Investments LLC 234 West Florida Street, Suite 203 Milwaukee, WI 53204 (844) 986-7700		Morrison C. Warren, Esq. Chapman and Cutler LLP 320 South Canal Street Chicago, Illinois 60060

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated December 20, 2024

Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF

Common Shares of Beneficial Interest

The Fund. The Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF (the “Fund”), a newly established series of Tidal Commodities Trust I (the “Trust”), is an exchange-traded fund which issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). Tidal Investments LLC (the “Sponsor”), a Delaware limited liability company, is the sponsor of the Trust and receives a management fee. The principal office address and telephone number of both the Fund and the Sponsor is 234 West Florida, Suite 203, Milwaukee, Wisconsin 53204 and (844) 986-7700. Tidal ETF Services, LLC (“Tidal” or the “Administrator”) provides administrative services to the Fund and has also engaged U.S. Bank Global Fund Services (“Global Fund Services”) to be the Fund’s Sub-Administrator (the “Sub-Administrator”). Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) (the “Marketing Agent”) assists the Fund and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing, sales strategy, and related services. Wilmington Trust, National Association serves as the Delaware trustee of the Trust (the “Trustee”). Global Fund Services will serve as the transfer agent of the Fund (in such capacity, the “Transfer Agent”). The Fund intends to appoint Gemini Trust Company, LLC (“Gemini” or the “Bitcoin Custodian”), a regulated third-party custodian that carries insurance and is chartered as a limited purpose trust company under the New York Banking Law, as the custodian of the Fund’s bitcoins, and U.S. Bank, N.A. (the “Non-Digital Custodian”, and collectively with the Bitcoin Custodian, the “Custodians”) will be the custodian of the Fund’s cash and cash equivalents and investments in carbon credit futures contracts (“Carbon Credit Futures”) on the Fund’s behalf. The Fund intends to apply to list its Shares on the NYSE Arca, Inc. (the “Exchange”). The trading or ticker symbol of the Shares is expected to be “BTCK”.

Investment Objective. The Fund’s investment objective is to reflect the daily changes of the price of bitcoin and the value of Carbon Credit Futures, as represented by the 7RCC Vinter Bitcoin Carbon Credit Index (the “Index”), less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or that of the Fund’s investment strategy.

Investment Strategy. The Fund’s investment strategy is to hold a combination of bitcoin and Carbon Credit Futures that comprise the Index, in an approximate ratio of 80:20, respectively. Bitcoin is a digital commodity based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network. Carbon Credit Futures are futures contracts on emissions allowances issued by various “cap-and-trade” regulatory request that seek to reduce greenhouse gases over time. The Index is designed to track the performance of investing in a portfolio comprised of 80% bitcoin and 20% Carbon Credit Futures, which are linked to the value of emissions allowances issued under the following cap-and-trade regimes: the European Union Carbon Emissions Allowance, the California Carbon Allowance, and Regional Greenhouse Gas Initiative. Because the Fund’s investment objective is to track the daily changes of the price of bitcoin and Carbon Credit Futures, changes in the price of the Shares will vary from changes in the spot price of bitcoin, carbon credits or Carbon Credit Futures. Investing in the Fund involves risks relatively similar to those involved with an investment directly in bitcoin and/or Carbon Credit Futures and other significant risks. See “Risk Factors” beginning on page [•].

No Prior History. Because the Fund is newly organized, its Shares have no history of public trading. Shares of the Fund may trade at a discount from their net asset value (“NAV”).

The Offering. This is an initial public offering of the Fund’s Shares. The Shares will be continuously offered under the Securities Act of 1933, as amended. The Shares may be purchased from the Fund only in one or more blocks of [10,000] Shares (a block of [10,000] Shares is called a “Basket”). The Fund issues (“Creation Baskets”) and redeems (“Redemption Baskets”) Baskets for cash, and only to and from broker-dealers and large institutional investors that have entered into participation agreements (“Authorized Purchasers”) on an ongoing basis. Subject to the Exchange receiving the necessary regulatory approval to permit the Trust to create and redeem Shares in-kind for bitcoin (the “In-Kind Regulatory Approval”), these transactions may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that the Exchange will receive the In-Kind Regulatory Approval at any point in the future. If the Exchange receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Fund will notify the owners of the beneficial interests of Shares (the “Shareholders”) in a prospectus supplement, in its periodic Exchange Act reports and on the Fund’s website. Creation Baskets are offered continuously at the Fund’s NAV per Share. See “Calculation of NAV.” The Fund does not issue Shares in fractions of a Basket. The Fund intends to redeem Shares in Redemption Baskets on an ongoing basis from Authorized Purchasers. See “Description of Creation and Redemption of Shares” Authorized Purchasers bear the risk of any price volatility in the price of Shares and the underlying assets of the Fund between the time they submit their order and when they are delivered Shares. Authorized Purchasers may then offer Shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Fund’s assets, and market conditions at the time of a transaction. The initial Authorized Purchaser is expected to be [ ]. The offering of an indeterminate amount of Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The offering is intended to be a continuous offering.

An investment in the Fund is subject to the risks of an investment in bitcoin and exposure to futures contracts through one or more financial intermediaries, both of which are often subject to a high degree of price variability. An investment in the Fund may be riskier than other exchange-traded products that do not hold either bitcoin or exposure to futures contracts and may not be suitable for all investors. In addition, bitcoin and Carbon Credit Futures may experience pronounced and swift price changes. Accordingly, there is a potential for movement in the price of Shares between the time an investor places an order to purchase or sell with its broker-dealer and the time of the actual purchase or sale resulting from the price volatility of the Fund’s assets.

Shareholders who decide to buy or sell Shares of the Fund will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the NYSE Arca, Inc.

THE FUND INVOLVES A HIGH DEGREE OF RISK AND PRESENTS MANY DIFFERENT RISKS THAN OTHER TYPES OF FUNDS, INCLUDING RISKS RELATED TO THE TAX TREATMENT OF SUCH INVESTMENT, BITCOIN OR INTERESTS RELATED TO BITCOIN OR CARBON CREDIT FUTURES. THE FUND IS RISKIER THAN OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD FINANCIAL INSTRUMENTS RELATED TO BITCOIN OR CARBON CREDIT FUTURES. THE FUND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS. AS WITH ALL INVESTMENTS, AN INVESTOR IN THE FUND COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF THEIR INVESTMENT. INVESTING IN SHARES INVOLVES SPEICAL RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE [•] OF THIS PROSPECTUS.

Neither the Trust nor the Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and therefore neither is subject to regulation thereunder. Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act. See risk factor entitled “Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act” in this Prospectus for more information.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS COMMODITY POOL NOR HAS THE CFTC PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “Jobs Act”) and, as such, may elect to comply with certain reduced reporting requirements.

The Shares are neither interests in nor obligations of the Sponsor, or the Trustee (each as defined herein). The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

The date of this prospectus is [ _______, ____].

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE COMMODITY POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE COMMODITY POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE COMMODITY POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE COMMODITY POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS COMMODITY POOL AT PAGE [•] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE [•].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING A DESCRIPTION OF THE MATERIAL RISK FACTORS OF THIS INVESTMENT, AT PAGE [•].

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY ENGAGE IN OFF-EXCHANGE FOREIGN CURRENCY TRADING. SUCH TRADING IS NOT CONDUCTED IN THE INTERBANK MARKET. THE FUNDS THAT THE POOL USES FOR OFF-EXCHANGE FOREIGN CURRENCY TRADING WILL NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGETRADED FUTURES AND OPTION CONTRACTS. IF THE POOL DEPOSITS SUCH FUNDS WITH A COUNTERPARTY AND THAT COUNTERPARTY BECOMES INSOLVENT, THE POOL’S CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY MAY NOT BE TREATED AS A COMMODITY CUSTOMER CLAIM FOR PURPOSES OF SUBCHAPTER IV OF CHAPTER 7 OF THE BANKRUPTCY CODE AND THE REGULATIONS THEREUNDER. THE POOL MAY BE A GENERAL CREDITOR AND ITS CLAIM MAY BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF PRIORITY AND OTHER GENERAL CREDITORS.

TIDAL INVESTMENTS LLC (“TIDAL”) IS A MEMBER OF NFA AND IS SUBJECT TO NFA’S REGULATORY OVERSIGHT AND EXAMINATIONS. TIDAL HAS ENGAGED OR MAY ENGAGE IN UNDERLYING OR SPOT VIRTUAL CURRENCY TRANSACTIONS IN A COMMODITY POOL. ALTHOUGH NFA HAS JURISDICTION OVER TIDAL AND ITS COMMODITY POOL, YOU SHOULD BE AWARE THAT NFA DOES NOT HAVE REGULATORY OVERSIGHT AUTHORITY FOR UNDERLYING OR SPOT MARKET VIRTUAL CURRENCY PRODUCTS OR TRANSACTIONS OR VIRTUAL CURRENCY EXCHANGES, CUSTODIANS OR MARKETS. YOU SHOULD ALSO BE AWARE THAT GIVEN CERTAIN MATERIAL CHARACTERISTICS OF THESE PRODUCTS, INCLUDING LACK OF A CENTRALIZED PRICING SOURCE AND THE OPAQUE NATURE OF THE VIRTUAL CURRENCY MARKET, THERE CURRENTLY IS NO SOUND OR ACCEPTABLE PRACTICE FOR NFA TO ADEQUATELY VERIFY THE OWNERSHIP AND CONTROL OF A VIRTUAL CURRENCY OR THE VALUATION ATTRIBUTED TO A VIRTUAL CURRENCY BY TIDAL

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART ONE OF THIS PROSPECTUS.

TABLE OF CONTENTS

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“Additional Trust Expenses”—Together, any expenses of the Trust that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Custodians, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses.

“Administrator”— Tidal ETF Services LLC

“Administrator Fee”—The fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-paid Expense.

“Auditor”— Tait, Weller, & Baker, LLP

“Authorized Purchaser”—A financial entity (specifically a member or participant of a clearing agency registered with the SEC) that has a contractual agreement with the Fund (or its service provider) to purchase and redeem Shares directly with the Fund in Baskets.

“Authorized Purchaser Agreement”—An agreement entered into by an Authorized Purchaser with the Sponsor which provides the procedures for the creation and redemption of Baskets

“Basket”—An aggregation of [10,000] Shares for which the Fund offers, issues and redeems Shares.

“Basket Price”— The NAV attributable to each Share of the Fund (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising the Basket.

“Bitcoin”—A digital asset that is native to the Bitcoin Network.

“Bitcoin Account”—The Vault Balance and any subaccounts associated therewith.

“Bitcoin Assets”—The bitcoin of the Sponsor and the Trust kept by the Bitcoin Custodian.

“Bitcoin Blockchain” or “Blockchain”—The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoin from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Bitcoin Custodian”— Gemini Trust Company, LLC.

“Bitcoin Network”—The decentralized, open source protocol of a peer-to-peer network that facilitates the creation, transmission and ownership of bitcoin.

“Bitcoin Platform”—An electronic marketplace where exchange participants may trade, buy and sell bitcoin based on bid-ask trading. The largest Bitcoin Platforms are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Bitcoin Platform Market”—The global bitcoin platform market for the trading of bitcoin, which consists of transactions on electronic Bitcoin Exchanges.

“Bitcoin Price”—The U.S. Dollar value of a bitcoin as represented by the Index.

“Book Entry System”—The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

“Business Day”—Each day the Shares trade on New York Stock Exchange.

“Cap”—Maximum level of GHG emissions for a certain group of entities as defined by a regulator.

“Carbon Credit Futures”—Carbon credit futures contracts that comprise the Index

“CCMs”—Compliance carbon markets established by governments and operate under a cap-and-trade system.

“CEA”—Commodity Exchange Act of 1936, as amended.

i

“CFTC”—The U.S. Commodity Futures Trading Commission

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“CO2”—Carbon-dioxide.

“CO2e”—Carbon-dioxide equivalent.

“Commodity Pool”—Any investment trust, syndicate or similar form of enterprise operated for the purpose of trading in commodity interests

“Commodity Pool Operator” or “CPO”—Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

“Commodity Trading Advisor “or “CTA”—A person or organization who: (a) for compensation or profit, engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value or advisability of trading any contract for the sale of a commodity for future delivery; (b) for compensation or profit, and as part of a regular business, issues or promulgates analyses or reports concerning a contract of sale of a commodity for future delivery, or (c) is registered with the CFTC as a CTA.

“Creation Basket”—Basket of Shares issued by the Fund in exchange for the cash deposit equal to the Fund’s NAV on a per Share basis required for each such Creation Basket.

“Custodians”— Collectively, the Bitcoin Custodian and Non-Digital Custodian

“Designated Contract Market” or “DCM”—A designated contract market or U.S. regulated futures exchange.

“Dodd-Frank Act” – The Wall Street Reform and Consumer Protection Act of 2010.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company.

“DTC Participant”—An entity that has an account with DTC.

“ERISA”—The Employee Retirement Income Security Act of 1974, as amended.

“Evaluation Time”—Each business day at 4:00 p.m., Eastern Time, or as soon thereafter as practicable.

“Exchange” — NYSE Arca, Inc.; the venue where Shares are listed and traded.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“FDIC”—The Federal Deposit Insurance Corporation.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“Fund”—Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF

“Futures Commission Merchant” or “FCM”—A person or organization who: (a) is engaged in soliciting or in accepting orders for the purchase or sale of any commodity for future delivery, a security futures product, a commodity, swap, any agreement, contract or transaction, a commodity option, an authorized leverage transaction, or acting as a counter party in any agreement, contract or transaction, (b) in connection with any of these activities accepts money, securities or property to margin, guarantee, or secure any trades or contracts that may result therefrom, and (c) is registered with the CFTC as a FCM.

“GAAP”—The U.S. generally accepted accounting principles.

“GHG”—Greenhouse gas.

“Index”—7RCC Vinter Bitcoin Carbon Credit Index

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who clear through or maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Investment Advisers Act”—Investment Advisers Act of 1940, as amended.

“Investment Company Act”—Investment Company Act of 1940, as amended.

“IRA”—An individual retirement account provided for under Section 408(m) of the Code.

“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“Management Fee”—A fee in an amount equal to 0.68% per annum of the daily NAV of the Fund, paid monthly in arrears, in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs.

“Marketing Agent”— Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group), which is engaged by the Sponsor and is responsible for the marketing of the Shares.

“Marketing Fee”—Fee payable to the Marketing Agent for services it provides to the Fund, which the Sponsor shall pay to the Marketing Agent as a Sponsor-paid Expense.

“NAV”—The net asset value of the Fund

“NFA”—The National Futures Association.

“Non-Digital Custodian”— U.S Bank, N.A.

“OTC”—Over-the-counter.

“Redemption Basket”—Baskets of Shares redeemed in exchange for cash in an amount equal to the Fund’s NAV on a per Share basis for each such Redemption Basket.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Service Providers”—Collectively, the Sponsor, the Trustee, the Bitcoin Advisers, the Transfer Agent, the Administrator, the Custodians, the Marketing Agent and the FCMs.

“Shareholder”—Any owner of Shares.

“Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Fund.

“SIPC”—The Securities Investor Protection Corporation.

“Solactive” — Solactive AG

“Sponsor”—Tidal Investments LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator.

“Sponsor-paid Expense(s)”— The Fund’s fees and expenses that the are deducted from the Management Fee: the Marketing Fee, the Administrator Fee, the fees of the Custodians, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on the Exchange (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website.

“SROs”—Self-regulatory organizations.

“Sub-Administrator”— U.S. Bank Global Fund Services (“Global Fund Services”)

“Swap Agreement”—An OTC derivative that generally involved an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

“Transfer Agent”—Global Fund Services

“Transfer Agent Fee”—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor shall pay to the Transfer Agent as a Sponsor-paid Expense.

“Treasury Securities”—Fixed-income assets issued by the United States Treasury Department.

“Trust”—Tidal Commodities Trust I, a Delaware statutory trust under the DSTA and the pursuant to the Trust Agreement.

“Trust Agreement”—The First Amended and Restated Declaration of Trust and Trust Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust dated as of March 10, 2023, as the same may be amended from time to time.

“Trustee”—Wilmington Trust, National Association, the Delaware trustee of the Trust.

“U.S. Dollar” or “$”—United States Dollar or Dollars.

“Vault Balance”—One or more storage accounts in the name of the Sponsor and of the Fund held for the safekeeping of the Fund’s bitcoin.

“VCMs”—Voluntary carbon markets.

“Vinter”— Invierno AB, Reg. No. 559207-4172, Box 5193, 10244 Stockholm, Sweden

PART ONE – Disclosure document

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Fund’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in the market prices and conditions for bitcoin and commodities futures markets (particularly, the carbon credit futures), the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this prospectus;

●	general economic, market and business conditions;

●	the use of technology by us and our vendors, including the Custodians, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;

●	the costs and effect of any litigation or regulatory investigations;

●	our ability to maintain a positive reputation; and

●	other world economic and political developments.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Fund nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Fund, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

INDUSTRY AND MARKET DATA

Although we are responsible for all disclosure contained in this prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the bitcoin industry and commodities futures market (particularly, carbon credit futures). While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including the “Risk Factors” discussion beginning on page [•], before making an investment decision about the Shares.

The Fund

The Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF (the “Fund”), a newly established series of Tidal Commodities Trust I (the “Trust”), is an exchange-traded fund. The Fund issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Fund. Tidal Investments LLC (the “Sponsor”), a Delaware limited liability company, is the Fund’s sponsor.

The Fund is a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Fund and the Sponsor are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and are registered with the National Futures Association (“NFA”). The Sponsor is registered with the NFA as a commodity pool operator (“CPO”) and commodity trading advisor (“CTA”). The Fund is not an investment company as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not subject to regulation thereunder. Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act.

Offering of the Shares

The Shares will be continuously offered under the Securities Act of 1933, as amended (the “Securities Act”). The Fund issues and redeems Shares at net asset value (“NAV”) only in large, specified blocks each consisting of [10,000] Shares (each such block of shares called a “Basket,” and collectively, the “Baskets”). The Fund’s Baskets are generally issued (“Creation Baskets”) and redeemed (“Redemption Baskets”) for cash, and only to and from broker-dealers and large institutional investors that have entered into participation agreements (“Authorized Purchasers”).

Investment Objective

The Fund’s investment objective is to reflect the daily changes of the price in bitcoin and carbon credit futures contracts (“Carbon Credit Futures”), as represented by the 7RCC Vinter Bitcoin Carbon Credit Index (the “Index”), less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or its investment strategy.

Investment Strategy

The Fund’s investment strategy is to hold a combination of bitcoin and Carbon Credit Futures to replicate the performance of the Index. The Fund seeks these investments to reflect the daily changes in the price of bitcoin and Carbon Credit Futures, as represented in the Index. The Index is designed to track the performance of investing in a portfolio comprised of 80% bitcoin and 20% Carbon Credit Futures. The Index’s Carbon Credit Futures are linked to the value of emissions allowances issued under the following regimes: the European Union Carbon Emissions Allowance (“EU CEA”), the California Carbon Allowance (“CCA”), and Regional Greenhouse Gas Initiative (“RGGI”). To obtain exposure to the EU CEA, the Index uses Intercontinental Exchange ( “ICE”) EUA (Carbon Emission Allowances) futures (“EU CEA Carbon Credit Futures”). To obtain exposure to the CCA, the Index uses ICE California Carbon Allowance Vintage Future contracts (“CCA Carbon Credit Futures”). To obtain exposure to the RGGI, the Index uses ICE RGGI (CO2 allowances) futures contracts (“RGGI Carbon Credit Futures”).

The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the returns of the Index. This means the Sponsor does not speculatively sell bitcoin and/or Carbon Credit Futures at times when prices are high or speculatively acquire such assets at low prices in the expectation of future price increases.

Bitcoin and the Bitcoin Network

Bitcoin is a digital commodity native to the Bitcoin Network. Bitcoin is not issued by any government, bank or central organization, and instead exist on the Bitcoin Network. Bitcoin transaction and ownership records are reflected on the Bitcoin Blockchain, which is a digital public record or ledger of all transactions completed on the Bitcoin Network. It is widely understood that no single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software, and software governs bitcoin creation, movement and ownership. The infrastructure of the Bitcoin Network is collectively maintained on a distributed basis by the Bitcoin Network’s participants, consisting of: (i) validators or “miners,” who run special software to validate transactions; (ii) “developers,” who maintain and contribute updates to the Bitcoin Network’s source code; and (iii) “users,” who download and maintain on their individual computer a full or partial copy of the Bitcoin Blockchain and related software. Anyone can be a user, developer, or miner. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin has only a physical existence in the record of transactions on the Bitcoin Blockchain. The Bitcoin Blockchain is a public record of the creation, custody and flow of funds of bitcoin, showing every transaction effected on the Bitcoin Blockchain among users’ online “digital wallets” where their bitcoin are effectively stored. Miners authenticate and bundle bitcoin transactions sequentially into files called “blocks,” which requires performing computational work to solve a cryptographic puzzle set by the Bitcoin Network’s software protocol. Since each solved block contains a reference to the previous block, they form a chronological “chain” back to the first bitcoin transaction. Copies of the Bitcoin Blockchain are stored in a decentralized manner on the computers of each individual Bitcoin Network full node (i.e., any user who chooses to maintain on their computer a full copy of the Bitcoin Blockchain, as well as related software). Each bitcoin is associated with a set of unique cryptographic “keys,” in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that bitcoin in a transfer that the Bitcoin Network will recognize. Bitcoin may be sent or received through users’ digital wallets by using public and private keys that are part of the Bitcoin Network’s cryptographic security mechanism.

The Bitcoin Network is a technological innovation developed in the last fifteen years, and the bitcoin that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the CFTC, the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of bitcoin and other digital currencies. However, other U.S. and state agencies have not made official pronouncements or issued guidance or rules regarding the treatment of bitcoin. Similarly, the treatment of bitcoin and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of bitcoin creates risks for the Fund and its Shares. See “Risk Factors—Risks Related to Bitcoin, the Bitcoin Network and Bitcoin Trading Markets.”

Bitcoin Valuation

The value of bitcoin is determined by the value that various digital asset market participants place on bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more digital asset exchanges where bitcoin is traded publicly and transparently. On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. OTC dealers or market makers do not typically disclose their data. There are many digital asset exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuation of bitcoin. The Fund uses the same methodology as utilized by the Index to determine the value of its bitcoin. Digital asset trading platforms meeting the criteria set out by Vinter, i.e., the Index Pricing Sources, are used to value bitcoin. Vinter reviews the spot price on all eligible exchanges at 4:00 p.m. Eastern Time and values bitcoin as the median spot price amongst eligible digital asset exchanges. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin.

Purchases and Sales of Bitcoin

Because the Fund will conduct creations and redemptions of Shares for cash, it will be responsible for purchasing and selling bitcoin in connection with those creation and redemption orders. The Fund may also be required to sell bitcoin to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

The Sponsor, on behalf of the Fund, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by, and entered into an agreement with, the Sponsor (each, a “Bitcoin Trading Counterparty”), currently JSCT, LLC (which is an affiliate of Jane Street Capital, LLC, an Authorized Purchaser for the Fund), DV Chain, LLC and Gemini. The Bitcoin Trading Counterparties with which the Sponsor will engage in bitcoin transactions are unaffiliated third parties and all transactions will be done on an arm’s-length basis. When seeking to purchase or sell bitcoin on behalf of the Fund, the Sponsor will typically seek to buy and sell bitcoin at a price as close to the Bitcoin Price (defined below) as practical from any of the approved Bitcoin Trading Counterparties. The Sponsor maintains a process for approving and monitoring Bitcoin Trading Counterparties, and all Bitcoin Trading Counterparties must be approved by the Sponsor before the Fund will engage in any transactions with the entity.

Carbon Credit Futures

Futures contracts are standardized contracts that obligate the parties to buy or sell an asset at a predetermined price and date in the future. The Carbon Credit Futures that comprise the sleeve of the Index are linked to the value of emissions allowances issued under the EU CEA, CCA and RGGI. Commodity futures contracts linked to the value of emission allowances are known as “carbon credit futures”. The Fund will invest in the Carbon Credit Futures that comprise the Index directly, specifically, EU CEA Carbon Credit Futures, CCA Carbon Credit Futures and RGGI Carbon Credit Futures. The Fund does not intend to invest in carbon credit futures specifically linked to bitcoin mining or other related processes. As explained below, the Index rolls its Carbon Credit Futures contracts prior to the expiration of such contract in December. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts. Under certain market conditions, the Fund may have to pay more for longer maturity contracts to replace existing shorter maturity contracts about to expire. This situation is known as “contango” in the futures markets. In the event of a prolonged period of contango, and absent the impact of rising or falling prices for Carbon Credit Futures contracts, this could have a negative impact on the Fund’s NAV and total return, which in turn may have a negative impact on your investment in the Fund. Alternatively, the market for Carbon Credit Futures contracts may be in a state of backwardation (i.e., when the price of the futures contract in the future is less than the current price), in which case the Fund will buy later-to-expire contracts for a lower price than the soon-to-expire contracts it sells.

The Index is comprised of futures contracts on emissions allowances issued by various “cap-and-trade” regulatory regimes that seek to reduce greenhouse gas (“GHG”) emissions over time. A cap-and-trade regime typically involves a regulator setting a limit on the total amount of specific greenhouse gasses (such as CO2) that can be emitted by regulated entities. Capping and reducing the cap on GHGs is viewed as a key policy tool in reaching climate change objectives. The regime is designed to promote sustainable development by putting a price on carbon emissions. The regulator will then issue or sell “emissions allowances” to regulated entities, which in turn may buy or sell the emissions allowances to the open market. To the extent that the regulator may then reduce the cap on emission allowances, regulated entities are incentivized to reduce their emissions; otherwise, they must purchase additional emission allowances on the open market, where the price of such allowances will likely be increasing as a result of demand, and regulated entities that reduce their emissions will be able to sell unneeded emission allowances for profit. An emission allowance or carbon credit is a unit of emissions (typically one ton of CO2) that the owner of the allowance or credit is permitted to emit. Futures contracts linked to the value of emission allowances are known as “carbon credit futures”.

The Index

The Index provides exposure to the daily price performance of bitcoin and Carbon Credit Futures by aiming to track the financial performance of investing in a portfolio of 80% bitcoin and 20% Carbon Credit Futures. In providing this exposure, the Index seeks to provide exposure to bitcoin with an environmentally responsible approach through offsetting carbon emissions. Invierno AB, Reg. No. 559207-4172, Box 5193, 10244 Stockholm, Sweden (“Vinter”) is the index provider, benchmark administrator and calculates the price of bitcoin used by the Index. Vinter is also the central recipient of input data and evaluates the integrity and accuracy of the input data. Solactive AG (“Solactive”) is calculation agent of the Index, and is also the index provider for each of the sub-indexes that comprise the Index, as detailed below.

To calculate the value of bitcoin, Vinter selects digital asset trading platforms meeting specific criteria (the “Index Pricing Sources”) and takes the last price on each exchange at 4:00 pm ET. Vinter then calculates the median price across the Index Pricing Sources to determine the value of bitcoin (the “Bitcoin Price”).

The Carbon Credit Futures portion of the Index is built using a combination of three carbon credit indices, each of which is calculated and administered by Solactive: Solactive Future Series European Carbon Credit Rolling Futures Index (the “European Sub-index”), Solactive Future Series California Carbon Rolling Futures Index (the “California Sub-index”), and the Solactive Future Series Regional Greenhouse Gas Rolling Futures Index (the “RGGI Sub-index” and, collectively with the European Sub-index and the California Sub-index, the “Sub-indexes”). The three underlying Sub-indexes provides the Index with returns tied to futures contracts on carbon credits connected to EU CEA, CCA and RGGI. The Sub-indexes include only Carbon Credit Futures that mature in the upcoming December. Each Sub-index includes front-month futures contracts that are rolled over a five-day period prior to the expiration of the current-year futures contract and rolls into a contract with an expiration date of December of the immediately following year. The Index rebalances quarterly to maintain the 80:20 percent ratio between bitcoin and Carbon Credit Futures in March, June, September and December. The December rebalance of the Index is the business day that immediately follows the December rolling of futures contracts of the Sub-indexes.

Risk Summary

An investment in the Fund involves a high degree of risk uncertainty. Some of the risks associated with an investment in the Fund are summarized below. A more extensive discussion of these risks appears in the section titled “Risk Factors” which begins on page [ ]. These risks include, but are not limited to, the following:

Risks Related to Bitcoin, the Bitcoin Network and Bitcoin Trading Markets

●	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. The Fund invests 80% of its assets in bitcoin, the value of which is highly volatile and subject to fluctuations due to a number of factors. Future volatility, including declines in the trading prices of bitcoin, could have a material adverse effect on the value of Shares, and Shares could lose significant value.

●	Digital assets represent a new and rapidly evolving industry, and the value of the Shares in part depends on the acceptance of bitcoin. Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could negatively impact the price of bitcoin and therefore the value of the Shares.

●	The value of Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset including the fact that digital assets such as bitcoin are bearer instruments and loss, theft, destruction or compromise of associate private keys could result in permanent loss of the asset.

●	Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of the Shares.

●	The impact of geopolitical or economic events on the supply and demand for bitcoin is uncertain, but could motivate large-scale sales of bitcoin, which could result in a reduction in the value of bitcoin, and the Shares.

●	Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to changes.

Risks Related to the Custody of Bitcoin

●	Failure to safeguard and manage the Fund’s bitcoin could adversely impact the value of Shares.

●	Security threats to the Fund’s account with the Bitcoin Custodian could result in the halt of Fund operations, a loss of Fund assets, or damage to the Fund’s reputation, among others. Any of these factors could result in a reduction in the price of Shares.

●	Due to the nature of private keys, bitcoin transactions are irrevocable, and stolen or incorrectly transferred bitcoin may be irretrievable. Any incorrectly executed bitcoin transactions could adversely affect an investment in the Fund. Loss, theft, destruction or compromise of private keys could result in permanent loss of the asset.

●	The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Administrator, and/or the Bitcoin Custodian exposes the Fund and its shareholders to the risk of loss of the Fund’s bitcoin, for which no person or entity is liable.

Risks Related to the Regulation of Bitcoin

●	Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin Network, or the digital asset markets generally.

●	The U.S. federal income tax treatment of transactions in digital assets is unclear.

Risks Related to Carbon Credit Futures and the Fund’s Status as a Commodity Pool

●	There is no assurance that cap-and-trade regimes will continue to exist. New technologies may arise that diminish or eliminate the need for cap-and-trade markets. Emissions limits allocations may not properly reflect the amount needed for a stable price of credits, which can lead to large price volatility.

●	Legislative or regulatory changes may impact the operation of the Fund, the regulation and enforcement of cap-and-trade regimes, the competitive landscape and/or market behavior regarding cap-and-trade regimes. New regulation relating to cap-and-trade markets may arise, which could negatively impact the value underlying carbon credits, the liquidity of said markets and the Fund.

●	Investments in commodity-linked derivatives, such as Carbon Credit Futures, involve risks that are greater than, and different from, investing directly in the referenced commodity. Commodity-linked derivatives may also be subject to greater price volatility than the underlying reference asset.

●	The Fund obtains exposure to Carbon Credit Futures with multiple geographic focuses, and accordingly is subjected to the accompanying geographic risks. The Fund may also experience risks related to the energy, agriculture and metal sectors, among others, in connection with its exposure to Carbon Credit Futures.

●	In some cases, the near-month Carbon Credit Futures price will be lower than the next month’s contract prices (i.e., “contango”). In the event of a prolonged period of contango, and absent the impact of rising or falling prices of the underlying carbon credit, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund.

●	Position limits and margin requirements, among other limitations, may have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Index.

●	The Fund utilizes futures commission merchants (“FCMs”) to buy and sell its futures contracts. Volatility in the Carbon Credit Futures may lead its FCMs to impose risk mitigation procedures that could limit the Fund’s investment in Carbon Credit Futures beyond the accountability or position limits imposed by the futures contract exchange. An FCM could impose a financial ceiling on initial margin that could change and become more or less restrictive on the Fund’s activities depending upon a variety of conditions beyond the Sponsor’s control. If the Fund’s current FCMs were to impose position limits, or if any other FCM with which the Fund establishes a relationship in the future were to impose position limits, the Fund’s ability to meet its investment objective could be negatively impacted. The Fund continues to monitor and manage its existing relationships with its FCMs and will continue to seek additional relationships with FCMs as needed.

●	The Fund is deemed a “commodity pool” and is therefore subject to regulation under the CEA and CFTC rules. The Fund and the Sponsor, as the Fund’s CPO, is subject to additional laws, regulations and enforcement policies, all of which may affect the operations of the Fund.

●	Regulation in the commodity-linked derivatives markets is extensive and constantly changing. Future regulatory developments are impossible to predict, but may significantly and adversely affect the operations and value of the Fund.

Risks Related to the Index

●	The Index has a limited history. The Bitcoin Price could fail to track the global bitcoin price and a failure of the Bitcoin Price could adversely affect the value of Shares.

●	The price used by the Index to calculate the value of bitcoin may be volatile, which could adversely affect the value of Shares.

●	The Index price being used to determine the net asset value of the Fund may not be consistent with GAAP. To the extent the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Fund’s periodic financial statements may differ, and may differ significantly, from the Fund’s NAV determined using the pricing of the Index.

Risks Related to the Fund and the Shares

●	The Fund is new and an investment in the Fund may have more risks than an investment in an established, larger fund. Further, the Sponsor and its management have a limited history of operating investment vehicles like the Fund.

●	The Fund has a limited number of financial institutions that may act as Authorized Purchasers. If regulatory changes or interpretations of an Authorized Purchaser’s, the Fund’s or the Sponsor’s require the regulation of an Authorized Purchaser, the Fund or the sponsor as a money service business under the regulations promulgated by FinCen, an Authorized Purchaser, the Fund, or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or non-recurring expenses.

●	There are certain risks and tax considerations due to the Fund’s cash transactions for the creation and redemption processes.

●	Unanticipated difficulties with respect to the issuance or redemption of Baskets, including but not limited to the withdrawal of Authorized Purchasers, may impact the arbitrage mechanism intended to keep the trading price of Shares closely linked to its NAV and liquidity of the Shares may be adversely impacted.

●	Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Trust Agreement modifies and restricts the default fiduciary duties under the DSTA, which could permit them to favor their own interests to the detriment of the Fund and its Shareholders under Delaware law. That notwithstanding, the Sponsor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is subject to fiduciary duties in connection therewith.

Custody of the Fund’s Assets

The Fund’s assets will be split among three custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC (“Gemini” and the “Bitcoin Custodian”) for the Fund’s bitcoin holdings. Separately, U.S. Bank, N.A. (the “Non-Digital Custodian” and collectively with the Bitcoin Custodian, the “Custodians”) will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its investments in Carbon Credit Futures.

The Trust, on behalf of the Fund, has entered into a custodial services agreement with Gemini (the “Bitcoin Custody Agreement”), pursuant to which the Bitcoin Custodian will custody all of the Fund’s bitcoin. Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian establishes accounts that hold the bitcoins deposited with the Bitcoin Custodian on behalf of the Fund. The Fund has also entered into a custodial agreement with the Non-Digital Custodian (the “Non-Digital Custody Agreement”) pursuant to which the Non-Digital Custodian will custody the Fund’s investments in cash and cash equivalents in connection with the investments in the Carbon Credit Futures.

With respect to the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers, the Sponsor will retain discretion with respect to which of the Custodians and accompanying assets is selected to facilitate the respective order.

Custody of Bitcoin

The Fund is responsible for acquiring bitcoin from a Bitcoin Trading Counterparty. Once the bitcoin has been transferred to the applicable Bitcoin Custodian, it will be stored pursuant to the terms of the applicable Bitcoin Custody Agreement.

Bitcoin private keys are stored in two different forms: “hot” storage, whereby the private keys are stored on secure, internet-connected devices (a “hot wallet”), and “cold” storage, where digital currency private keys are stored completely offline. The Bitcoin Custody Agreement requires the Bitcoin Custodian to hold the Fund’s bitcoin in cold storage, unless required to facilitate withdrawals as a temporary measure. The Bitcoin Custodian will use segregated cold storage bitcoin addresses for the Fund which are separate from the bitcoin addresses that the Bitcoin Custodian uses for its other customers and which are directly verifiable via the Bitcoin Blockchain. The Bitcoin Custodian will at all times record and identify in its books and records that such bitcoins constitute the property of the Fund. The Bitcoin Custodian will not withdraw the Fund’s bitcoin from the Fund’s account with the Bitcoin Custodian, or loan, hypothecate, pledge or otherwise encumber the Fund’s bitcoin, without the Fund’s instruction.

The Sponsor has evaluated the Bitcoin Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Fund’s bitcoin holdings and believes these are designed consistent with accepted industry practices to protect against theft, loss, and unauthorized and accidental use of the private keys. Notwithstanding the Sponsor’s evaluation, the Sponsor does not control the Bitcoin Custodian’s operations or implementation of such policies, procedures and controls and there can be no assurance that they will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage.

While the Bitcoin Custodian carries insurance, its insurance does not cover any loss in value of bitcoin and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Fund. The insurance maintained by the Bitcoin Custodian is shared among all of the Bitcoin Custodian’s customers, is not specific to the Fund or to any customers holding bitcoin with the Bitcoin Custodian, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

Custody Relating to the Carbon Credit Futures

The Fund will maintain an investment in Carbon Credit Futures, the notional amount of which will match the exposure of the Index. At any given time, however, most of the Fund’s investments are in cash and cash equivalents that support the Fund’s positions in the Carbon Credit Futures. Instead of depositing the entirety of the notional amount of the Carbon Credit Futures contracts with the FCM, the Fund posts a margin deposit, approximately 10% to 20% of the notional amount, with the FCM. To secure its Carbon Credit Futures obligations, the Fund deposits the required margin with the FCM and separately holds its remaining assets through the Non-Digital Custodian, specifically in cash or cash equivalents. Cash equivalents shall mean such investments that, in the view of the Sponsor, are of high credit quality and liquidity and can be converted to cash quickly. Such investments shall include: (a) cash; (b) debt securities issued or directly or indirectly fully guaranteed or insured by the United States or any agency or instrumentality thereof (such as U.S. Treasury Bills); (c) commercial paper or finance company paper of sufficient credit quality in the view of the Sponsor; or (d) money market mutual funds. Additionally, the Fund will use spot market or foreign exchange forwards and customary foreign exchange hedging instruments to seek to remove its foreign currency exposure. Such remaining assets may be used to meet future margin payments the Fund may be required to make on its Carbon Credit Futures. The Fund earns interest and other income from the cash equivalents that it purchases, and on the cash, it holds through the Custodian or other financial institutions. The earned interest and other income increase the Fund’s NAV. The Fund applies the earned interest and other income to the acquisition of additional investments or uses it to pay its expenses. When the Fund reinvests the earned interest and other income, it makes investments that are consistent with its investment objectives.

Trust Structure

The Trust is a Delaware statutory trust, organized on February 10, 2023, that operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement between the Sponsor and the Trustee (the “Trust Agreement”). The Trust is governed by the provisions of the Trust Agreement. The Fund is a series of the Trust. Each Share of the Fund represents a fractional undivided beneficial interest in the net assets of the Fund. The Trust’s Sponsor is Tidal Investments LLC, a Delaware limited liability company. The Shares are not obligations of, and are not guaranteed by, the Sponsor or any of its subsidiaries or affiliates. Under the Delaware Limited Liability Company Act and the governing documents of the Trust, the Sponsor is not responsible for the debts, obligations and liabilities of the Trust solely by reason of being the Sponsor; provided that the Sponsor has assumed responsibility for the payment of certain Fund expenses.

The Sponsor arranged for the creation of the Trust and the establishment of its series, the Fund, and is arranging for the registration of the Shares for their public offering in the United States (“U.S.”) and their listing on the Exchange. The Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Trustee’s fee payable under the Trust Agreement, the Custodians Fees (as defined herein), the Transfer Agent Fee (as defined herein), the Marketing Fee (as defined herein), applicable license fees, including the licensing fees related to the Index License Agreement (as defined herein), the Administrator Fee (as defined herein), fees and expenses related to trading of Shares on the Exchange (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. The Sponsor also paid the costs of the Trust’s organization.

As interests in a Delaware statutory trust, the Shares do not possess the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). Shareholders have no voting rights except as expressly provided in the Trust Agreement.

The general role, responsibilities and regulation of the Sponsor, Trustee, Administrator, and Custodians are further described on pages [•], [•], [•], [•] and [•], respectively. Detailed descriptions of certain specific rights and duties of the Sponsor, Trustee, Administrator, and Custodians begin on page [•].

Emerging Growth Company and Smaller Reporting Company Status

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Fund is an emerging growth company, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

Under the JOBS Act, the Fund will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year during which the Fund has total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which the Fund has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which the Fund is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Fund is choosing to “opt out” of such extended transition period, and as a result, the Fund will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that the Fund’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

U.S. Federal Income Tax Considerations

The Fund, as a series of the Trust, will be classified as a corporation for U.S. federal income tax purposes. As a result, the Fund will be obligated to pay applicable U.S. federal and state corporate income taxes on its taxable income. See discussion under “Material U.S. Federal Income Tax Consequences” below.

Breakeven Amounts

The Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” The breakeven analysis is an approximation only and assumes a constant month-end. The return that the Fund would need to achieve during one-year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments is 0.16% or $0.04. For purposes of this breakeven analysis, an initial selling price of $25.00 per Share, is assumed. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether the Fund will break even at the end of the first twelve months of an investment or during any other period. See “Charges—Breakeven Analysis” for more detailed information.

Defined Terms

For a glossary of defined terms, see the “Glossary of Defined Terms” herein.

Principal Offices

The Fund is a series of the Trust. The principal office and telephone number of the Trust and the Sponsor is located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, and is (844)-986-7700.

THE OFFERING

Shares offered by the Fund:	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Fund.
Use of Proceeds:	The proceeds of offering the Shares received by the Fund consist of cash, which will be invested in accordance with the Fund’s investment objective and strategies described herein.
NYSE Symbol:	BTCK
CUSIP:	[ ]
Net Asset Value

As described in more detail below in “Calculation of NAV” “NAV” means the total assets of the Fund, less any liabilities of the Fund. Included in the assets of the Fund are its investments in bitcoin and the value of the Fund’s futures contracts. The Fund’s NAV on a per Share basis is determined as of the earlier of the close of the Exchange or 4:00 p.m. (ET) on each day that the Exchange is open for trading.

The Fund values bitcoin using the same methodology as the Bitcoin Price. Digital asset trading platforms meeting the criteria set out by Vinter are used as the basis for which Vinter determines the value of bitcoin. Vinter reviews the spot price on all eligible exchanges at 4:00 p.m. eastern and values bitcoin as the median spot price amongst eligible exchanges. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin.

In order to provide updated information relating to the Fund for use by Shareholders and market professionals, an updated intraday indicative value (“IIV”) will be calculated and disseminated each trading day. The IIV will be calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s assets. ICE Data Indices, LLC calculates and disseminates the IIV approximately every 15 seconds. IIV should not be viewed as an actual real time update of the NAV of the Fund.

Creation and Redemption:

The Fund issues Shares on an ongoing basis, but only in one or more whole Baskets. The Fund also intends to redeem Shares in Baskets on an ongoing basis from Authorized Purchasers (defined below).

While investors will purchase and sell Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of [10,000] Shares (“Creation Baskets”) at their NAV to certain parties who have entered into an agreement with the Sponsor and the Administrator (“Authorized Purchasers”). The Fund issues and redeems Baskets each day that the Exchange is open for regular trading.

The creation and redemption of Baskets requires the delivery of the cash equivalent of the NAV of the aggregate Shares comprising the Basket. Authorized Purchasers, in turn, may sell such Shares received from a Creation Basket on the exchange at the trading price of the Shares on the Exchange. Shares may trade in the secondary market at prices that are lower (a discount) or higher (a premium) than the NAV per Share. See “Description of Creation and Redemption of Shares” for additional information regarding the Fund’s procedures regarding the issuance and redemption of Baskets.

Fund expenses:

The Fund’s primary ordinary recurring expense is expected to be the remuneration due to the Sponsor (the “Management Fee”). The Management Fee will be in an amount equal to 0.68% per annum of the daily NAV of the Trust. The Management Fee accrues daily and payments of the Management Fee will occur monthly in arrears.

The Management Fee is paid by the Fund to the Sponsor as compensation for services performed under the Trust Agreement, including the management of the Fund’s business and affairs. The Sponsor has agreed to pay certain operating expenses of the Fund (except for litigation expenses and other extraordinary expenses) out of the Management Fee. The Fund pays all other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool. [The Fund bears other transaction costs related to the FCM capital requirements on a monthly basis]. The Fund may also incur certain extraordinary, non-recurring expenses and indemnification expenses that are not contractually assumed by the Sponsor. See “Expenses” for additional information.

The Sponsor from time to time may sell bitcoin, which may be facilitated by the Bitcoin Custodian, in such quantity as is necessary to permit payment of the Management Fee and may also sell bitcoin, in such quantities as may be necessary to permit the payment of Fund expenses and liabilities not assumed by the Sponsor. To the extent the Sponsor sells bitcoin to permit payment of the Management Fee or other Fund expenses and liabilities not assumed by the Sponsor, the amount of bitcoin held by the Fund will decline over time.

Incidental Rights/IR Virtual Currency

From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than bitcoin) or other asset or right, which rights are incident to the Fund’s ownership of bitcoins and arise without any action of the Fund, or of the Sponsor or Delaware Trustee on behalf of the Fund (“Incidental Rights”) and/or virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of bitcoins, generally through a fork in the Bitcoin blockchain, an airdrop offered to holders of bitcoins or other similar event.

With respect to a fork, airdrop or similar event, the Sponsor will cause the Fund to permanently and irrevocably abandon the Incidental Rights and IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to Depository Trust Company (“DTC”) or distribute the Incidental Rights or IR Virtual Currency in-kind to the DTC. Because the Fund will abandon any Incidental Rights and IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “Risk Factors—Risks Related to Bitcoin, the Bitcoin Network, and Bitcoin Trading Markets— A temporary or permanent “fork” could adversely affect an investment in the Fund. Additionally, the Fund may not receive the benefit of any forks or “airdrops”. “

Inter-Series Limitation on Liability	While the Fund is a separate series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series would be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.
Termination events:

The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding Shares of the Trust, voting together as a single class, to dissolve the Trust subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act; and (8) the DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor in accordance with the policy approved by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

See “Additional Information About the Trust—Description of the Trust Agreement—Termination of the Trust” for additional information.
Authorized Purchasers:

Baskets may be created or redeemed only by Authorized Purchasers. Each Authorized Purchaser must: (i) be a registered broker-dealer; and (ii) have entered into an Authorized Purchaser Agreement with the Sponsor and the Administrator. The Authorized Purchaser Agreement provides the procedures for the issuance and redemption of Baskets. See “Description of Creation and Redemption of Shares” for additional information.

The Trust has engaged Jane Street Capital, LLC, Citadel Securities LLC and Goldman Sachs & Co. LLC, as Authorized Purchasers. Additional Authorized Purchasers may be added at any time, subject to the discretion of the Sponsor.

Clearance and settlement:	Individual certificates are not issued for the Shares. Rather, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with the DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book-entry system. Accordingly, Shareholders are limited to: (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such DTC purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes thereto.

Risks Related to Bitcoin, the Bitcoin Network, and Bitcoin Trading Markets

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose significant value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Over the course of 2023 and 2024, bitcoin prices have continued to exhibit extreme volatility. The price of bitcoin reached new all-time highs in November 2024.

Extreme volatility may persist and the portion of the Shares’ value that is tied to bitcoin may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Fund, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose a material amount of their value.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares in part depends on the acceptance of bitcoin.

The Bitcoin Network was first launched in 2009 and bitcoin was the first cryptographic digital assets created to gain global adoption and critical mass. Although the Bitcoin Network is the most established digital asset network, the Bitcoin Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the price of bitcoin and therefore the value of Shares:

●	Bitcoin has only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from digital asset exchanges, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. As a result, the prices of bitcoin may be primarily determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Fund from being able to complete the timely liquidation of bitcoin and withdrawal of bitcoin from the Bitcoin Custodian even if the Sponsor determined that such liquidation were appropriate or suitable.

●	Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, such as the Bitcoin Network, and exchanges or businesses that facilitate transactions in bitcoin may be at an increased risk of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin Network.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin Blockchain.

Digital assets such as bitcoin were only introduced within the past 15 years, and the value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the roleplayed by users, developers and miners and the potential for malicious activity.

Digital asset networks, including the Bitcoin Network and associated Bitcoin Blockchain and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin Network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin Network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, would impact their value.

●	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin Network, could result in a “fork” in such network’s blockchain, including the Bitcoin Blockchain, resulting in the operation of multiple separate networks.

●	Governance of the Bitcoin Network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin Network, which may stymie the Bitcoin Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin Network, especially long-term problems.

●	Over the past decade, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of bitcoin mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of bitcoin, or if bitcoin mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), bitcoin miners are more likely to immediately sell more bitcoin than they otherwise would, resulting in an increase in liquid supply of bitcoin, which would generally tend to reduce bitcoin’s market price.

●	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin Blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●	Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

●	Many digital asset networks, including the Bitcoin Network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Bitcoin Network and to the value of bitcoin.

●	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin Network could damage that network.

●	Previously, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin Network or take the Fund’s bitcoin, which would adversely affect the value of the Shares. Moreover, functionality of the Bitcoin Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

The open-source structure of the Bitcoin Network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin Network protocol. A failure to properly monitor and upgrade the Bitcoin Network protocol could damage the Bitcoin Network and adversely impact the Fund.

The Bitcoin Network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As bitcoin is rewarded solely for mining activity and are not sold to raise capital for the Bitcoin Network, and the Bitcoin Network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin Network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin Network protocol. Although the Bitcoin Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, investments in bitcoin, such as the Fund’s, may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Bitcoin Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin Network has been, at times, at capacity, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the Bitcoin Blockchain, caused transaction fees to temporarily spike above $30 per transaction. As of December 31, 2023, bitcoin transaction fees were $4.45 per transaction, on average, over a one-year trailing basis.

Average fees and settlement times may also increase when the number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. The current fixed reward for solving a new block is 6.25 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016 and 12.5 in May 2020. The most recent halving occurred in April 2024 and the next estimated halving is expected to occur in 2028.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin Network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Bitcoin Network to not adequately resolve scaling challenges and adversely impact the adoption of bitcoin as a medium of exchange. Such impact may adversely impact the value of bitcoin and the value of Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect the value of the Fund’s Shares.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining” which involves the collection of a reward of new bitcoin. As of the date of this prospectus, the Bitcoin Network creates 6.25 bitcoin with each block added to the Blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the market. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and digital assets market prices. Bitcoin miners use specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of computational power being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin Network may experience a temporary slowdown and the overall security of the Bitcoin Network may be reduced. Bitcoin mining consumes large amounts of electricity, and many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change and/or country-specific or global climate change regulations that cap or ban energy usage may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners. Such events could have an impact on the price of bitcoin and the performance of the Fund.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin Network.

In addition to the reward of new bitcoin, Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transactions recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to either wait for their transaction to be included in a block by a miner not requiring such transaction fees or require users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact the value of bitcoin and the value of Shares, as well as the ability of the Fund to operate.

If the number of outstanding transactions yet to be recorded in the Blockchain (commonly referred to as “transactions in the mempool”) are significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would further incentivize higher fees paid to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. An extended period of large numbers of transactions in the mempool could result from high levels of use of the Bitcoin Network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transactions in the mempool may adversely impact the value of the Shares or the ability of the Fund to operate.

Additionally, the reward for successful mining transactions (also known as the “block reward”) will decrease over time. In May 2020, the block reward was reduced from 12.5 to 6.25 bitcoin, and will further be reduced by half approximately every four years (e.g., to 3.125 bitcoin in 2024). As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees are too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin Network or expose the Bitcoin Network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin Network, reducing the confidence in and security of the Blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin Network may adversely impact the Shares.

A temporary or permanent “fork” could adversely affect an investment in the Fund. Additionally, the Fund may not receive the benefit of any forks or “airdrops”.

The Bitcoin Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of Shares.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital assets that rely on proof-of-work more susceptible to attack.

A hard fork may adversely affect the price of bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Fund’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of Shares.

A future fork in the Bitcoin Network could adversely affect the portion of the Shares’ value that is tied to bitcoin or the ability of the Fund to operate.

As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed its Merge, moving from a proof-of-work model to a proof-of-stake model. Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network which resulted in the Ethereum proof-of-work network. Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of- stake consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory, or other risks for the Fund, the Sponsor, the Bitcoin Custodian, Authorized Purchasers or other entities.

An “Incidental Right” is the right to receive any benefit of a fork, airdrop or similar event, and any such virtual currency (other than bitcoin) acquired through an Incidental Right is an “IR Virtual Currency.” With respect to a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency. In the event the Fund seeks to change its policy with respect to the Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange would seek or obtain this approval, if at all. Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

Any inability to recognize the economic ability of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.

A hard fork could change the source code to the Bitcoin Network, including the 21 million bitcoin supply cap.

In principle a hard fork could change the source code for the Bitcoin Network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the portion of the Shares’ value that is tied to bitcoin.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of Shares.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin Network, is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Fund’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin Network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the portion of the Shares’ value that is tied to bitcoin as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, other service providers, Vinter, cryptocurrency exchanges, or other market participants on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Fund’s purposes, which may also adversely affect the value of Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Blockchain to adversely affect the value of Shares and/or the ability of the Fund to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new bitcoin or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such a malicious actor or botnet did not yield its control of the processing power on the Bitcoin Network or the bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin Network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious parties taking control of the Bitcoin Network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin Network may be located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset exchanges to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin Network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of Shares. Additionally, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, the risks of the Bitcoin Network becoming more centralized, and therefore more susceptible to malicious actor control, could increase.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Bitcoin Network will remain heightened. Additionally, to the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin Network, the risk that a malicious actor may be able to obtain control of the Bitcoin Network in this manner exists.

The Fund is subject to risks as a result of investing approximately 80% of its assets in a single asset: bitcoin. Any decreases in the value of bitcoin or disruption of the bitcoin trading markets, generally, will adversely impact the value of Shares. The Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund’s investment strategy includes the Fund concentrating 80% of its assets in bitcoin. Accordingly, the Fund’s holdings are not diversified. The Fund’s value is therefore more susceptible to adverse impacts to bitcoin than other, more diversified funds. Fluctuations in the price of bitcoin are expected to directly impact the value of Shares. The Fund’s NAV may be more volatile than an investment vehicle with a more broadly diversified portfolio and may experience significant fluctuations over either a short or long period of time.

80% of the Fund’s investments are in bitcoin, and the value of Shares will be significantly impacted by the value of bitcoin. Bitcoin’s value may be highly volatile and subject to fluctuations due to a number of factors.

80% of the value of the Fund is invested in bitcoin, and the value of Shares will be significantly impacted by the value of bitcoin. Fluctuations in the value of bitcoin could adversely, and significantly, affect the value of Shares. The market price of bitcoin may be highly volatile, and subject to a number of factors, including:

●	an increase in the global bitcoin supply or a decrease in global bitcoin demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset exchanges, which, in many cases, are largely unregulated or may be subject to manipulation;

●	the adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin Network, and their ability to meet user demands;

●	forks in the Bitcoin Network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset exchange rates;

●	consumer preferences and perceptions of bitcoin specifically and digital assets generally;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset exchanges;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

●	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset exchanges, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in bitcoin;

●	an active derivatives market for bitcoin or for digital assets generally;

●	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, such as a novel coronavirus outbreak;

●	fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled;

●	the maintenance, troubleshooting, and development of the Bitcoin Network including by miners and developers worldwide;

●	the ability for the Bitcoin Network to attract and retain miners to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Bitcoin Network and bitcoin transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset platforms;

●	interruptions in service from or closures or failures of major digital asset exchanges or their banking partners, or outages or system failures affecting the Bitcoin Network;

●	decreased confidence in digital assets and digital assets exchanges;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

●	the Fund’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Fund may acquire.

There is no assurance that bitcoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of bitcoin declines, the Shares’ value will also decline. The value of a bitcoin as represented by the Bitcoin Price may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could adversely affect the value of Shares.

Bitcoin ownership is concentrated in a small number of holders referred to as “Whales.”

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the portion of the Shares’ value that is tied to bitcoin.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of Shares.

Digital asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States engaging in a variety of manipulative or fraudulent activities. Nonetheless, any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

The bitcoin market globally and in the United States is not subject to the regulatory guardrails that exist in the regulated securities markets nor the safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on exchanges and prevent “flash crashes.” Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading, may not be available to or employed by digital asset exchanges, or may not exist at all. The effect of these could inflate volumes in the digital asset markets and/or cause distortions in price, which could adversely affect the Fund.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, in November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Negative perception, a lack of stability in the digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, failure or security breaches may reduce confidence in the Bitcoin Network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of one of the digital asset exchanges used in calculating the value of bitcoin by the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

The value of bitcoin may be subject to momentum pricing whereby the current bitcoin price may account for speculation regarding future appreciation in value. Momentum pricing with respect to bitcoin may result in greater volatility and adversely affect the value of Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making more volatile the price of bitcoin. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in the price of bitcoin, which could adversely affect the portion of the Shares’ value that is tied to bitcoin.

The Shares may trade at a discount or premium in the trading price relative to the Fund’s NAV on a per Share basis as a result of non-concurrent trading hours between the Exchange and the Bitcoin Platform Markets.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various Bitcoin Platforms, including those that represent components of the Index. While the Exchange is open for trading in the Shares for a limited period each day, the Bitcoin Platform Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Platform Market is not consistent throughout the day and Bitcoin Platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and distributed denial of service attacks (coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users) and other reasons. As a result, during periods when the Exchange is open but large Bitcoin Platforms (or a substantial number of smaller Bitcoin Platforms) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Fund’s Holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

If bitcoin prices on the Bitcoin Platform Market move negatively during hours when the Exchange is closed, trading prices on the Exchange may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various Bitcoin Platforms, including those that represent components of the Index. While the Exchange is open for trading in the Shares for a limited period each day, the Bitcoin Platform Market is a 24-hour marketplace. During periods when the Exchange is closed but Bitcoin Platforms are open, significant changes in the price of bitcoin on the Bitcoin Platform Market could result in a difference in performance between the value of bitcoin as measured by the Index and the most recent Holdings per Share or closing trading price. To the extent that the price of bitcoin on the Bitcoin Platform Market, and the value of bitcoin as measured in part by the Index, moves significantly in a negative direction after the close of the Exchange, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the Exchange reopens. To the extent that the price of bitcoin on the Bitcoin Platform Market drops significantly during hours the Exchange is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoin. Speculation on the price of bitcoin may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Purchasers dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the portion of the Shares’ value that is tied to bitcoin that are not directly correlated to the price of bitcoin.

Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could have a negative impact on the price of bitcoin and adversely affect the value of Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of November 30, 2024, bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. Despite this first to market advantage, as of November 30, 2024, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $3.41 trillion (including the approximately $1.91 trillion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin Network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin Network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Index and the portion of the Shares’ value that is tied to bitcoin.

The impact of geopolitical or economic events on the supply and demand for bitcoin is uncertain, but could motivate large-scale sales of bitcoin, which could result in a reduction in the Bitcoin Price and adversely affect the value of Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoin either globally or locally. Large-scale sales of bitcoin would result in a reduction in the Bitcoin Price and could adversely affect the portion of the Shares’ value that is tied to bitcoin.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect the value of Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2022, bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2022, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $870 billion (including the approximately $320 billion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Index and the portion of the Shares’ value that is tied to bitcoin.

Risks Related to the Custody of Bitcoin

Failure to safeguard and manage our digital assets could adversely impact the Fund’s business, operating results, and financial condition.

The Fund’s success and the success of its offerings requires significant public confidence in the Fund’s and its partners’ abilities to properly manage customers’ balances and handle large and growing transaction volumes and amounts of customer assets. In addition, the Fund is dependent on its partners’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these customer assets. Any failure by the Fund or its partners to maintain the necessary controls or to manage customer digital assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead customers to discontinue or reduce their use of the Fund’s and its partners’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact the Fund’s business, operating results, and financial condition.

The Bitcoin Custodian is responsible for the proper deposit, transfer, and custody of digital assets in multiple jurisdictions. The Bitcoin Custodian is required to safeguard customers’ assets using bank-level security standards. The Fund’s security technology is designed to prevent, detect, and mitigate inappropriate access to its systems, by internal or external threats. The Fund believes the Bitcoin Custodian has developed and maintained administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to the Bitcoin Custodian’s policies, or others could circumvent these safeguards to improperly access the Fund’s systems or documents, or the systems or documents of its business partners, agents, or service providers, and improperly access, obtain, misuse digital assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Any security incident resulting in a compromise of customer assets could result in substantial costs to the Fund and require the Fund to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose the Fund to regulatory enforcement actions, including substantial fines, limit the Fund’s ability to provide services, subject the Fund to litigation, significant financial losses, damage the Fund’s reputation, and adversely affect the Fund’s business, operating results, financial condition, and cash flows.

The loss or destruction of a private key required to access bitcoin may be irreversible. The Bitcoin Custodian’s loss of access to a private key associated with the Fund’s bitcoin could adversely affect an investment in the Shares.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Fund’s bitcoin is collectively handled by the Bitcoin Custodian. If the internal procedures and controls of the Bitcoin Custodian are inadequate to safeguard the Fund’s bitcoin holdings, and the Fund’s private keys are lost, destroyed or otherwise compromised and no backup of the private keys is accessible, the Fund will be unable to access its bitcoin, which could adversely affect an investment in the Shares. In addition, if the Fund’s private keys are misappropriated and the Fund’s bitcoin holdings are stolen, the Fund could lose some or all of its bitcoin holdings, which could adversely impact the Fund.

Security threats to the Fund’s account at the Bitcoin Custodian could result in the halting of Fund operations and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Fund’s bitcoin held in the Fund’s account at the Bitcoin Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s bitcoin and will only become more appealing as the Fund’s assets grow. To the extent that the Fund, the Sponsor or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Fund’s bitcoin may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Fund, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Fund’s bitcoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin Custodian’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Fund’s account at the Bitcoin Custodian, the relevant private keys (and therefore bitcoin) or other data or property of the Fund. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Bitcoin Custodian to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Bitcoin Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Fund’s account at the Bitcoin Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, resulting in a reduction or destruction in the value of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible, and the Fund may not be capable of seeking compensation for any such transfer or theft. Although the Fund’s transfers of bitcoin will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Fund’s bitcoin could be transferred from the Bitcoin Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

To the extent that the Fund is unable to seek a corrective transaction with a third-party recipient of an unauthorized or incorrect transaction or is incapable of identifying the third party which has received the Fund’s bitcoin through error or theft, the Fund will be unable to revert or otherwise recover incorrectly transferred bitcoin. The Fund will also be unable to convert or recover its bitcoin transferred to uncontrolled accounts. To the extent that the Fund is unable to seek redress for such error or theft, such loss could adversely affect the portion of the Shares’ value that is tied to bitcoin.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Trust Administrator, and Bitcoin Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s bitcoin for which no person or entity is liable.

The Fund is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, neither, Shareholders cannot be assured that the Bitcoin Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Fund’s bitcoins, or that sufficient insurance proceeds will be available to cover the Fund’s losses in full. The Bitcoin Custodian’s insurance may not cover the type of losses experienced by the Fund. Alternatively, the Fund may be forced to share such insurance proceeds with other clients or customers of the Bitcoin Custodian, which could reduce the amount of such proceeds that are available to the Fund. The Fund is not a named insured under the Bitcoin Custodian’s insurance policies, though the Bitcoin Custodian has represented to the Sponsor that the insurance covers customer losses, including losses suffered by the Fund, arising from specified events, including fraud, theft, and cyber-security breaches. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Bitcoin Custodian may be substantially lower than the assets of the Fund, or the amount of claims against the Bitcoin Custodian of all of the customers whose losses are covered by the Bitcoin Custodian’s insurance coverage. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Fund cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Fund’s digital assets.

Furthermore, under the Bitcoin Custody Agreement, the Bitcoin Custodian’s liability is limited in various ways, including that the Bitcoin Custodian cannot be held responsible for any failure or delay to act by the Bitcoin Custodian, its service providers, or its banks that is within the time limits permitted by the Bitcoin Custody Agreement, or that is caused by the Fund’s negligence or is required to comply with applicable laws and regulations. The Bitcoin Custodian is not liable for any System Failure or Downtime (both as defined in the Bitcoin Custody Agreement), which prevents the Bitcoin Custodian from fulfilling its obligations under the Bitcoin Custody Agreement, provided that Bitcoin Custodian took reasonable care and used commercially reasonable efforts to prevent or limit such System Failures or Downtime and otherwise complied with the Bitcoin Custody Agreement. The Bitcoin Custody Agreement provides that “Downtime” means scheduled maintenance and a “System Failure” shall mean a failure of any computer hardware, software, computer systems, or telecommunications lines or devices used by the Bitcoin Custodian, or interruption, loss, or malfunction of utility, data center, Internet or network provider services used by the Bitcoin Custodian; provided, however, that a cybersecurity attack, data breach, hack, or other intrusion, or unauthorized disclosure by a third party, the Bitcoin Custodian, a service provider to the Bitcoin Custodian, or an agent or subcontractor of the Bitcoin Custodian, shall not be deemed a System Failure, to the extent such events or any losses arising therefrom are due to the Bitcoin Custodian’s failure to comply with its obligations under the Bitcoin Custody Agreement. The Bitcoin Custodian cannot be held responsible for any circumstances beyond the Bitcoin Custodian’s reasonable control, provided the Bitcoin Custodian took reasonable care and used commercially reasonable efforts in executing its responsibilities to the Fund pursuant to the Bitcoin Custody Agreement, which includes exercising the degree of care, diligence and skill that a prudent and competent professional provider of services similar to the custodial services would exercise in the circumstances, or such higher care where required by law or the Bitcoin Custody Agreement (collectively, the “Standard of Care”). The Bitcoin Custodian makes no guarantees regarding the Bitcoin network’s security, functionality, or availability, and will not be liable for or in connection with any acts, decisions, or omissions made by developers of the Bitcoin network. The Bitcoin Custodian is not liable for any losses or claims arising out of actions that are in the Fund’s control and related to the Fund’s use of the Bitcoin Custodian’s online platform, including but not limited to, the Fund’s failure to follow security protocols, the Bitcoin Custodian’s platform controls, improper instructions, failure to secure the Fund’s credentials from third parties, or anything else in the Fund’s control and is also not liable for any amount greater than the value of the assets on deposit in Fund’s account at the Bitcoin Custodian at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which shall be determined in accordance with the Chicago Mercantile Exchange Bitcoin Reference Rate or any successor thereto. The Bitcoin Custodian is not liable to the Fund (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special, punitive or consequential losses suffered or incurred by the Fund (whether or not any such losses were foreseeable). The Bitcoin Custodian is not liable to the Fund or anyone else for any loss or injury resulting directly or indirectly from any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Fund’s computer or other equipment, provided such malware did not originate from the Bitcoin Custodian or its agents. The Bitcoin Custody Agreement’s “Force Majeure” provision provides that the Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, or state of emergency; provided, however, that for the avoidance of doubt, the Bitcoin Custody Agreement’s Force Majeure provision shall not apply in respect of System Failures or Downtime, which are subject to other respective provisions of the Bitcoin Custody Agreement. The occurrence of an event described in the Force Majeure provision shall not affect the validity and enforceability of any remaining provisions of the Bitcoin Custody Agreement.

In the event of potential losses incurred by the Fund as a result of the Bitcoin Custodian losing control of the Fund’s bitcoins or failing to properly execute instructions on behalf of the Fund, the Bitcoin Custodian’s liability with respect to the Fund will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses. Furthermore, the insurance maintained by the Bitcoin Custodian may be insufficient to cover its liabilities to the Fund. Both the Fund and the Bitcoin Custodian are required to indemnify each other under certain circumstances.

Subject to the Force Majeure provision and as limited by the limitations of liability in the Bitcoin Custody Agreement, the Bitcoin Custodian shall be liable to the Fund for the Loss (defined below) of any of the Fund’s bitcoin or fiat currency to the extent that such Loss was caused by the negligence, fraud, willful or reckless misconduct of the Bitcoin Custodian or breach by the Bitcoin Custodian of its Standard of Care. The Bitcoin Custody Agreement provides that “Loss” means if, at any time the Fund’s Bitcoin Account or Fiat Account, as applicable, does not hold the bitcoin or fiat currency that had been (1) received by Bitcoin Custodian in connection with the Fund’s Bitcoin Account or Fiat Account pursuant to the Bitcoin Custody Agreement, or (2) duly sent to the Bitcoin Custodian by the Fund or Authorized Participants in connection with the Fund’s Bitcoin Account pursuant to the Bitcoin Custody Agreement but not received because of a failure caused by the Bitcoin Custodian. The Bitcoin Custody Agreement provides that “Loss” shall include situations where the Bitcoin Custodian fails to execute a valid withdrawal request, bitcoin are withdrawn from the Fund’s Bitcoin Account other than pursuant to a withdrawal request, or the Fund is not able to timely withdraw bitcoin from the Bitcoin Account pursuant to a withdrawal request, in each case due to a failure caused by the Bitcoin Custodian; provided, however, that the Bitcoin Custodian’s failure to permit timely withdrawals because it has determined that it cannot do so due to the requirements of applicable laws and regulations or because of the operation of its fraud detection controls shall not be considered a Loss, provided the Bitcoin Custodian is acting reasonably and in good faith. The Bitcoin Custody Agreement provides that should a Loss of the Fund’s bitcoin or fiat currency due to the negligence, fraud, willful or reckless misconduct of the Bitcoin Custodian or a breach by the Bitcoin Custodian of its Standard of Care occur, the Bitcoin Custodian will, as soon as practicable, return to the Fund a quantity of the same digital asset that is equal to the quantity of digital assets involved in the Loss, or return to the Fund a quantity of the same fiat currency that is equal to the quantity of fiat currency involved in the Loss (if the Loss involved the Fiat Account). However, the Fund does not control the Bitcoin Custodian and cannot guarantee that the Bitcoin Custodian will perform its obligations to the Fund under the Bitcoin Custody Agreement, in a timely manner or at all. The Bitcoin Custody Agreement provides that (i) the Bitcoin Custodian does not own or control the underlying software protocols of networks which govern the operation of digital assets (including the Bitcoin Blockchain), (ii) the Bitcoin Custodian makes no guarantees regarding their security, functionality, or availability, and (iii) in no event shall the Bitcoin Custodian be liable for or in connection with any acts, decisions, or omissions made by developers or promoters of digital assets, including bitcoin.

Similarly, under the Clearing Agreement, the Bitcoin Custodian’s liability in connection with the Clearing Services is limited as follows, among others: the Bitcoin Custodian does not have any responsibility for any sale or purchase of bitcoin for cash to a Liquidity Provider through the Clearing Services (such a transaction, a “Clearing Transaction”), other than as specifically identified in the Clearing Agreement. The Bitcoin Custodian may rely upon, without liability on its part, any clearing request submitted through Gemini’s platform. Absent gross negligence, willful misconduct or fraud, the Bitcoin Custodian shall not be liable for any loss resulting from a clearing request or the use of Clearing Services. Validation and confirmation procedures used by Gemini are designed only to verify the source of clearing requests and that each party has met its respective obligations in respect of a clearing request and not to detect errors in the content of a clearing request or to prevent duplicate clearing requests. The Fund is responsible for losses resulting from clearing requests provided by it and for any errors made by or on behalf of the Fund, any errors resulting, directly or indirectly, from fraud or the duplication of any clearing request by or on behalf of the Fund, or any losses resulting from the malfunctioning of any devices used by the Fund or loss or compromise of credentials used by the Fund to deliver clearing requests. The Bitcoin Custodian may reject, refuse to settle or otherwise not complete any request to settle a bitcoin transaction through the Clearing Services for any reason necessary to comply with applicable laws and regulations or in connection with its fraud or other compliance controls and systems, and the Bitcoin Custodian shall have no liability whatsoever to the Fund, any transaction counterparty or any other party in connection with or arising out of the Bitcoin Custodian rejecting, refusing or otherwise not completing the settlement of a transaction through the Clearing Services. The Bitcoin Custodian will not settle transactions through the Clearing Services: (i) if either party to a Clearing Transaction has not fully funded its accounts held with the Bitcoin Custodian and used in connection with the Clearing Services (in the Fund’s case, the Clearing Account and Fiat Account), as applicable, with the required fiat currency amount or bitcoin amount, as applicable, prior to the agreed expiration time; (ii) if either party to a Clearing Transaction has not confirmed its acceptance of the clearing request to the Bitcoin Custodian prior to the agreed expiration time; (iii) if either party to a transaction is not a Gemini customer; or (iv) for any other reason as determined by the Bitcoin Custodian in its sole discretion to comply with applicable laws and regulation or in connection with the Bitcoin Custodian’s fraud or other compliance controls and systems. Although the Bitcoin Custodian has represented to the Sponsor that Clearing Transactions ordinarily settle automatically within minutes once the bitcoin and cash have been funded by both the Fund and the Liquidity Provider in their respective accounts at the Bitcoin Custodian used in connection with the Clearing Services (in the Fund’s case, the Clearing Account and Fiat Account), the Bitcoin Custodian is not required by the Clearing Agreement to settle the Clearing Transaction that quickly. These and the other limitations on the Bitcoin Custodian’s liability may allow it to avoid liability for potential losses, even if the Bitcoin Custodian directly caused such losses.

The Clearing Agreement provides that it is subject to Gemini’s User Agreement. Pursuant to Gemini’s User Agreement, Gemini agrees to take reasonable care and use commercially reasonable efforts in executing Gemini’s responsibilities to the Fund pursuant to the User Agreement, or such higher care where required by law or as specified by the User Agreement. Gemini uses commercially reasonable efforts to provide the Fund with a reliable and secure platform. From time to time, interruptions, errors or other deficiencies in service may occur due to a variety of factors, some of which are outside of our control. These factors can contribute to delays, errors in service, or system outages, creating difficulties in accessing the Fund’s account, withdrawing fiat currency or bitcoin, depositing fiat currency or bitcoin, and/or placing and/or canceling orders.

Under the User Agreement, Gemini is not liable for any delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition, whether or not foreseeable, beyond Gemini’s reasonable control, including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, state of emergency or interruption, loss, or malfunction of equipment or utility, communications, computer (hardware or software), Internet or network provider services.

Except to the extent required by law, Gemini is not liable under the User Agreement, whether in contract or tort, for any punitive, special, indirect, consequential, incidental, or similar damages, including lost trading or other profits, diminution in asset value, or lost business opportunities (even if Gemini have been advised of the possibility thereof) in connection with the transactions subject to the User Agreement. Gemini’s total liability for breach of the User Agreement shall be limited by the value of any of the Fund’s allegedly lost fiat currency and digital assets in the custody of Gemini at the time of loss. Under the User Agreement Gemini is not liable for delays or interruptions in service caused by automated or other compliance checks or for other reasonable delays or interruptions in service, by definition to include any delay or interruption shorter than one week, or delays or interruptions in service beyond the control of Gemini or its service providers. The limitation on liability under the User Agreement includes, but is not limited to any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Fund’s computer or other equipment, or any phishing, spoofing, domain typosquatting, or other attacks, failure of mechanical or electronic equipment or communication lines, telephone or other interconnect problems (e.g., you cannot access your internet service provider), unauthorized access, theft, operator errors, strikes or other labor problems, or any force majeure. Gemini does not guarantee continuous, uninterrupted, or secure access to Gemini. Gemini is not responsible for any failure or delay to act by any Gemini service provider, including Gemini’s banks, or any other participant that is within the time limits permitted by the User Agreement or prescribed by law, or that is caused by the Fund’s negligence.

Under the User Agreement, Gemini is not responsible for any “System Failure” (defined as a failure of any computer hardware or software used by Gemini, a Gemini service provider, or any telecommunications lines or devices used by Gemini or a Gemini service provider), or scheduled or unscheduled maintenance or downtime, which prevents Gemini from fulfilling its obligations under the User Agreement, provided that Gemini used commercially reasonable efforts to prevent or limit such System Failures, or downtime. Gemini cannot be held responsible for any other circumstances beyond Gemini’s reasonable control.

Moreover, in the event of an insolvency or bankruptcy of the Bitcoin Custodian in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian in the virtual currency industry, there is a risk that customers’ assets – including the Fund’s assets – may be considered the property of the bankruptcy estate of the Bitcoin Custodian, and customers – including the Fund – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Bitcoin Custody Agreement contains an agreement by the parties to treat the bitcoin credited to the Fund’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Bitcoin Custodian will serve as fiduciary and custodian on the Fund’s behalf. It is possible that a court would not treat custodied digital assets as part of the Bitcoin Custodian’s general estate in the event the Bitcoin Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. In the case of the Clearing Account, because it is an omnibus account in which the assets of multiple customers – including the Fund’s assets – are held together, it is likely the Fund would be treated as a general unsecured creditor in respect of the Clearing Account held with the Bitcoin Custodian in the event of the Bitcoin Custodian’s insolvency. The Clearing Agreement does not contain an Article 8 opt-in. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the Fund, then the Fund would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Fund could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares.

Under the Fund Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian, absent gross negligence or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Fund Agreement, as the case may be. As a result, the recourse of the Fund or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Fund’s other service providers for the services they provide to the Fund, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Fund, or the obligations or liabilities of any service provider to the Fund, including, without limitation, the Bitcoin Custodian. Consequently, a loss may be suffered with respect to the Fund’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Fund or the Shareholders, under applicable law, is limited.

Risks Related to the Regulation of Bitcoin

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin Network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares, the portion of the Shares’ value that is tied to bitcoin, or the ability of the Fund to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other more recent developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. The Fund cannot predict how these and other related events will affect it or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

In June 2023, the SEC filed lawsuits against Coinbase and Binance, two large U.S. digital asset trading platforms, alleging that Coinbase and Binance had been operating as unregistered securities exchanges, brokers and clearing agencies in violation of U.S. federal securities laws. While the SEC has not alleged that bitcoin is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. However, the SEC has recently faced setbacks in U.S. courts in its attempt to regulate the digital asset markets. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based ETPs. Nonetheless, until the SEC’s numerous actions against digital asset market participants are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering (“AML”) regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business, or “MSB,” and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate AML program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with AML regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the digital asset markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with AML, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

A determination that bitcoin or any other digital asset is a “security” may adversely affect the value of bitcoin and the portion of the Shares’ value that is tied to bitcoin, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC indicate that the SEC does not consider bitcoin to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether bitcoin is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws. Finally, the Sponsor discusses the security status of bitcoin with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in determining that bitcoin is not a security in light of the uncertainties inherent in the Howey and Reves tests. However, because of these uncertainties, the Sponsor acknowledges that bitcoin may in the future be found by the SEC or a federal court to be a security notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may dissolve the Fund if the Sponsor determines bitcoin is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, for so long as the Sponsor believes there to be good faith grounds to conclude that the Fund’s bitcoin is not a security, the Sponsor does not intend to dissolve the Fund on the basis that bitcoin could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that bitcoin is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of Bitcoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars.

For example, in 2020 the SEC filed a complaint against the promoters of XRP alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $100 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. The SEC’s action against XRP’s promoters underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if bitcoin is determined to be a security, the Fund could be considered an unregistered “investment company” under SEC rules, which could necessitate the Fund’s liquidation. In this case, the Fund and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Fund under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Fund’s activities comply with applicable law, which could force the Sponsor to liquidate the Fund.

Moreover, whether or not the Sponsor or the Fund were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Fund, in order, if possible, to liquidate the Fund’s assets while a liquid market still exists. As a result, if the SEC or a federal court were to determine that bitcoin is a security, it is likely that the portion of the Shares’ value that is tied to bitcoin would decline significantly, and that the Fund itself would be terminated and, if practical, its assets liquidated.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Fund.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact the Bitcoin Network and bitcoin and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate.

Changes to current regulatory determinations of bitcoin’s status under federal or state securities laws, changes to regulations surrounding bitcoin futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin Network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of an investment in the Fund.

If the Bitcoin Network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in bitcoin could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of bitcoin and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Bitcoin Network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in bitcoin could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and bitcoin could be removed from digital asset trading platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Bitcoin Network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Bitcoin Network and/or adversely affect the price of bitcoin, the attractiveness of the Bitcoin Network and an investment in the Shares of the Trust.

The Fund and the Sponsor, acting on behalf of the Fund, directly interact with parties that are themselves subject to AML program requirements under the Bank Secrecy Act or similar laws.

The Authorized Purchasers are registered broker-dealers or financial institutions exempt from broker-dealer registration and therefore are subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA. In accordance with its regulatory obligations, the Authorized Purchasers conduct customer due diligence.

When the Fund and the Sponsor, acting on behalf of the Fund, buy, sell or deliver, as applicable, bitcoin, they transact directly with financial institution counterparties that are subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Fund will not hold any bitcoin except those that have been delivered by the Fund’s Bitcoin Trading Counterparties in connection with creation requests.

If the Sponsor, the Fund, or an Authorized Purchaser were nevertheless to transact with such a sanctioned entity, the Sponsor, the Fund, and such Authorized Purchaser would be at increased risk of potential criminal or civil lawsuits.

Risks Related to Carbon Credit Futures and the Fund’s Status as a Commodity Pool

The Fund is subjected to exposure to risks of futures contracts.

The primary risks associated with the use of futures contracts include: (a) an imperfect correlation between the change in market value of the reference asset and the price of the futures contract; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the inability to predict correctly the direction of market prices, interest rates, currency exchange rates and other economic factors; and (e) risks associated with the underlying asset. Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of markets, significant market volatility, and cause the value of Carbon Credit Futures to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

As a futures contract the Fund owns approaches its settlement date, the Fund may sell that futures contract and reinvest the proceeds in a similar contract with a more distant settlement date. This process is referred to as “rolling” a futures contract. The successful use of such a strategy depends upon the Sponsor’s skill and experience. Although the Fund will attempt to roll from an expiring futures contract to another contract to mirror that of the Index, the Fund nevertheless may incur a cost to “roll” the contract. In a commodity futures market where current month expiring contracts trade at a lower price than next month’s contract, a situation referred to as “contango,” absent the impact of the overall movement in commodity prices, the Fund may experience an adverse impact because it would be selling less expensive contracts and buying more expense contracts. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, there could be a significant negative impact on the Fund when it “rolls” its futures contract positions.

Futures contracts are subject to inherent leverage risk because they are typically secured by margin deposits representing a small percentage of a futures contract’s entire market value.

Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s entire market value. This feature creates the potential for commodity pools to “leverage” their assets by purchasing or selling futures contracts with an aggregate notional amount in excess of the commodity pool’s assets.

The Fund is subject to the risks associated with Commodity-Linked Derivatives.

The value of a commodity-linked derivative investment typically is based upon the price movements of a physical commodity and may be affected by changes in overall market movements, volatility of an index, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of debt securities.

The Fund’s usage of commodities derivatives investments involves additional, and potentially greater, risks of investing in the underlying asset directly.

The use of derivatives (including futures and forwards) involves risks different from, or possibly greater than, the risks of investing directly in the underlying commodity. These risks include, but are not limited to, leverage risk, liquidity risk, valuation risk, market risk, counterparty risk, and credit risk. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. There may be imperfect correlation between the derivative and that of the reference asset, resulting in unexpected returns that could materially adversely affect the Fund. Derivatives are also subject to additional risks such as operational risk, including settlement issues, and legal risk, including that underlying documentation is incomplete or ambiguous. Certain derivatives (such as swaps and options) are bi-lateral agreements that expose the Fund to counterparty risk. A counterparty (the other party to a transaction or an agreement or the party with which the Fund executes transactions) to a transaction with the Fund may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise honor its obligations. If the counterparty or its affiliate becomes insolvent, bankrupt or defaults on its payment obligations to the Fund, the value of an investment held by the Fund may decline. Additionally, if any collateral posted by the counterparty for the benefit of the Fund is insufficient or there are delays in the Fund’s ability to access such collateral, the Fund may not be able to achieve its investment objective. In addition, the Fund may enter into transactions with a limited number of counterparties, which may increase the Fund’s exposure to counterparty credit risk. Further, there is a risk that no suitable counterparties will be willing to enter into, or continue to enter into, transactions with the Fund and, as a result, the Fund may not be able to achieve its inverse investment objective or may decide to change its inverse investment objective.

Position limits and margin requirements, among other limitations, may have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Index.

If the Fund’s ability to obtain exposure to Carbon Credit Futures to mirror the exposure of the Index is disrupted for any reason, including but not limited to, limited liquidity in the Carbon Credit Futures markets, a disruption to the Carbon Credit Futures market, or as a result of margin requirements or position limits imposed by the Fund’s FCMs, the exchanges on which the Carbon Credit Futures trade, or the CFTC, the Fund would not be able to achieve its investment objective and may experience significant losses.

Position limits, accountability limits and dynamic price fluctuation limits may limit the Fund’s ability to invest the proceeds of Baskets in Carbon Credit Futures. As a result, when the Fund sells Baskets it may be limited in its ability to invest in Carbon Credit Futures. In such a case, the Fund may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Index.

Price fluctuation limits may contribute to a lack of liquidity and have a negative impact on Fund performance. During periods of market illiquidity, including periods of market disruption and volatility, it may be difficult or impossible for the Fund to buy or sell futures at desired prices or at all.

The Fund is subject to the regulatory risks associated with being a commodity pool.

Under regulations promulgated by the CFTC, the Fund is considered a commodity pool, and therefore is subject to regulation under the CEA and CFTC rules. The Sponsor is registered as a CPO and CTA and manages the investments of the Fund in accordance with its investment objective and strategies, as well as in accordance with CFTC rules. Commodity pools are subject to additional laws, regulations and enforcement policies, all of which may potentially increase compliance costs and may affect the operations and financial performance of the Fund. Additionally, positions in commodity-linked derivative instruments may have to be liquidated at disadvantageous times or prices to prevent the Fund from exceeding any applicable position limits established by the CFTC. Such actions may subject the Fund to substantial losses.

Registration of the Sponsor as a CPO imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund.

The Fund’s investment exposure to carbon credit futures contracts will cause it to be deemed to be a commodity pool, thereby subjecting the Fund to regulation under the CEA and CFTC regulations. The Sponsor is registered as a CPO and the Fund will be operated in accordance with applicable CFTC regulations. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund. For example, the Sponsor will be required to post certain documents on the Fund’s website, make periodic filings with the NFA, retain certain records, and implement certain policies and procedures.

The Fund is subject to risks associated with carbon emissions allowances and cap-and-trade regimes due to its investment in Carbon Credit Futures.

There is no assurance that cap-and-trade regimes will continue to exist. Cap-and-trade regimes were designed to attempt to put a cap on pollution by putting a price on carbon emissions, but the approach may not prove to be an effective method of reducing GHG emissions and or in achieving climate change objectives. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration. New technologies may arise that may diminish or eliminate the need for cap-and-trade markets. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affecting the Fund.

Cap-and-trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties regulated under the regime up to the total emissions cap. This allocation may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility and may impact the Fund. Depending upon the industries covered under the cap-and-trade regime, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions.

If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and may adversely impact the Fund.

Climate change regulations may change, which could cause loss in value of the carbon underlying the Carbon Credit Futures and the Carbon Credit Futures itself.

The Fund is subject to the risk that a change in law and related regulations will impact the way the Fund operates, increase the particular costs of the Fund’s operations and/or change the competitive landscape. Additional legislative or regulatory changes could occur that may materially and adversely affect the Fund.

Governments around the world are increasingly focused on enacting laws and regulations regarding climate change and regulation of GHGs. Lawmakers and regulators in the jurisdictions in the United States and Europe have proposed or enacted regulations requiring reporting of greenhouse gas emissions and the restriction thereof. In addition, efforts have been made and continue to be made in the international community toward the adoption of international treaties or protocols that would address global climate change issues and impose reductions of hydrocarbon-based fuels, and encouraging the implementation of net-zero GHG emission pledges.

In recent years, the U.S. Congress has considered legislation to reduce emissions of GHGs and has included climate change considerations in its funding bills. For example, the Inflation Reduction Act of 2022, which appropriates significant federal funding for renewable energy initiatives, was signed into law in August 2022 and could accelerate the transition away from fossil fuels. In November 2021, the Biden Administration released “The Long-Term Strategy of the United States: Pathways to Net-Zero Greenhouse Gas Emissions by 2050,” which establishes a roadmap to net zero emissions in the United States by 2050 through, among other things, improving energy efficiency, decarbonizing energy sources via electricity, hydrogen and sustainable biofuels, eliminating subsidies provided to the fossil fuel industry, reducing non-CO2 GHG emissions and increasing the emphasis on climate-related risks across government agencies and economic sectors.

At the international level, the United States re-entered the United Nations-sponsored “Paris Agreement,” a non-binding agreement for nations to limit their greenhouse gas emissions through individually determined reduction goals every five years after 2020, shortly after President Biden took office in February 2021. Then, in April 2021, President Biden announced a new, more rigorous nationally determined emissions reduction level of 50%-52% reduction from 2005 levels in economy-wide net GHG emissions by 2030. The international community has since gathered again in November 2021, November 2022, and December 2023 for the annual United Nations Climate Change Conference of the Parties, where the U.S., the European Union, and other partners announced reaffirmed their emissions reduction commitments and made further climate change goals. Most recently, the parties agreed to transition “away from fossil fuels in energy systems in a just, orderly and equitable manner” and increase renewable energy capacity so as to achieve net zero by 2050, although no timeline for doing so was set. The impacts of these orders, pledges, agreements and any legislation or regulation promulgated to fulfill the U.S.’s commitments under the Paris Agreement or other international conventions cannot be predicted at this time.

The proposed rules and initiatives addressing climate change described above are subject to intense political debate and their adoption or implementation will likely be impacted by the change in presidential administration resulting from the 2024 United States presidential election.

Regulatory risk related to changes in regulation and enforcement of cap-and-trade regimes could adversely affect market behavior. In addition, as cap-and-trade markets and carbon credit markets develop, new regulation with respect to these markets may arise, which could have a negative effect on the value and liquidity of the cap-and-trade markets and the Fund. For example, regulatory changes to the CCM or VCM regimes to which the Carbon Credit Futures are tied, including changes to target emission levels, the emission sources and greenhouse gases covered by the regime, the allowance allocation system, the ability to “bank” allowances for or “borrow” allowances from a future year, and the types of offsets permitted to lower the overall costs of meeting the emission cap, among others, could impact the cost of reducing emissions levels and, as a result, the cost of emissions credits and may adversely impact the Fund.

There is no assurance that CCM regimes will continue to exist.

There is no assurance that CCM regimes will continue to exist. Cap-and-trade regimes were designed to attempt to put a cap on pollution by putting a price on carbon emissions, but the approach may not prove to be an effective method of reduction in GHG emissions and or in achieving climate change objectives. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration. New technologies may arise that may diminish or eliminate the need for CCMs. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affect the Fund. Cap-and-trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties regulated under the regime up to the total emissions cap. This allocation may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility and may impact the Fund. Depending upon the industries covered under the CCM regime, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions. If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and may adversely impact the Fund.

The Fund is also exposed to the risks of the underlying commodity, the carbon credits, linked to the Carbon Credit Futures.

The value of a commodity-linked derivative investment typically is based upon the price movements of a physical commodity and may be affected by changes in overall market movements, volatility of an index, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of debt securities.

The Fund is exposed to multiple geographic risks due to obtaining exposure to carbon markets in multiple geographic regions through its exposure to the Carbon Credit Futures that comprise the Index.

The Fund’s investments are expected to be in various countries or regions and, therefore the Fund may be susceptible to adverse market, political, regulatory, and geographic events affecting that country, countries or region. Such geographic focus also may subject the Fund to a higher degree of volatility than a more geographically diversified fund.

●	European Union Risk. Because the Fund is exposed to carbon credits issued under the EU CEA cap-and-trade program, the Fund’s performance may be negatively impacted by factors affecting the European Union. The economies of the European Union are dependent to a significant extent on those of certain key trading partners, including China, the United States, and other European countries. A reduction in spending on products and services exported from the European Union, or volatility in the financial markets of member countries, may have an adverse impact on the broader European Union economy and could adversely affect the Fund. Separately, the European Union faces issues involving its membership, structure, procedures and policies. The United Kingdom (UK) officially withdrew from the European Union on January 31, 2020. The UK, European Union and broader global economy may still experience volatility in foreign exchange markets as a result of these events. The UK’s withdrawal may also destabilize some or all of the other European Union member countries and/or the Eurozone. The exit of additional member states from the European Union would subject its currency and banking system to increased risk and would likely result in increased volatility, illiquidity and potentially lower economic growth in the affected markets. Additionally, the reintroduction of national currencies in one or more European Union countries or the abandonment of the Euro as a currency could adversely affect the Fund.

●	California Risk. Because the Fund is exposed to carbon credits issued under the CCA cap-and-trade program, the Fund’s performance also may be negatively impacted by factors affecting California. For example, natural disasters may disrupt the local, state or regional economy or certain sectors of the economy and may impact the prices of such carbon credit futures. California’s budget and fiscal operations face certain structural impediments and rely on revenue sources which have been historically sensitive to the economic environment. California’s diverse economy is the largest in the United States and one of the largest in the world with major components including high technology, trade, entertainment, manufacturing, tourism, construction, agriculture and services. Any downturn in these sectors or related industries may adversely affect the economy of the state and the prices of such Carbon Credit Futures.

●	Eastern U.S. Risk. Because the Fund is exposed to carbon credits issued under the RGGI cap-and-trade program, the Fund’s performance also may be negatively impacted by factors affecting the Eastern region of the United States. For example, flooding, warming temperatures, and precipitation variability are growing challenges in the Eastern region of the United States and may disrupt the local, state, or regional economies of the Eastern states or certain sectors of those economies and may impact the prices of such carbon credit futures. The economies of the Eastern region of the United States are comprised of components including agriculture, tourism, professional services, and manufacturing. Any downturn in these sectors or related industries may adversely affect the economy of the Eastern region of the United States and the prices of such Carbon Credit Futures.

The Fund may experience risks related to the energy, agriculture and metal sectors associated with its trading in carbon credit futures contracts.

The market values of the companies in the energy, agriculture and metal sectors and industries are highly dependent on supply and demand resources, economic conditions, and technological advances among other factors. As a result, these sectors and industries can be volatile segments of the market. Companies in these sectors are also frequently subject to substantial regulation and may be subject to competitive or fixed pricing structures, which may increase the cost of business and limit potential earnings. Companies in these sectors also may have significant exposure to emerging markets or developing countries and, thus, be subject to a greater risk of expropriation, nationalization or other adverse governmental policies.

The Fund may have a limited number of Futures Commission Merchants to buy and sell Carbon Credit Futures.

The Fund may have a limited number of FCMs through which it may buy Carbon Credit Futures. Volatility in the carbon credit markets may lead to the Fund’s FCMs to impose risk mitigation procedures that could limit the Fund’s investment in Carbon Credit Futures beyond the accountability and position limits imposed. An FCM could impose a financial ceiling on initial margin that could change and become more or less restrictive on the Fund’s activities depending upon a variety of conditions beyond the Sponsor’s control. If the Fund’s FCMs were to impose position limits, or if any other FCM with which the Fund establishes a relationship in the future were to impose position limits, the Fund’s ability to meet its investment objective could be negatively impacted. The Fund will seek to monitor and manage its existing relationships with its FCMs and will seek additional relationships with FCMs as needed.

The fragmented nature of data regarding the European Union carbon market and the lack of a centralized market monitoring of the European Union carbon market may make it more difficult to identify potential market manipulation and abusive practices.

Due to the existing legal framework, data regarding the European Union carbon market is fragmented, with each available dataset having a specific scope regarding the counterparties and types of instruments covered. Additionally, while all EU CEA operations have been centralized into a single EU registry operated by the EU Commission (the “Union Registry”) in 2012, there is no centralized market monitoring of the EU Carbon Market and is instead largely conducted by individual EU member states, namely Germany, Netherlands and Norway.

As a result of this lack of centralized market monitoring of the EU carbon market at the EU level, tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and “wash-trading”) may not be available to or employed by EUA markets or may not exist at all. As a result of reduced oversight, these schemes may be more prevalent in EUA markets than in the general market for financial products. The potential consequences of the EUA market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in EUAs, may adversely impact pricing trends in EUA markets broadly, as well as an investment in Shares of the Fund.

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares and the Index. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time.

If the Fund’s ability to obtain exposure to Carbon Credit Futures in accordance with its investment objective is disrupted for any reason including, because of limited liquidity or a disruption in the carbon credit futures market, or as a result of margin requirements or position limits imposed by the Fund’s FCMs, exchanges, or the CFTC, the Fund may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Fund’s ability to obtain exposure to Carbon Credit Futures will cause the Fund’s performance to deviate from the performance of Index. In addition, the Fund might grow to a size where a lack of liquidity in the futures market meant that the Fund could not sell enough futures contracts to honor redemption requests. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. Because Carbon Credit Futures may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

Risks Related to the Index

The Fund seeks the investment performance of the Index and is accordingly subject to the risks associated therewith.

The Fund is not actively managed; rather, the Fund seeks the investment performance of the Index through its investments in bitcoin and the Carbon Credit Futures that comprise the Index. The Fund seeks this exposure regardless of the investment merits associated with the assets. The Fund does not seek to outperform the returns of the Index.

The Index has a limited operating history and may perform in unanticipated ways.

The Index is new and has a limited performance history. There is no assurance that Vinter and Solactive will compile the Index accurately, or that the Index will be determined, composed or calculated accurately. While Vinter provides descriptions of what the Index is designed to achieve, neither Vinter, Solactive nor either of its agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the Index or its related data, and they do not guarantee that the Index will be in line with the methodology. The Sponsor does not provide any warranty or guarantee against the errors of Vinter or Solactive or any agent thereof.

Vinter and/or Solactive could experience system failures or errors.

If the computers or other facilities of Vinter and/or Solactive, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Index may be delayed. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Fund and the Shareholders. Any of the foregoing may lead to the errors in the Index, which may lead to a different investment outcome for the Fund and its Shareholders than would have been the case had such events not occurred. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Fund and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

The Fund may not be successful in implementing its investment strategies to track the performance of the Index.

Although the Fund will attempt to structure its portfolio so that investments track the Index, the Fund may not achieve the desired degree of correlation between its performance and that of the Index, and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements. Tracking error risk may be heightened in volatile markets or under other unusual market conditions.

Risks related to pricing.

The Fund’s portfolio will be priced, including for purposes of determining NAV, based upon the estimated fair market value for bitcoin determined by Vinter, as well as the price of the Carbon Credit Futures that comprise the Index. The price of bitcoin in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV. Vinter Provider has substantial discretion at any time to change the methodology used to determine the estimated fair market value of bitcoin, including the spot markets underlying its methodology. Neither Vinter nor Solactive is under any obligations to take the needs of the Fund, the Fund’s Shareholders or anyone else into consideration in connection with such changes.

The Index Pricing Sources (defined below) used by Vinter are digital asset spot markets that facilitate the buying and selling of bitcoin and other digital assets. Although many Index Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of bitcoin determined by Vinter.

The NAV of the Fund will change as fluctuations occur in the market price of the Fund’s bitcoin holdings and Carbon Credit Futures exposure. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

Shareholders also should note that the size of the Fund in terms of total bitcoin held may change substantially over time and as Creation Baskets are created and redeemed, even though such issuances and redemptions of Baskets will be effectuated in cash.

In the event that the value of the Fund’s bitcoin holdings and/or NAV is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The Index price being used in calculating the price of bitcoin may not be consistent with GAAP. To the extent that the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Fund’s periodic financial statements may differ, in some cases significantly, from the Fund’s NAV determined using the Index pricing.

The Fund will determine its NAV on each Business Day based on the value of bitcoin and Carbon Credit Futures represented in the portfolio. The methodology used to value bitcoin by the Index and by the Fund in its calculation of NAV may not be deemed consistent with GAAP. To the extent the methodology used to calculate bitcoin is deemed inconsistent with GAAP, the Fund will utilize an alternative GAAP-consistent pricing source for purposes of the Fund’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s management fee and other expenses borne by the Fund will be determined using the Fund’s NAV determined daily in accordance with the Index’s and Fund’s pricing methodology. Such NAV of the Fund determined using this methodology may differ, and in some cases significantly, from the NAV reported in the Fund’s periodic financial statements.

Risks Related to the Fund and the Shares

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, greatly restricts transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Fund is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Fund is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Fund is a passive investment vehicle. The Fund is not actively managed and will be affected by a general decline in the price of its assets.

The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the value of the Index. The Sponsor does not actively manage the assets held by the Fund. This means the Sponsor does not speculatively sell assets at times when their prices are high, or acquire assets at low prices in the expectation of future price increases. It also means the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Fund will adversely affect the value of your Shares.

The amount of the Fund’s assets represented by each Share will decline over time as the Fund pays the Management Fee and additional expenses borne by the Fund, and as a result, the value of the Shares may decrease over time.

The amount of assets represented by each Share will decrease over the life of the Fund due to the Fund paying the Management Fee and other Fund expenses. Without increases in the price of bitcoin and/or Carbon Futures Credits sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

[Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Fund, not all Fund expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Fund’s property will not be paid by the Sponsor. The Fund also pays all transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool.]

Because the Fund does not have any income, it needs to sell assets to cover the Management Fee and expenses not assumed by the Sponsor. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin and Carbon Credit Futures held by the Fund. The result of these sales is a decrease in the amount of assets represented by each Share. New deposits of bitcoin and/or Carbon Credit Futures, received in exchange for new Shares issued by the Fund, do not reverse this trend.

A decrease in the amount of bitcoin and/or exposure to Carbon Credit Futures represented by each Share results in a decrease in its price even if the price of bitcoin and/or Carbon Credit Futures has not changed. To retain the Share’s original price, the price of the Fund’s assets has to increase. Without that increase, the reduced amount of Fund assets represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of Fund assets represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Fund expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Fund, will force the Sponsor to sell larger amounts of its assets, and will result in a more rapid decrease of the amount of assets represented by each Share and a corresponding decrease in its value.

The Fund has a limited number of financial institutions that may act as Authorized Purchasers.

The Fund has a limited number of financial institutions that may act as Authorized Purchasers. To the extent they cannot or are otherwise unwilling to engage in creation and redemption transactions with the Fund and no other Authorized Purchaser steps in, shares of the Fund may trade at a significant discount to NAV and may face delisting from the Exchange.

There are certain risks and tax considerations due to the Fund’s cash transactions for the creation and redemption processes.

Like other ETFs, the Fund sells and redeems its shares only in large blocks called Creation Baskets and only to “Authorized Purchasers.” Unlike many other ETFs, however, the Fund expects to effect its creations and redemptions fully for cash, rather than in-kind securities. Paying redemption proceeds in cash rather than through in-kind delivery of portfolio securities may require the Fund to dispose of or sell portfolio investments to obtain the cash needed to distribute redemption proceeds at an inopportune time, and the Fund may recognize taxable gain on such dispositions or sales.

The use of cash creations and redemptions may adversely affect the arbitrage transactions by Authorized Purchasers intended to keep the price of the Shares closely linked to the Fund’s NAV, and as a result, the price of Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Fund’s NAV. Even though the Authorized Purchaser is responsible for the dollar cost of such difference in prices, Authorized Purchasers could default on their obligations to the Fund, or such potential risks and costs could lead to Authorized Purchasers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Fund assets, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the Fund’s NAV, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying bitcoin held by the Fund or sell Shares at a price lower than the value of the Fund’s assets, causing Shareholders to suffer losses. Alternatively, Authorized Purchasers could refrain from participating in creating and redeeming Baskets, and if not replaced, could disrupt the Fund’s ability to operate.

There is a risk of stale pricing when the markets in which the Fund’s investments trade are closed.

Because certain of the Fund’s investments trade in markets that are closed when the Fund and Exchange are open, there are likely to be deviations between current pricing of an underlying security and stale pricing, resulting in the Fund trading at a discount or premium to NAV greater than those incurred by other ETFs.

The Fund is new and investing in the Fund’s Shares may have more risks than an investment in an established, larger fund.

The Fund is new and does not yet have shares outstanding. If the Fund does not grow large in size once it commences trading, it will be at greater risk than larger funds of wider bid-ask spreads for its shares, trading at a greater premium or discount to NAV, liquidation and/or a stop to trading.

There may be times when the market price of the Fund’s Shares is more than the NAV intra-day (at a premium) or less than the NAV intra-day (at a discount). As a result, the Fund’s Shareholders may pay more than NAV when purchasing shares and receive less than NAV when selling Fund Shares.

There may be times when the market price of the Fund’s Shares is more than the NAV intra-day (at a premium) or less than the NAV intra-day (at a discount). As a result, the Fund’s Shareholders may pay more than NAV when purchasing shares and receive less than NAV when selling Fund Shares. This risk is heightened in times of market volatility or periods of steep market declines. In such market conditions, market or stop loss orders to sell Fund Shares may be executed at prices well below NAV.

Secondary market trading is subject to bid-ask spreads and trading in Fund Shares may be halted by the Exchange because of market conditions or other reasons.

Investors buying or selling shares in the secondary market will normally pay brokerage commissions, which are often a fixed amount and may be a significant proportional cost for investors buying or selling relatively small amounts of shares. Secondary market trading is subject to bid-ask spreads and trading in Fund Shares may be halted by the Exchange because of market conditions or other reasons. If a trading halt occurs, a shareholder may temporarily be unable to purchase or sell Shares of the Fund. In addition, although the Fund’s Shares are listed on the Exchange, there can be no assurance that an active trading market for shares will develop or be maintained or that the Fund’s shares will continue to be listed.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Fund. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Fund, the operations of the Fund may be adversely affected. Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Fund.

Investors cannot be assured that the Sponsor will be able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time, and it will not have a CPO and CTA. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor, as applicable, would no longer be able to provide services and/or to render advice to the Fund. If the Sponsor were unable to provide services and/or advice to the Fund, the Fund would be unable to pursue its investment objectives unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor CPO or CTA, could be found. Such an event could result in termination of the Fund.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the Fund’s bitcoin has been developed specifically for this product offering. There may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

If the processes of creation and redemption of Baskets encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the Fund’s NAV may not exist and, as a result, the price of the Shares may fall.

If the creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Fund’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares and price of Shares may decline independent of the NAV of Shares.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

Under the Trust Agreement, the Sponsor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Purchasers create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the price of the underlying products in the relevant commodities markets, as measured using the Bitcoin Price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the value of the investments which comprise the Index and may fall.

The Fund could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Bitcoin Account has been designed specifically to provide security for the bitcoin portion of the Fund’s assets, and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the Bitcoin Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Fund has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Fund and the Bitcoin Custodian to protect the Bitcoin Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Shares.

The Security Procedures implemented by the Bitcoin Custodian are technical and complex, and the Fund depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to bitcoin and the digital wallets into which the Fund deposits its assets. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in the Bitcoin Custodian’s safekeeping and storage of the bitcoin portion of the Fund’s assets.

It is not uncommon for businesses in the bitcoin space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent, BitPay, lost approximately $1.8 million of bitcoin due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

The Fund’s and the Bitcoin Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the bitcoin portion of the Fund’s assets.

Digital asset trading platforms and large holders of bitcoin must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Fund’s assets from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Fund’s bitcoin will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Fund may become a more appealing target of security threats as the size of the Fund’s assets grows. To the extent that the Fund or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Fund’s assets may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets.

Security threats to the Bitcoin Account could result in the halting of Fund operations, the suspension of redemptions, and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Platform Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Fund’s business operations or result in loss of the Fund’s assets. Any breach of the Fund’s infrastructure could result in damage to the Fund’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the bitcoin portion of the Fund’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes that the Security Procedures that the Sponsor and Bitcoin Custodian utilize are reasonably designed to safeguard the Fund’s assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Bitcoin Custodian or their respective agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor or the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Bitcoin Account, private keys, data or assets. Additionally, outside parties may attempt to fraudulently induce employees of the Bitcoin Custodian or the Sponsor to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Account occurs, the market perception of the effectiveness of the Fund could be harmed, which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

In the event of a security breach of the Bitcoin Account, the Fund may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

A loss of confidence or breach in the Fund’s security and technology policies may adversely affect the Fund and the value of an investment in the Shares.

The Fund, Sponsor, Bitcoin Custodian and each of their respective agents will take measures to protect the Fund and its assets from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent the improper access to, or damage or theft of the Fund’s assets. A security breach could harm the Fund’s reputation or result in the loss of some or all of the Fund’s assets. A resulting perception that the Security Procedures do not adequately protect the Fund’s assets could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares.

The Fund’s assets may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Fund’s assets could be lost, stolen or destroyed. The Sponsor believes that the Fund’s assets held in the Bitcoin Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s assets. Although the Bitcoin Custodian uses Security Procedures with various elements, neither the Bitcoin Custodian nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Fund’s assets could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Fund and, consequently, an investment in the Shares.

The Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Transfer Agent, Vinter, Solactive and Custodians expose the Fund and its Shareholders to the risk of loss of the Fund’s assets for which no person is liable.

Shareholders’ recourse against the Fund, Trustee, Custodians and Sponsor under New York law or Minnesota law, as applicable, governing their custody operations is limited. Similarly, the Shareholders’ recourse against the Sponsor, the Transfer Agent, Vinter and Solactive for the services they provide to the Fund, including those relating to the provision of instructions relating to the movement of bitcoin, is limited. Consequently, a loss may be suffered with respect to the Fund’s assets for which no person is liable in damages. Further, there is no third-party insurance to cover any loss that may be suffered with respect to the Fund’s assets.

Assets held by the Fund are not subject to FDIC or SIPC protections.

The Fund is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Fund’s assets represented by Shares in the Fund are not insured directly by the Trustee or the Sponsor.

The Custodians’ limited liability under the respective Bitcoin Custody Agreement or Non-Digital Custody Agreement may impair the ability of the Fund to recover losses relating to its assets and any recovery may be limited, even in the event of fraud, to the market value of the assets at the time the fraud is discovered.

Under the respective Bitcoin Custody Agreement and the Non-Digital Custody Agreement, the respective custodian’s liability is limited to the greater of (i) the market value of the Fund’s assets at the time the events giving rise to the liability occurred and (ii) the fair market value of the Fund’s assets at the time that the custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

In addition, the Bitcoin Custodian and Non-Digital Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Bitcoin Custodian and Non-Digital Custodian will also not be liable for any system failure or third-party penetration of the Fund’s accounts, unless such system failure or third-party penetration is the result of gross negligence, bad faith or willful misconduct on the part of the Bitcoin Custodian or Non-Digital Custodian. As a result, the recourse of the Fund or the Shareholder, under [New York] law, is limited.

The Fund may not have adequate sources of recovery if its assets are lost, stolen or destroyed.

If the Fund’s assets are lost, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund might be limited to the applicable Bitcoin Custodian or Non-Digital Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Fund.

The liquidity of the Shares may be affected if Authorized Purchasers cease to perform their obligations under the Authorized Purchaser Agreements.

In the event that one or more Authorized Purchasers having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the Exchange terminates its Authorized Purchaser Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

There is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

There can be no assurance an active trading market of the Shares will develop on the Exchange. The Sponsor may elect to terminate the Fund if it determines, in its sole discretion, that the Fund is not an economically viable size, which could result in the liquidation of the Fund’s assets at a time that is disadvantageous to Shareholders. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

To the extent that the Exchange halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected. In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Purchasers willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund’s failure to achieve its investment objective.

The Fund may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Fund is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the value of the investments that comprise the Index is lower than it was at the time when Shareholders purchased their Shares. In such a case, the resulting proceeds distributed to Shareholders will be less than if the value of the investments that comprise the Index were higher at the time of sale. See “Additional Information About the Trust—Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Fund, including when the termination of the Fund may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Fund) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Fund unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The Administrator is responsible for determining the value of the Fund’s assets, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will determine the Fund’s NAV and NAV per Share on a daily basis as soon as practicable after 4:00 p.m. Eastern Time on each business day. The Administrator’s determination is made utilizing data from the Non-Digital Custodian operations and the value of bitcoin as determined by the Index, calculated at 4:00 p.m. Eastern Time on such day. To the extent that the Fund’s NAV or NAV per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

If the Fund incurs extraordinary expenses in U.S. Dollars, the Fund will sell bitcoins and Carbon Credit Futures to pay these expenses. The sale of the Fund’s bitcoins and Carbon Credit Futures to pay expenses at a time of low bitcoin prices or low Carbon Credit Future prices could adversely affect the value of the Shares.

The Sponsor will sell bitcoins and/or exposure to Carbon Credit Futures held by the Fund to pay Fund expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current prices. The Fund is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of bitcoins and/or Carbon Credit Futures. Consequently, if the Fund incurs expenses in U.S. Dollars, the Fund’s bitcoins and exposure to Carbon Credit Futures may be sold at a time when bitcoin prices and/or Carbon Credit Future prices are low, resulting in a negative impact on the value of the Shares.

Intellectual property rights claims may adversely affect the Fund and an investment in the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding bitcoins and/or carbon credit futures; however, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in carbon credit futures contracts and the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Fund Expenses and be borne by the Fund. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate the Fund’s assets. As a result, an intellectual property rights claim against the Fund could adversely affect an investment in the Shares.

The Fund is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Fund is an “emerging growth company” as defined in the JOBS Act. For as long as the Fund continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

●	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in the Fund’s periodic reports and audited financial statements in this prospectus;

●	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

●	exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Fund could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Fund will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Fund has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Fund cannot predict if investors will find an investment in the Fund less attractive if it relies on these exemptions.

If regulatory changes or interpretations of an Authorized Purchaser’s activities require the regulation of an Authorized Purchaser as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Purchaser may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Purchaser or increased commissions for the Authorized Purchaser’s clients, thereby reducing the liquidity of the Fund.

To the extent that the activities of an Authorized Purchaser cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Purchaser may be required to comply with FinCEN regulations, including those that would mandate an Authorized Purchaser to implement AML programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Purchaser may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Purchaser to incur extraordinary expenses, possibly increasing the levels of the commissions that an Authorized Purchaser charges its clients in a material and adverse manner. If an Authorized Purchaser determines not to comply with such additional regulatory and registration requirements, an Authorized Purchaser may terminate its role as an Authorized Purchaser of the Fund. Such a termination may decrease the liquidity of the Fund.

Additionally, to the extent an Authorized Purchaser is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or its Sponsor, decrease the liquidity of the Fund, and have a material adverse effect on the price of the Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoin and adversely affect the portion of the Shares’ value that is tied to bitcoin.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoins and therefore adversely affect the portion of the Shares’ value that is tied to bitcoin.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

The U.S., China, Russia or other jurisdictions may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares due to their bitcoin component. Such a restriction could subject the Fund or its Sponsor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Fund or its Sponsor and could result in the termination and liquidation of the Fund at a time that is disadvantageous to Shareholders or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require registration as money service businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Fund and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require the registration of the Fund or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Fund or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Fund or Sponsor operates, the Fund or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Fund, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Fund. Regulatory compliance would include, among other things, implementing AML and consumer protection programs. The Sponsor may also decide to terminate the Fund. Any termination of the Fund in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

To the extent the Fund or its Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or its Sponsor, decrease the liquidity of the Fund, and have a material adverse effect on the price of the Shares. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Fund, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Fund, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Fund and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Fund. Any such termination could result in the liquidation of the Fund’s bitcoins at a time that is disadvantageous to Shareholders.

The classification of the Fund as a corporation for U.S. federal income tax purposes is relatively uncommon.

The Fund is classified as a corporation for U.S. federal income tax purposes. This differs from many investment companies, which elect to be treated as “regulated investment companies” under the Code in order to avoid U.S. federal income tax obligations at the entity level. Under current law, the Fund is not eligible to elect treatment as a regulated investment company because the Fund’s investments consist primarily of bitcoin. As a result, the Fund will be obligated to pay applicable U.S. federal and state corporate income taxes on its taxable income unlike other investment companies which are not so obligated.

The U.S. federal income tax treatment of transactions in digital assets is unclear.

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets such as bitcoin are uncertain. Our dealings in or in connection with digital assets, as well as transactions in digital assets generally, could be subject to adverse tax consequences in the U.S., including as a result of development of the legal regimes surrounding digital assets, and our operating results, as well as the price of digital assets, could be adversely affected thereby.

Many significant aspects of the U.S. federal income tax treatment of digital assets (including with respect to the amount, timing and character of income recognition) are uncertain. In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of digital assets for U.S. federal income tax purposes and, in particular, providing that such digital assets (1) are “property,” (2) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (3) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. The Notice and the Ruling & FAQs, however, do not address other significant aspects of the U.S. federal income tax treatment of digital assets. We do not intend to request a ruling from the IRS on these or any other issues, and we will take positions on these and other U.S. federal income tax issues relating to digital assets that we believe to be reasonable. There can be no assurance that the IRS will agree with the positions we take, and it is possible that the IRS will successfully challenge our positions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for us and could have an adverse effect on the value of bitcoin or other digital assets. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that we will hold certain types of digital assets that are not within the scope of the Notice.

On November 15, 2021, President Biden signed the Infrastructure Investment and Jobs Act (the “IIJA”) into law. The IIJA implements a set of comprehensive financial account information reporting rules that will apply to persons, including digital asset trading platforms and custodians, that regularly effect transfers of digital assets on behalf of other persons. In particular, these rules will require digital asset trading platforms and custodians to report digital asset transactions (including sales, exchanges and other transfers) effected on behalf of other persons on an annual return, in a manner similar to the current reporting rules for brokers that effect stock and other securities transactions on behalf of customers. The IRS issued proposed regulations on these rules on August 28, 2023. Under the proposed regulations the gross proceeds of sales or exchanges of digital assets must be reported for transactions that take place on or after January 1, 2025, and, in certain circumstances, gain or loss with respect to such sales or exchanges must be reported for transactions that take place on or after January 1, 2026.

These rules, the effects of which may depend in significant part on regulations or other guidance from the IRS on their implementation, could create significant compliance burdens for us and our investors, and could affect the price of digital assets, which could have an adverse effect on our investments.

In addition, the Sponsor has committed to cause the Fund to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Fund may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Fund to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are any future regulatory developments that would make it feasible for the Fund to retain those assets.

The state, local and non-U.S. tax treatment of digital assets is unclear.

The taxing authorities of certain states (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. It is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future. Any future guidance on the treatment of digital assets for state or local tax purposes could result in adverse tax consequences to us and could adversely affect the price of digital assets.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital currency for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat assets. For instance, if a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on digital asset users or imposes sales or value-added tax on purchases and sales of digital assets for fiat assets, such actions could result in decreased demand for digital currency in such jurisdiction, which could adversely affect the price of digital assets.

Each potential investor is urged to consult his, her or its own tax advisor regarding the tax treatment of digital assets and the tax consequences of investing in the Fund.

Risks Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Trust Agreement modifies and restricts the default fiduciary duties under the DSTA, which may permit them under state law to favor their own interests to the detriment of the Fund and its Shareholders. That notwithstanding, the Sponsor is a registered investment adviser under the Advisers Act and is subject to fiduciary duties therewith.

The Sponsor will manage the business and affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

●	The Sponsor’s default fiduciary duties under the DSTA are modified and restricted pursuant to the Trust Agreement in accordance with the DSTA, and is allowed to take into account the interests of parties other than, the Fund and its Shareholders in resolving conflicts of interest;

●	The Fund has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor’s staff also services affiliates of the Sponsor and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the business and affairs of the Fund;

●	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund;

●	There is an absence of arm’s-length negotiation with respect to certain terms of the Fund, and, where applicable, there has been no independent due diligence conducted with respect to this offering;

●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund; and

●	The Sponsor may appoint an agent to act on behalf of the Shareholders, which may be the Sponsor or an affiliate of the Sponsor.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. That notwithstanding, the Sponsor is a registered investment adviser under the Advisers Act and is subject to fiduciary duties in connection therewith. For a further discussion of the conflicts of interest among the Sponsor, Authorized Purchasers, Vinter, Solactive, Bitcoin Custodian and/or Non-Digital Custodian, Fund and others, see “Conflicts of Interest.”

Affiliates of the Sponsor may invest in or trade bitcoin and/or carbon credit futures without regard to the interests of the Fund or its Shareholders.

Affiliates of the Sponsor may have direct investments in bitcoins and/or invest in carbon credit futures contracts. Such affiliates of the Sponsor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Fund or its Shareholders. Affiliates of the Sponsor may obtain exposure to bitcoins and carbon credit futures through investment in the Shares.

To the extent that any substantial investment in bitcoins and/or carbon credit futures contracts is initiated, materially increased or materially reduced, such investment can affect the Bitcoin Price and/or value of the Carbon Credit Futures. The initiation of, or material increases in, a substantial investment in bitcoins and/or carbon credit futures may result in an increase in the value of the Index. A material reduction in a substantial investment may result in a decrease in the Bitcoin price and/or Carbon Credit Futures, having a negative impact on the value of Shares. See “Conflicts of Interest—General.”

The Bitcoin Custodian nor the Non-Digital Custodian owe any fiduciary duties to the Fund or the Shareholders, are not required to act in their best interest and could resign or be removed by the Sponsor, which could trigger early termination of the Fund.

The Bitcoin Custodian nor the Non-Digital Custodian is a trustee for, and owes no fiduciary duties to, the Fund or the Shareholders. In addition, the Custodians have no duty to continue to act as a custodian of the Fund. Any of the Custodians can terminate its role as custodian for any reason whatsoever upon the notice period provided under the respective Bitcoin Custody Agreement or Non-Digital Custody Agreement. The Custodians may also be terminated. If one of the Custodians resigns or is removed without replacement, the Fund will dissolve in accordance with the terms of the Trust Agreement.

The Custodians’ ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Fund’s assets.

While the Bitcoin Custodian is required to safeguard the Bitcoin Assets from theft, loss, destruction or other issues relating to hackers and technological attack, its ability to do so is based upon known technology and threats. As technological change occurs, the security threats to the Bitcoin Assets will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Fund may become a more appealing target of security threats as the size of the Fund’s assets grows. To the extent that the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Bitcoin Assets may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Fund.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Fund. No legal counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have limited voting rights and the Fund will not have regular Shareholder meetings and take no part in the management or control of the Fund. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders may, however, remove and replace the Sponsor by the affirmative vote of a majority of the outstanding Shares. The Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Fund that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Fund could adversely affect an investment in the Shares.

Investment objective and investment strategy

Investment Objective

The Fund’s investment objective is to reflect the price of bitcoin and the value of Carbon Credit Futures, as represented by the 7RCC Vinter Bitcoin Carbon Credit Index, less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategy will be successful.

Principal Investment Strategies

The Fund pursues its investment objective by investing 80% of its assets in bitcoin and the remaining 20% of its assets in the Carbon Credit Futures that comprise the Index. The Fund seeks these investments to reflect the price of bitcoin and Carbon Credit Futures, as represented in the Index. The Index seeks to provide exposure to bitcoin with an environmentally responsible approach by offsetting carbon emissions, and is designed to track the performance of investing in a portfolio comprised of 80% of bitcoin and 20% Carbon Credit Futures. The Index’s Carbon Credit Futures replicate three sub-indexes and provide exposure to the value of emissions allowances issued under the following cap-and-trade regimes: the European Union Carbon Emissions Allowance (“EU CEA”), the California Carbon Allowance (“CCA”), and Regional Greenhouse Gas Initiative (“RGGI”). To obtain exposure to the EU CEA, the Index uses Intercontinental Exchange (“ICE”) EUA (Carbon Emission Allowances) futures (“EU CEA Carbon Credit Futures”). To obtain exposure to the CCA, the Index uses ICE California Carbon Allowance Vintage Future contracts (“CCA Carbon Credit Futures”). To obtain exposure to the RGGI, the Index uses ICE RGGI (CO2 allowances) futures contracts (“RGGI Carbon Credit Futures”).

Bitcoin Valuation

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more digital asset trading platforms where bitcoin is traded publicly and transparently. On such digital asset trading platforms, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. OTC dealers or market makers do not typically disclose their data. There are numerous exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuation of bitcoin.

The Fund utilizes the same methodology as that of the Index for determining the value of bitcoin for purposes of calculating the NAV of the Fund. The Index requires each digital asset trading platform used to calculate the price of bitcoin to meet each of the following criteria:

●	has had operating history as a crypto asset exchange for a minimum of two years;

●	implemented trading, deposits, and withdrawal fees for a minimum of one month without interruption;

●	met a minimum monthly volume threshold of $30 million with respect to total trading volume;

●	provided reliable, continuous, and valid market data for a minimum of one month;

●	offered the possibility to withdraw and deposit for a minimum of one month, settling in 2-7 business days;

●	chosen a jurisdiction of incorporation that offers sufficient investor protection, such as Financial Action Task Force (FATF), FAFT-style regional bodies (FSRBs), or Moneyval member states;

●	complied with relevant AML and know-your-customer (“KYC”) regulations;

●	cooperated with requests from Vinter and relevant regulatory bodies;

●	has not been domiciled in a jurisdiction subject to EU restrictive measures (sanctions);

●	provided information concerning ownership and corporate structure; and

●	has not been declared unlawful by any governmental authority or agency with jurisdiction over the exchange.

Digital asset trading platforms meeting these criteria are used to calculate the price of the bitcoin portion of the Index (the “Index Pricing Sources”). The selection of Index Pricing Sources may evolve from time to time, and Vinter may make changes to the eligibility requirements. Vinter reviews the eligibility of digital asset trading platforms for inclusion in the Index two times per year, and such platforms must meet Vinter’s criteria at the time of such review. As of the date of this prospectus, the following exchanges are used to calculate the Index price of bitcoin:

●	Bitstamp. Bitstamp, founded in 2011, is a cryptocurrency trading platform headquartered in Luxembourg City, Luxembourg. It allows trading between fiat currencies and cryptocurrencies such as Bitcoin, Ethereum, and others. In April 2016, Bitstamp received a license from the Luxembourg government to operate as a fully regulated payment institution across all 28 EU member states.

●	BTSE: BTSE, established in 2018, is a cryptocurrency trading platform that offers spot and futures trading along with OTC trading and multiple settlement channels. BTSE is capable of 1 million requests per second with self-hosted infrastructure. In 2023, BTSE received an official regulatory registration under the Token and Trustworthy Technology Service Provider Act (TVTG) in Lichtenstein.

●	Coinbase. Coinbase, established in 2012, is a cryptocurrency trading platform based in San Francisco, California, USA. It offers a platform for buying, selling, and storing various cryptocurrencies. Coinbase is registered as a Money Services Business with FinCEN in the United States and complies with applicable state money transmission laws and regulations. In April 2023, Coinbase’s Bermuda division was licensed to operate cryptocurrencies in Bermuda.

●	Crypto.com. Crypto.com, founded in 2016, is a cryptocurrency trading platform headquartered in Singapore. It provides a platform for trading, investing, and using cryptocurrencies. In North America, Crypto.com is registered as a Money Services Business with FINTRAC in Canada and FinCEN in the United States. It also holds Money Transmitter Licenses across various U.S. states. In Europe, the company received approval from the UK’s Financial Conduct Authority in August 2022 and operates under the Electronic Money Institution license in several European Economic Area countries.

●	EXMO. EXMO, established in 2014, is headquartered in London, UK and has offices in Kyiv, Ukraine. The exchange has a daily trading volume of $60 million with over 1 million KYCed users. The trading platform also offers OTC trading services and an Earn program. EXMO complies with European regulations as a registered provider in Lithuania. Recently, it paused services for UK customers due to new FCA regulations.

●	Gemini. Gemini, established in 2014, is a cryptocurrency trading platform based in New York City, USA. It offers a platform for buying, selling, and storing digital assets. Gemini is regulated by the New York State Department of Financial Services and was the first U.S.-based licensed Ethereum trading platform. In May 2023, Gemini announced that Dublin, Ireland, would be the location for its European headquarters.

●	itBit. itBit, founded in 2013, is a cryptocurrency trading platform headquartered in New York City, USA. It offers trading services for various digital assets. itBit is regulated by the New York State Department of Financial Services and operates under a trust charter, allowing it to offer services across the United States.

●	Kraken. Kraken, established in 2011, is a cryptocurrency trading platform based in San Francisco, California, USA. It provides a platform for trading a wide range of digital assets. In the United States, Kraken is registered as a Money Services Business with FinCEN. In the United Kingdom, Kraken operates as a Financial Conduct Authority (FCA) Registered Cryptoasset Firm under the Money Laundering Regulations.

●	LMAX Digital. LMAX Digital, launched in 2018, is the cryptocurrency arm of LMAX Group, a financial technology company headquartered in London, UK. It offers institutional spot cryptocurrency trading services. LMAX Digital is regulated by the Gibraltar Financial Services Commission as a Distributed Ledger Technology provider for execution and custody services.

Vinter reviews the spot price on all eligible exchanges at 4:00 p.m. Eastern Time and values bitcoin as the median spot price amongst these exchanges. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of Bitcoin. As of December 12, 2024, each Index Pricing Source had the below volume and market share:

Index Pricing Source	Volume (BTC)	Volume (Percentage Market Share)
Crypto.com	1,699.56	43.87%
Coinbase	1,143.07	29.51%
LMAX Digital	440.40	11.38%
BTSE	204.04	5.26%
Kraken	203.90	5.26%
Gemini	87.41	2.25%
Bitstamp	86.88	2.24%
itBit	5.55	0.14%
EXMO	2.80	0.07%

Once it has actual knowledge of changes to the Index Pricing Sources used to calculate the Bitcoin Price, the Fund will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports.

The Sponsor, in its sole discretion, may cause the Fund to price its portfolio based upon an index, benchmark or standard other than the Index and the Bitcoin Price at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Bitcoin Price of bitcoin differs materially from the global market price of bitcoin and/or that third parties are able to purchase and sell bitcoin on public or private markets not included among the Index Pricing Sources, and such transactions may take place at prices materially higher or lower than the Bitcoin price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Fund’s NAV by reference to an index, benchmark or standard other than the Index, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Fund’s annual or quarterly reports.

Purchases and Sales of Bitcoin

Because the Fund will conduct creations and redemptions of Shares for cash, it will be responsible for purchasing and selling bitcoin in connection with those creation and redemption orders. The Fund may also be required to sell bitcoin to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

The Sponsor, on behalf of the Fund, will typically seek to buy and sell bitcoin at a price as close to the Bitcoin Price as practical. When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

The Authorized Purchasers will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Purchasers involved in a creation or redemption order will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Fund or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process for such order. Additionally, the Fund will create Shares by receiving bitcoin from a third party that is not the Authorized Purchaser involved in the order, and the Sponsor, on behalf of the Fund—not the Authorized Purchaser—is responsible for selecting the third party to deliver the bitcoin. Further, the third party will not be acting as an agent of the Authorized Purchaser with respect to the delivery of the bitcoin to the Fund or acting at the direction of the Authorized Purchaser with respect to the delivery of the bitcoin to the Fund. Additionally, the Fund will redeem Shares by delivering bitcoin to a third party that is not the Authorized Purchaser and the Sponsor, on behalf of the Trust—not the Authorized Purchaser—is responsible for selecting the third party to receive the bitcoin. Further, the third party will not be acting as an agent of the Authorized Purchaser with respect to the receipt of the bitcoin from the Fund or acting at the direction of the Authorized Purchaser with respect to the receipt of the bitcoin from the Fund.

Bitcoin Trading Counterparties. The Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by the Sponsor (each, a Bitcoin Trading Counterparty). JSCT, LLC (which is an affiliate of Jane Street Capital, LLC, an Authorized Purchaser for the Fund), DV Chain, LLC and Gemini are currently the Fund’s Bitcoin Trading Counterparties. The Bitcoin Trading Counterparties with which the Sponsor will engage in bitcoin transactions are unaffiliated third parties and all transactions will be done on an arm’s-length basis. Bitcoin Trading Counterparties are not required to have an account with the Custodians.

When seeking to purchase or sell bitcoin on behalf of the Fund, the Sponsor will typically seek to buy and sell bitcoin at a price as close to the Bitcoin Price as practical from any of the approved Bitcoin Trading Counterparties. Upon notification that the Fund needs to purchase or sell bitcoin, the Sponsor will reach out to various Bitcoin Trading Counterparties and ask them for a quote regarding the terms at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Bitcoin Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. In the event that the Fund engages other Bitcoin Trading Counterparties, transfers of bitcoin may be conducted as “on-chain” transactions represented on the bitcoin Blockchain.

The Sponsor maintains a process for approving and monitoring Bitcoin Trading Counterparties. All Bitcoin Trading Counterparties must be approved by the Sponsor before the Fund will engage in transactions with the entity. The Sponsor continuously reviews all approved Bitcoin Trading Counterparties and will reject the approval of any previously approved Bitcoin Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved bitcoin trading counterparty in doubt. The Sponsor has instituted policies and procedures to evaluate which Bitcoin Trading Counterparties to approve.

Carbon Credit Futures

Futures contracts are standardized contracts that obligate the parties to buy or sell an asset at a predetermined price and date in the future. The Carbon Credit Futures that comprise the sleeve of the Index are linked to the value of emissions allowances issued under the EU CEA, CCA and RGGI include EU CEA Carbon Credit Futures, CCA Carbon Credit Futures and RGGI Carbon Credit Futures. Commodity futures contracts linked to the value of emission allowances are known as “carbon credit futures”.

The Index is comprised of futures contracts on emissions allowances issued by various “cap-and-trade” regulatory regimes that seek to reduce greenhouse gas emissions over time. A cap-and-trade regime typically involves a regulator setting a limit on the total amount of specific greenhouse gases (“GHG”) (such as CO2) that can be emitted by regulated entities. Capping and reducing the cap on GHGs is viewed as a key policy tool in reaching climate change objectives. The regime is designed to promote sustainable development by putting a price on carbon emissions. The regulator will then issue or sell “emissions allowances” to regulated entities, which in turn may buy or sell the emissions allowances to the open market. To the extent that the regulator may then reduce the cap on emission allowances, regulated entities are incentivized to reduce their emissions; otherwise, they must purchase additional emission allowances on the open market, where the price of such allowances will likely be increasing as a result of demand, and regulated entities that reduce their emissions will be able to sell unneeded emission allowances for profit. An emission allowance or carbon credit is a unit of emissions (typically one ton of CO2) that the owner of the allowance or credit is permitted to emit. Futures contracts linked to the value of emission allowances are known as “carbon credit futures”. Descriptions of each of the EU CEA, CCA and RGGI are below:

●	EU CEA: EU CEA cap-and-trade regime is a cornerstone of the EU’s policy to combat climate change and is a key tool for reducing greenhouse gas emissions cost-effectively. It was the world’s first major carbon market and remains among the largest. The EU CEA is a cap & trade mechanism that was launched in 2005 and has become the largest GHG trading mechanism in the world, covering approximately 11,000 installations generating carbon emissions in certain sectors, such as power generation, utilities, iron, steel, and cement. Under the mechanism, each country has a national allocation plan that determines the caps on GHG emissions for each participating entity.

Participants are allocated some free European Union Allowances (“EUAs”) and may purchase a proportion through auction. Participants have to monitor their emissions and after each year submit EUAs equivalent to their verified emissions. Participants that do not have sufficient EUAs can buy them from other participants that have a surplus, or within certain limits, use other eligible carbon credits for compliance purposes instead of EUAs. EUAs are allocated under the National Allocation Plan of each country within the EU CEA. Each EUA represents one tonne of CO2 or the equivalent amount of nitrous oxide (N2O) and perfluorocarbons (PFCs) (“CO2e”).

The EU CEA began with a first Phase running from 2005 to 2007. Phase II of the mechanism is in line with the first Kyoto period and ran from 2008-2012. Phase III ran between 2013 to 2020. Phase IV commenced in 2021 and will run until 2030. Allocations in Phase II were reduced from their respective levels in Phase I to ensure that they were consistent with meeting national Kyoto targets. In Phase III, while some participants were still allocated free allowances, auctioning is the default method for allocating allowances. In addition, EU legislation enables banking of credits between Phases (e.g., from Phase II to Phase III, although this was not possible between Phase I and Phase II).

In 2023, the EU adopted and implemented important reforms of the EU CEA framework as part of: the “Fit for 55” package, to align the system with the EU’s 2030 climate target of at least 55% net emissions reductions compared to 1990 levels and the European Green Deal objectives, the EU’s response to the energy crisis caused by Russia’s invasion of Ukraine (“REPowerEU” plan).

EUA pricing is set by supply and demand. Supply is determined by EUAs and other carbon credits (CERs, EUAs) which are available to the market. Demand is determined by the volume of carbon emitted during the year in relation to the annual allocation. The main factors influencing volumes emitted in the short-term are the weather, relative fuel prices, general economic activity and the amount of electricity generated from non-fossil fuel sources. The bulk of exchange trading activity in EUAs is concentrated on the ICE Endex Energy exchange (“ICE”).

●	CCA: The CCA cap-and-trade regime is designed to reduce greenhouse gas (“GHG”) emissions from major sources (covered entities) by setting a firm cap on statewide GHG emissions while employing market mechanisms to cost-effectively achieve the emission-reduction goals. The statewide cap for GHG emissions from major sources, which is measured in metric tons of carbon dioxide equivalent (MTCO2e), commenced in 2013 and has declined over time, achieving GHG emission reductions throughout the program’s duration. Each covered entity will be required to surrender one permit to emit (the majority of which will be allowances, entities are also allowed to use a limited number of ARB offset credits) for each ton of GHG emissions they emit. Certain covered entities will be allocated allowances and will be able to buy additional allowances at auction, purchase allowances from others, or purchase offset credits.

Carbon credits issued under the CCA cap-and-trade regime include carbon credits issued by Quebec since the California and Quebec markets were linked pursuant to the Western Climate Initiative in 2014. Currently, carbon credits issued by Quebec each year consist of approximately 17-18% of the carbon credits issued under the CCA cap-and-trade regime. This percentage is subject to change and it is possible for additional markets to be added in the future.

●	RGGI: The RGGI is a cooperative market-based effort among Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Rhode Island, Vermont and Virginia to cap and reduce CO2 emissions from the power sector. RGGI was the first cap-and-trade regional initiative implemented in the United States.

The RGGI is composed of individual CO2 Budget Trading Programs in each participating state. Through independent regulations, based on the RGGI Model Rule, each state’s CO2 Budget Trading Program limits emissions of CO2 from electric power plants, issues CO2 allowances and establishes participation in regional CO2 allowance auctions. Within the RGGI states, fossil-fuel-fired electric power generators with a capacity of 25 megawatts1 or greater (“regulated sources”) are required to hold allowances equal to their CO2 emissions over a three-year control period.

A CO2 allowance represents a limited authorization to emit one short ton of CO2 from a regulated source, as issued by a participating state. Regulated sources can use a CO2 allowance issued by any participating state to demonstrate compliance in any state. They may acquire allowances by purchasing them at regional auctions, or through secondary markets. For 2024, the RGGI cap for the eleven participating states is 157,184,044 CO2 allowances and the adjusted cap is 142,422,869 CO2 allowances.

The Fund will invest in the Carbon Credit Futures that comprise the Index. Futures contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house. The DCMs utilized by the Fund will be Chicago Mercantile Exchange (“CME”), Intercontinental Exchange, Inc. and EUREX. The DCOs utilized by the Fund are CME Clearing, ICE Clear, and LCH Clearnet. The Carbon Credit Futures are financially settled, which means that one party agrees to buy a commodity such as bitcoin from the other party at a later date at a price and quantity agreed upon when the contract is made, but instead of taking physical delivery of the commodity at such later date, settlement occurs in a dollar amount that is equivalent to the amount agreed to in the contract. In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by financial settlement or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the underlying asset increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a futures contract will generally profit if the price of the underlying asset decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Fund seeks to track the Index, the Fund intends to hold only long positions in Carbon Credit Futures and intends to roll its Carbon Credit Futures prior to expiration via sales of existing long positions and the acquisition of new long positions as replacements for contracts sold. Futures contracts are typically traded on futures exchanges (i.e., DCMs) which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations (i.e., DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance. The Carbon Credit Futures are cash-settled, and the Fund will not be required to take physical delivery. Positions may also be closed out to meet orders for redemption Baskets, in which case the proceeds from closing a particular position or positions will not be reinvested.

Position Limits, Accountability Levels, and Dynamic Price Fluctuation Limits may potentially cause a tracking error between the price of the Shares and the Index. The Fund does not intend to limit the size of the offering and will attempt to invest in Carbon Credit Futures and cash and cash equivalents to replicate the exposure of the Index. If the Fund encounters position limits, accountability levels, or price fluctuation limits for Carbon Credit Futures, it could force the Fund to limit the number of Baskets that it sells.

Over time, the price of carbon credits fluctuates based on a number of market factors, including demand. The value of Carbon Credit Futures likewise fluctuates in reaction to a number of market factors. Because the Fund seeks to maintain its holdings in Carbon Credit Futures, the Fund must periodically “roll” futures contract positions, closing out soon to expire contracts that will no longer be part of the Index and entering into subsequent to expire contracts. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts.

If the futures market is in a state of backwardation, the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either the underlying asset or the price relationship between soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either the underlying asset or the price relationship between the asset, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

The Fund is required to post margin with respect to its investment in Carbon Credit Futures. “Initial margin” is an amount of funds that must be deposited to initiate an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on an initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking to market is designed to prevent losses from accumulating in any futures account. Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline. Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

The Fund seeks to have the aggregate “notional” amount of the Carbon Credit Futures mirror the exposure of the Index. At any given time, however, most of the Fund’s investments with respect to the Carbon Credit Futures are in cash and cash equivalents that support the Fund’s position in the Carbon Credit Futures. To secure its position in the Carbon Credit Futures, the Fund will deposit the required margin with the FCM and will separately hold its remaining assets through its Non-Digital Custodian in cash and cash equivalents, which specifically include: (a) cash; (b) debt securities issued or directly or indirectly fully guaranteed or insured by the United States or any agency or instrumentality thereof (such as U.S. Treasury Bills); (c) commercial paper or finance company paper of sufficient credit quality in the view of the Sponsor; or (d) money market mutual funds. Additionally, the Fund will use spot market or foreign exchange forwards and customary foreign exchange hedging instruments to seek to remove its foreign currency exposure. Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Carbon Credit Futures. The Fund earns interest and other income from the cash equivalents that it purchases, and on the cash, it holds through the Non-Digital Custodian or other financial institutions. The earned interest and other income increase the Fund’s NAV. The Fund applies the earned interest and other income to the acquisition of additional investments or uses it to pay its expenses. When the Fund reinvests the earned interest and other income, it makes investments that are consistent with its investment objectives.

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per Share is $25.00. In that case, the Fund would receive $25,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the transaction fee of $[__]). The Sponsor would allocate 80% of the proceeds to bitcoin ($20,000) and 20% to Carbon Credit Futures ($5,000) in proportion to those represented in the Index. Assuming a margin requirement equal to 10% of the value of the Carbon Credit Futures (the amount of margin required for Carbon Credit Futures varies by contract and exchange), the Fund would be required to deposit $500 in cash with the FCM through which the Carbon Credit Futures were purchased. The remainder of the proceeds from the sale of the Creation Basket allocated to the Fund’s carbon investments (i.e., 20% of the value of the Creation Basket), $4,500, would remain invested in cash, and/or cash equivalents as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions. The above notwithstanding, the Fund invests in Carbon Credit Futures that comprise each of the Solactive subindices (see below for additional information), in weights reflected by the Index. As of the date of this prospectus, 11% of the Index is comprised of EU CEA Carbon Credit Futures, 8% of the Index is comprised of CCA Carbon Credit Futures that reference CCA and 1% of the Index is comprised of RGGI Carbon Credit Futures. Accordingly, of the $5,000 in proceeds indicated above, $2,750 would be allocated to EU CEA Carbon Credit Futures (of which, assuming a 10% margin requirement, $275 would be deposited in cash with the FCM), $2,000 would be allocated to CCA Carbon Credit Futures (of which, assuming a 10% margin requirement, $200 would be deposited in cash with the FCM) and $250 would be allocated to RGGI Carbon Credit Futures (of which, assuming a 10% margin requirement, $25 would be deposited in cash with the FCM). In the event of a redemption order, the Fund would liquidate the necessary Carbon Credit Futures necessary to cover the portion of the redemption order, and similarly sell the necessary amount of bitcoin, which in aggregate, would cover the funds to meet the redemption request and maintain the 80%/20% weightings of bitcoin and Carbon Credit Futures represented by the Index. As an example, assume that the Fund receives a redemption request for a Basket and that the Fund’s closing NAV per Share is $25.00. The Fund would need to raise $25,000 in cash to meet such redemption request ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the transaction fee of $[__]). The Sponsor would instruct the sale of $20,000 worth of bitcoin and $5,000 worth of notional value of the respective Carbon Credit Futures to maintain the appropriate exposure to the Index. The proceeds of such sales would be used for the redemption order.

The Index

The Index provides exposure to the daily price performance of bitcoin and Carbon Credit Futures by aiming to track the financial performance of investing in a portfolio of 80% bitcoin and 20% Carbon Credit Futures. In providing this exposure, the Index seeks to provide exposure to bitcoin with an environmentally responsible approach through offsetting carbon emissions. The Index does not provide exposure to futures contracts that are specifically linked to bitcoin mining or other related processes. Vinter is the index provider, benchmark administrator and calculates the Bitcoin Price. Vinter is also the central recipient of input data and evaluates the integrity and accuracy of the input data. Solactive is the calculation agent of the Index and is also the index provider of each of the Sub-indexes detailed below. Bitcoin is valued in accordance with the procedures outlined above in “Investment Objective and Investment Strategy — Principal Investment Strategies — Bitcoin Valuation”. The Index is calculated on any day the NYSE is open for trading. The Index value will be calculated at 4:00 p.m. ET, and published after 4:10 ET on such days.

Bitcoin represents 80% of the value of the Index with the remaining 20% represented by various interests in Carbon Credit Futures. The Carbon Credit Futures portion of the Index is built using a combination of three carbon credit indices, each of which is calculated and administered by Solactive: Solactive Future Series European Carbon Credit Rolling Futures Index (the “European Sub-index”), Solactive Future Series California Carbon Rolling Futures Index (the “California Sub-index”), and the Solactive Future Series Regional Greenhouse Gas Rolling Futures Index (the “RGGI Sub-index” and, collectively with the European Sub-index and the California Sub-index, the “Sub-indexes”). The combination of exposure to the three underlying indices provides the Index with returns tied to futures contracts on carbon credits connected to EU CEA, CCA and RGGI. Solactive calculates the value of the Carbon Credit Futures for the Index in accordance with the valuation of the Carbon Credit Futures Sub-indexes, detailed below. The Carbon Credit Futures represented by the European Sub-index are denominated in euros, however the Index is published in U.S. dollars. The European Sub-index employs the 4:00 p.m. London WM/Reuters Fixing to convert the value of the European Sub-index in euros to a value in U.S. dollars. For additional information regarding each of the European Sub-index, California Sub-index and RGGI Sub-index, please see “Carbon Credit Futures Sub-indexes” below).

The Sub-indexes include only Carbon Credit Futures that mature in the upcoming December. Specifically, each Sub-index includes front-month futures contracts that are rolled over a five day period prior to the expiration of such contracts in December to new contracts that expire in December of the subsequent year. For example, if the specific Sub-index holds front-month Carbon Credit Futures that expire in December 2025, when such contracts approach their expiration date, the Sub-index will roll such contracts into Carbon Credit Futures that expire in December 2026.

The Index does not equally weight its exposure to the Carbon Credit Futures that comprise the Sub-indexes. Rather it seeks exposure to the reference carbon credits proportional to the trading volume of the back-month Carbon Credit Futures over the last 22 trading days prior to the December rebalancing. As of the date of this prospectus, 11% of the Index is comprised of EU CEA Carbon Credit Futures, 8% of the Index is comprised of CCA Carbon Credit Futures that reference CCA and 1% of the Index is comprised of RGGI Carbon Credit Futures. The below table provides the volume and allocation for the specific Carbon Credit Futures on ICE as of December 12, 2024:

Carbon Credit Futures	Volume	Allocation
EU CEA Carbon Credit Futures	23,493	11%
CCA Carbon Credit Futures	5,129	8%
RGGI Carbon Credit Futures	393	1%

The Index rebalances quarterly in March, June, September and December. The December rebalance of the Index is the business day immediately following the roll of Carbon Credit Futures for each of the Sub-indexes. Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

The Fund will notify Shareholders of any material change in the methodology of the Index or the respective Sub-indexes in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Carbon Credit Futures Sub-indexes. The Sub-indexes are excess return indexes that roll exposure to the underlying futures contracts over five days. The European Sub-index seeks to track the performance of the Intercontinental Exchange (Carbon Emission Allowances) futures. The California Sub-index seeks to track the performance of the ICE California Carbon Allowance Vintage Future contracts. The RGGI Sub-index seeks to track the performance of the ICE RGGI (CO2 allowances) futures contracts. Each Sub-index has been calculated back to a start date of January 16, 2024 (the “Start Date”) and the initial level of each Sub-index on the Start Date was 100. The Sub-indexes are owned, calculated, administrated, and published by Solactive AG assuming the role as index owner and index administrator under the Regulation (EU) 2016/1011.

The levels of each Sub-index is calculated on each day on which the ICE Futures U.S. is open for general business (the “Calculation Day”) based on the trading prices on the ICE Futures U.S. on which the futures contracts currently reflected in the respective Sub-index (the “Sub-index Components”) are listed. The levels for the RGGI Sub-index and California Sub-index are calculated on each Calculation Day from 3:00 to 18:00 ET. The level for the European Sub-index is calculated on each Calculation Day from 8:00 to 19:00 ET. In addition to the intraday calculation, a closing level of the Sub-indexes for each Calculation Day is also calculated. This closing level is calculated based on the Settlement Level of the Sub-index Components on the exchange on which the Sub-index Components are listed. The “Settlement Level” is an underlying security’s final regular-hours price at which a futures contract will reference at the end of each Calculation Day and upon its expiration published by the ICE Futures U.S. and determined in accordance with the ICE Futures U.S. regulations. In the event that a Sub-index Component is affected by a trading halt or an unplanned market closure, the Sub-index will keep the price of such component at its last observed trading price until further notice. In this context, Solactive does not distinguish between voluntary and regulatory trading halts, nor does it take into account the reason for a particular trading halt.

Sub-index Components are selected according to the Roll Period (defined below) and in accordance with each Sub-index’s pre-determined roll schedule (the “Roll Schedule”). The replacement of the current active contract as set forth in the Roll Schedule (the “Active Contract”) by the next active contract as set forth in the Roll Schedule (the “Next Active Contract”) will be implemented over a five-day roll period (the “Roll Period”). The Roll Period starts on the Trading Day (defined as a day on which the respective Sub-index is open for trading (or a day that would have been such a day if a market disruption had not occurred) (the “Roll Start Date”), excluding days on which trading may be ceased prior to the normal Sub-index closing time) preceding the expiry day of the Active Contract by fifteen Trading Days. The Contract Roll Weight of the Active Contract is then decreased by 1/5 after the close of each Trading Day of the Roll Period starting at 100% while the Contract Roll Weight of the Next Active Contract is increased by 1/5 after the close of each Trading Day of the Roll Period starting at 0%. After the end of the Roll Period (inclusive of the Trading Day which is five days after the Roll Start Date (the “Roll End Date”)) the Next Active Contract becomes the Active Contract.

Once the expiry date (the “Roll Anchor”), anchort as of Calculation Day t is determined, in relation to Calculation Day t, the Roll Start, RollStartt, is set to negative 15 (the “Roll Offset”) plus one Calculation Day before anchort.

Roll End, RollEndt, as of Calculation Day t is set to be exactly the number of “Roll Days” many Calculation Days after Roll Start, RollStartt.

In relation to Calculation Day t, the Contract Roll Weight of the Active Contract is calculated as follows: #

In relation to Calculation Day t _the Contract Roll Weight of the Next Active Contract is calculated as follows:

Roll Anchor would be set to the Active Contract’s expiration date. Therefore, Roll Start would be the fifteenth last day before expiration.

Weekday	Mon	Tue	Wed	Thu	Fri	Mon	Tue	Wed	Thu	Fri
Named Day			Roll Start					Roll End		Roll Anchor
Weight of the Active Contract	100%	100%	100%	80%	60%	40%	20%	0%	0%	0%
Weight of the Next Active Contract	0%	0%	0%	20%	40%	60%	80%	100%	100%	100%

Each Sub-index is calculated on any given Trading Day t and published in USD in accordance with the following formula:

The methodology of each Sub-index is subject to regular review, at least annually. In case a need of a change of the methodology has been identified within such review (e.g., if the underlying market or economic reality has changed since the launch of the respective Sub-index, i.e., if the present methodology is based on obsolete assumptions and factors and no longer reflects the reality as accurately, reliably and appropriately as before), such change will be made in accordance with the Solactive Methodology Policy, which is available on Solactive’s website, and published on Solactive’s website.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin over-the-counter (“OTC”) trading market and bitcoin mining. In this prospectus, Bitcoin with an upper-case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin Network, bitcoin is written with a lower-case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin Network. As a result, the Bitcoin Network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoin are created and rewarded to the parties providing the Bitcoin Network’s infrastructure (“miners”) in exchange for expending computational power to verify transactions and add them to the Blockchain. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the pseudonym “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open-source software and currently operates on a worldwide network of computers. The Bitcoin Network and its software have been under active development since that time by a group of computer engineers known as “core developers,” each of whom operates under a volunteer basis and without strict hierarchical administration.

The Bitcoin Network utilizes a digital asset known as “bitcoin,” which can be transferred among parties via the Internet. Unlike other means of electronic payments such as credit card transactions, one of the advantages of bitcoin is that it can be transferred without the use of a central administrator or clearing agency. As a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin. Unless it is using a third-party service provider, a party transacting in bitcoin is generally not afforded some of the protections that may be offered by intermediaries.

The first step in directly using the Bitcoin Network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s bitcoin address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; however, such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such bitcoin address, is transparently reflected in the Blockchain and can be viewed by websites that operate as “blockchain explorers.” Copies of the Blockchain exist on thousands of computers on the Bitcoin Network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain. The innovative design of the Bitcoin Network protocol allows each bitcoin user to trust that their copy of the Blockchain will generally be updated consistent with each other user’s copy.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a Bitcoin address from the recipient. The sender then uses his or her Bitcoin wallet software to create a proposed transaction that is confirmed and settled when included in the Blockchain. The transaction would reduce the amount of bitcoin allocated to the sender’s bitcoin address and increase the amount allocated to the recipient’s bitcoin address, in each case by the amount of bitcoin desired to be transferred. The transaction is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin Network; however, the use of cryptographic verification is believed to prevent the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is built using open-source software, meaning any developer can review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” which is maintained in an open-source repository on the website Github. There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol, also known as the “reference software.” The core developers for Bitcoin Core operate under a volunteer basis and without strict hierarchical administration.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or “BIP.” Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the reference software’s Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin Network’s operations. Instead, the implementation of a change is achieved by users and transaction validators (known as “miners”) downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to those bitcoin users and miners who download it. If an incompatible modification is accepted by a less than overwhelming percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network.

Such a fork in the Bitcoin Network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin Network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and Bitcoin Cash now operate as separate, independent networks, and have distinct related assets (bitcoin and bitcoin cash). Additional forks have followed the Bitcoin Cash fork, including those for Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), in the months after the creation of Bitcoin Cash. It is possible that additional “forks” will occur in the future.

Recent developments on the Bitcoin Network has enabled some functionality other than the transfer of value on the Blockchain. Following the recent activation of “Segregated Witness” on the Bitcoin Network, an alpha version of the Lightning Network was released. The “Lightning Network” is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of bitcoin without the need of a trusted third party. In 2021, the Bitcoin protocol implemented the Taproot upgrade to add enhanced support for complex transactions on the network such as multi-signature transactions, which require two or more parties to execute a transaction on the Bitcoin Network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. The Fund’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing the utility of the Bitcoin Network as a whole. Conversely, projects that operate and are built within the Blockchain may increase the data flow on the Bitcoin Network and could either “bloat” the size of the Blockchain or slow confirmation times. At this time, such projects remain in early stages.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as public-private key cryptography, represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin Network address, or “wallet,” is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The use of key pairs is a cornerstone of the Bitcoin Network technology. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key provides the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Fund secures its bitcoin, see “Custody of the Fund’s Assets—The Bitcoin Custodian” below.

The public key is visible to the public and analogous to the Bitcoin Network address. The private key is a secret and is used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, without having to reveal the private key. A user’s private key must be kept safe in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could apply the user’s digital signature without authorization and send the user’s bitcoin to their or another bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin associated with that private key and bitcoin address.

To prevent the possibility of double-spending bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Blockchain, which is publicly available. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin Network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin Network was authorized by the holder of the applicable private key, and Bitcoin Network mining software consistent with reference software requirements validates each such transaction before including it in the Blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a bitcoin user’s private key, including the hacking of a bitcoin user’s computer or a service provider’s systems.

A bitcoin transaction between two parties is recorded if such transaction is included in a valid block added to the Blockchain. A block is accepted as valid through consensus formation among Bitcoin Network participants. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s data and by the block’s addition to the longest confirmed blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of validity. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. This layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous hashrate in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin Network. The Bitcoin Network is generally programmed to consider the longest Blockchain containing solved and valid blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin Network, who would be continuously solving for and adding new blocks to the Blockchain.

If a malicious actor is able to amass ten percent (10%) of the Bitcoin Network’s aggregate hashrate, there is estimated to be a 0.1 percent chance that it would be able to overcome six (6) confirmations. Therefore, given the difficulty in amassing such hashrate, six (6) confirmations is an often-cited standard for the validity of transactions. The Fund has adopted a policy whereby a transaction will be deemed confirmed upon this industry standard of six (6) confirmations (the “Confirmation Protocol”). As one (1) block is added to the Blockchain approximately every six (6) to twelve (12) minutes, a Bitcoin transaction will be, on average, confirmed using the Confirmation Protocol beyond a reasonable doubt in approximately one (1) hour. Merchants selling high-value goods and services, as well as Bitcoin Platforms and many experienced users, are believed to generally use the six (6) confirmations standard. This confirmation system, however, does not mean that merchants must always wait for multiple confirmations for transactions involving low-value goods and services. As discussed below, the value of a successful double-spending attack involving a low-value transaction may, and perhaps likely will, be significantly less than the cost involved in arranging and executing such double-spending attacks. Furthermore, merchants engaging in low-value transactions may then view the reward of quicker transaction settlements with limited or no Blockchain confirmation as greater than the related risk of not waiting for six (6) confirmations with respect to low-value transactions at points of sale. Conversely, for high-value transactions that are not time sensitive, additional settlement security can be provided by waiting for more than six (6) confirmations.

Bitcoin Mining – Creation of New Bitcoins

Mining Process

The process by which bitcoin are created and bitcoin transactions are verified is called “mining.” To begin mining, a user, or “miner,” can download and run a mining “client,” which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks, and, in this case, gives such user the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to verify transactions and compete for the right to add a block of verified transactions to the Blockchain and thereby confirm bitcoin transactions included in that block’s data. The miner who successfully “solves” the complex mathematical calculations has the right to add a block of transactions to the Blockchain and is then rewarded with new bitcoin, the amount of which is determined by the Bitcoin protocol, plus any transaction fees paid for the transactions included in such block.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 6.25 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016 and 12.5 in May 2020. The most recent halving occurred in April 2024 and the next estimated halving is expected to occur in 2028. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one million (21,000,000) and that bitcoin cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of November 2024, approximately 19.8 million bitcoin are outstanding. The date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Blockchain.

In addition, many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Bitcoin Market and Bitcoin Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by: (i) the supply of and demand for bitcoin in the bitcoin market; (ii) market expectations for the expansion of investor interest in bitcoin and the adoption of bitcoin by individuals; (iii), the number of merchants that accept bitcoin as a form of payment; and (iv) the volume of private end-user-to-end-user transactions.

Although the value of bitcoin is determined by the value that two transacting market participants place on bitcoin through their transaction, the most common means of determining a reference value is by surveying one or more trading platforms where secondary markets for bitcoin exist. The most prominent digital asset trading platforms are often referred to as “exchanges,” although they neither report trade information nor are they regulated in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from digital asset trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro or another digital asset such as ether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity and, therefore, provide large data sets for market valuation of bitcoin. A digital asset trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or Nasdaq, which provide ways for investors to buy stocks and bonds in the “secondary market.” Unlike stock exchanges, which are regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) and are required to monitor for and detect money-laundering and other illicit financing activities that may take place on the platform. Digital asset trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

As with conventional stock exchanges, an investor opening a trading account and wishing to transact at a digital asset trading platform must deposit an accepted government-issued currency into their account, or a previously acquired digital asset. The process of establishing an account with a digital asset trading platform and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address, such as to pay for goods and services. This latter process is an activity that occurs wholly within the confines of the Bitcoin network, while the former is an activity that occurs largely on private websites and databases owned by the digital asset trading platform.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, bitcoin cash and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. As of November 2024, bitcoin accounted for approximately 60% of the total market capitalization of all digital assets, according to CoinMarketCap.com.

Authorized Purchasers will have the option of purchasing and selling bitcoin used in Creation Basket transactions with the Fund either on bitcoin trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of bitcoin are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Market Participants

Miners

Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority is now undertaken by parties with access to high grade hardware, favorable electric prices, and industrial data centers. In addition, most mining hashrate is directed by participants in mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool adds a new block to the Blockchain, the pool operator receives the new bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from exchange-traded products, hedge funds and day-traders who invest in bitcoin by trading on digital asset trading platforms. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to bitcoin and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, such as BitPay, which provides a merchant platform for instantaneous transactions whereby the consumer sends bitcoin to BitPay, which then provides either the bitcoin or the cash value thereof to the commercial or service business utilizing the platform. PayPal, Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added Bitcoin payment options for their merchant customers. Payment processing through the Bitcoin Network may reduce the transaction cost for merchants, relative to the costs paid for credit card transaction processing, and eliminates the potential for consumer chargebacks.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Coinbase and Fidelity are examples of multi-service financial institutions that provide wallets that store bitcoin for users and also serve as a retail or exchange gateway whereby users can purchase bitcoin for fiat currency. BitPay is an example of Bitcoin payment processors that allow merchants to accept bitcoin as payment. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.

Competition

More than 20,000 other digital assets have been developed since the inception of Bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin. Some industry groups are also creating private, permissioned blockchains that may or may not feature cryptocurrencies or other digital assets. In addition, private enterprises and governments are exploring the use of stablecoins including central bank digital currencies.

Regulation of Bitcoin

As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including Financial Crimes Enforcement Network (“FinCen”), SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Fund to continue to operate.

For example, the events of 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning digital assets, including Bitcoin and digital asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the digital asset industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult.

In August 2021, Gary Gensler, the chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

In June 2023, the SEC filed lawsuits against Coinbase and Binance, two large U.S. digital asset trading platforms, alleging that Coinbase and Binance had been operating as unregistered securities exchanges, brokers and clearing agencies in violation of U.S. federal securities laws. While the SEC has not alleged that bitcoin is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. However, the SEC has recently faced setbacks in U.S. courts in its attempt to regulate the digital asset markets. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based ETPs. Nonetheless, until the SEC’s numerous actions against digital asset market participants are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the AML regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate AML program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with AML regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the AML regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Bitcoin Network to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the Bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with AML, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multi-state reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in ICOs may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin Network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin Network. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity. In July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about digital assets. Secretary Mnuchin indicated that one source of concern is digital assets’ potential to be used to fund illicit activities. In June 2020, digital asset businesses that are financial institutions were required to comply with the “travel rule” guidelines promoted by the Financial Action Task Force and adopted by government regulators in a substantial number of developed economies. The travel rule requires financial institutions to pass on certain transaction information in connection with financial transfers of size; because of the nature of the Bitcoin Network, compliance with this mandate represents a challenge for digital asset businesses including digital asset trading platforms.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, on March 5, 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and CFT framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. The Chinese and South Korean governments have also banned ICOs and there have been consistent reports over the course of the last five years that Chinese regulators have taken formal or informal action to shut down or limit banking access to a number of China-based digital asset trading platforms. For example, on January 19, 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.” Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. On March 5, 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling. There remains significant uncertainty regarding the South Korean, Indian and Chinese governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in the European Union, China, South Korea, India and the United States and globally, or otherwise negatively affect the value of bitcoin.

In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail consumers deriving from the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. In addition to exchange traded notes, the proposed ban would affect financial products including contracts for difference, options and futures. Public consultation on the proposed restriction closed in October 2019. As of the date of this Prospectus, the Financial Conduct Authority has not yet finalized its proposed ruling.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

The effect of any future regulatory change on the Fund or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Platforms where bitcoin is traded publicly and transparently (e.g., Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini).

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuations of bitcoin. Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin Platforms located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin Platforms, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin Platforms. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin Platforms with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin Platforms or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Fund because they do not meet the Fund’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements. Historically, the Fund has not needed to make any changes in the determination of principal market due to variances in pricing, although it has changed its principal market due to disruption of operations of the Bitcoin Market considered to be the principal market.

OVERVIEW OF COMMODITY Futures MARKETS and carbon markets

This section of the Prospectus provides a descriptive overview of the commodity futures markets, including the market for Carbon Credit Futures. The overview briefly covers commodity futures and the regulatory scheme pursuant to which the Fund and commodity interests markets generally operate. The following description is a summary only; it is not intended to be complete.

Regulatory Framework

In the U.S., the purchase, sale, trade and/or marketing of interests in commodities, such as futures contracts and swap agreements, is regulated by the CEA, as modified by the Dodd-Frank Act, as well as the rules and regulations promulgated by the CFTC. The CEA establishes the statutory framework under which the CFTC operates and grants the CFTC jurisdiction over exchange traded commodities (e.g., futures and options), over-the-counter markets (e.g., swaps), as well as physical commodity transactions in interstate commerce.

The CEA defines a commodity by referencing specific enumerated commodities, as well as “all services, rights, and interests .. . . in which contracts for future delivery are presently or in the future dealt in.” The CFTC has taken the view that certain digital assets, such as bitcoin are commodities. Through clarifications in the CFTC federal register, renewable energy credits have been deemed to be an environmental commodity, which has subsequently been expanded to include carbon credits as an environmental commodity.

In 2008, the Dodd-Frank Act amended the CEA and established a comprehensive new framework for commodities that are purchased, sold, traded and/or marketed using an agreement commonly known as a “swap.” Following the enactment of the Dodd-Frank Act, the CFTC was required to create, or promulgate, a multitude of rules and regulations to enforce such laws. The term “swap” includes “any agreement, contract, or transaction…that provides for any purchase, sale, payment, or delivery (other than a dividend on an equity security) that is dependent on the occurrence, nonoccurrence, or the extent of the occurrence of an event or contingency associated with a potential financial, economic, or commercial consequence.” The CEA also provides a list of agreements that are also considered swaps, which includes “agreements, contracts and transactions commonly known as … (xx) agriculture swaps, (xxi) emissions swaps, and (xxii) commodity swaps.” The Dodd-Frank Act provides that the CFTC shall further define the term ‘‘swap’’ and the CFTC is given authority over swaps.

The CFTC possesses exclusive jurisdiction to regulate the activities of CPOs and CTAs with respect to “commodity interests,” such as futures, swaps and options, and has adopted regulations with respect to the activities of those persons and/or entities. Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than DCMs. The CFTC has delegated to the NFA responsibility for the registration of CPOs, CTAs and FCMs and their respective associated persons.

Under the CEA, a registered CPO, such as the Sponsor, is required to make annual filings with the CFTC and NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered CPOs. Accordingly, CPOs are required to keep accurate, current and orderly records for each pool that they operate. Suspension, restriction or termination of the Sponsor’s registration as a CPO would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor were not elected pursuant to the Trust Agreement.

The regulation of commodity interest transactions in the U.S. is an evolving area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the U.S. There is a possibility of future regulatory changes within the U.S. altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

The Fund will use a portion of its net assets to invest in and trade in Carbon Credit Futures; accordingly the Fund is a commodity pool and the Sponsor is a CPO subject to regulation by the CFTC and the NFA under the CEA. The offering of the Fund’s Shares is registered with the SEC in accordance with the Securities Act and the Fund’s Shares are registered with the SEC under the Exchange Act.

Commodity Pools

A commodity pool is any investment trust, syndicate, or similar form of enterprise operated for the purpose of trading in commodity interests. In relevant part, a commodity interest is a commodity for future delivery, security futures product, swap or commodity option. Since the Fund intends to use pooled funds from investors to invest in bitcoin and Carbon Credit Futures, the Fund is a “commodity pool” and is therefore subject to CFTC regulation.

The term “commodity pool operator” is defined in part as “any person engaged in a business that is of the nature of a commodity pool…and who, in connection therewith, solicits, accepts, or received from others, funds, securities or otherwise, for the purpose of trading in commodity interests…”. A “commodity pool operator” is required to register with the CFTC and become a member of the NFA. The Sponsor is a CPO and CTA and is registered with the CFTC and is a member of the NFA.

Futures Contracts

The Fund invests in Carbon Credit Futures that comprise the Index, specifically contracts that are linked to the value of emissions allowances issued under the following cap-and-trade regimes: EU CEA. CCA and RGGI. The Fund does not invest in any carbon credit futures contracts that are specifically linked to bitcoin mining or other related processes.

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

Certain futures contracts settle in cash. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions and exchange fees, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to a fund since futures contracts are exchange traded and the exchange’s clearing house, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions.

Margin Requirements

“Initial” or “original” margin is the minimum amount of funds that a counterparty to a futures contract (or cleared derivatives contract) must deposit with their commodity broker in order to establish an open position. “Maintenance” or “variation” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells.

Brokerage firms may require higher amounts of margin versus that required by exchanges as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

Carbon Markets

Carbon markets are designed to reduce greenhouse gas (“GHG”) emissions and promote sustainable development by putting a price on carbon. Carbon markets are markets where GHG emissions are commodified as a tradable unit either as an emission allowance in government compliance markets or as a verified emission reduction/removal credit in voluntary markets. There are two types of instruments that are traded in carbon markets: carbon credits (sometimes called “Allowances”) and carbon offsets. The two main types of carbon markets are compliance carbon markets (“CCMs”) and voluntary carbon markets (“VCMs”). Carbon Credit Futures are an expansion of the carbon market. Carbon Credit Futures are credit instruments where the buyer seeks to have exposure to CCMs or VCM market’s carbon offset projects, but without directly buying or selling allowances or investing in any projects.

CCMs are established by governments and operate under a cap-and-trade system. Cap-and-trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties in the mechanism up to the total emissions cap. In these types of markets, a regulator will define an allowed maximum level of GHG emissions (the “Cap”) for a certain group of entities (e.g., countries, companies, or facilities). The Cap is then subdivided into distinct emission allowances, which are distributed by regulated entities. To stay in compliance with the regulator, the covered entities need to submit one allowance for each ton of carbon dioxide equivalent emitted during a compliance period (usually a year). The initial allocation of allowances to covered entities can be free of charge, partially free, and/or sold at auction by the regulator.

Cap-and-trade regimes and related markets are new and based on scientific principles that are subject to debate. Cap-and-trade regimes have arisen primarily due to relative international consensus with respect to scientific evidence indicating a correlative relationship between the rise in global temperatures and extreme weather events, on the one hand, and the rise in GHG emissions in the atmosphere, on the other hand. If this consensus were to break down, cap-and-trade regimes and the value of the Fund may be negatively affected. Scientists are still debating whether the rise in atmospheric GHGs is caused by human activity such as GHG emissions generated through the burning of fossil fuels, as well as the acceptable level of GHG concentrations in the atmosphere. If the science supporting the relationship or the acceptable level of GHG concentrations is discredited or proved to be incorrect or inaccurate, it may negatively affect cap-and-trade regimes and the value of the Fund. There is no assurance that cap-and-trade regimes will continue to exist. Cap-and-trade may not prove to be an effective method of reduction in GHG emissions. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration.

New technologies may arise that may diminish or eliminate the need for cap-and-trade markets. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affecting the price of the Fund. Emission limit allocations may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility, which could affect the value of the Fund. Depending upon the industries covered under each cap-and-trade mechanism represented in the Index, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions. The ability of the GHG emitting companies to pass on the cost of emissions credits to consumers can affect the price of the Carbon Credit Futures. If the price of emissions can be passed on to the end customer with little impact upon consumer demand, it is likely that industries may continue emitting and purchase any shortfall in the market at the prevailing price. If, however, the producer is unable to pass on the cost, it may be incentivized to reduce production in order to decrease its need for offsetting emissions credits, which could adversely affect the price of carbon credit futures and the Fund.

Regulatory risk related to changes in regulation and enforcement of cap-and-trade regimes could also adversely affect market behavior. If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and a drop in the value of the Fund. In addition, as cap-and-trade markets develop, new regulation with respect to these markets may arise, which could have a negative effect on the value and liquidity of the cap-and-trade markets and the Fund.

In the VCM, often referred to as a “baseline-and-credit” system, a variety of private organizations allows individuals or businesses to purchase offsets from emission reduction or removal projects. In these markets, the private organization defines how emission (reduction or removal) credits can be generated by activities/projects that reduce or remove GHG emissions from the atmosphere compared to a reference scenario (baseline) that reflects the counterfactual situation without such activities. The difference between the baseline emissions and the emissions of the activity determines how many credits can be issued. To generate emission credits, verification of the reduction/removal by an officially recognized institution (a verifier) is necessary to calculate the reduction/removal of emissions into its carbon-dioxide (“CO2”) equivalent (“CO2e”). The carbon credit represents one metric-ton of CO2e and can then be used as offsets against mandatory or voluntary GHG emission targets or other policy instruments aiming at GHG mitigation. The Fund will not invest in any Carbon Credit Futures that provide exposure to VCMs.

Description of the index

The following is a summary of the 7RCC Vinter Bitcoin Carbon Credit Index. The Index aims to track the financial performance of investing in a portfolio with an 80% allocation to bitcoin and a 20% allocation to Carbon Credit Futures. The purpose of the Index is to obtain exposure to bitcoin for environmentally-focused investors.

The Carbon Credit Futures component of the Index is built with a combination of three carbon credit indices: (i) Solactive Future Series European Carbon Credit Rolling Futures Index, which tracks Intercontinental Exchange (“ICE”) EUA (Carbon Emission Allowances) futures; (ii) Solactive Future Series California Carbon Rolling Futures Index, which tracks ICE California Carbon Allowance Vintage Future contracts; and (iii) Solactive Futures Series Regional Greenhouse Gas Rolling Futures Index, which tracks ICE RGGI (CO2 allowances) futures contracts. For additional information regarding the Sub-Indexes, see “Investment Objective and Investment Strategy—Principal Investment Strategies—the Index—Carbon Credit Futures Sub-indexes” on page [ ].

The Sub-indexes include only Carbon Credit Futures that mature in the upcoming December. Specifically, each Sub-index includes front-month futures contracts that are rolled over a five-day period prior to the expiration of such contracts in December to new contracts that expire in the December of the subsequent year. The Index does not equally weight its exposure to the Carbon Credit Futures that comprise the Sub-indexes. Rather the Index provides exposure to the reference carbon credits proportional to the trading volume of the back-month Carbon Credit Futures over the last 22 trading days prior to the December rebalancing. As of the date of this prospectus, 11% of the Index is comprised of EU CEA Carbon Credit Futures, 8% of the Index is comprised of CCA Carbon Credit Futures that reference CCA and 1% of the Index is comprised of RGGI Carbon Credit Futures.

The Index rebalances quarterly in March, June, September and December. The December rebalance of the Index is the business day immediately following the roll of Carbon Credit Futures for each of the Sub-indexes.

Vinter is the index provider, benchmark administrator and calculates the Bitcoin Price. Vinter is also the central recipient of input data and evaluates the integrity and accuracy of the input data. Vinter is an index provider for crypto assets. Vinter works with leading issuers in Europe to create exchange-traded products. Vinter developed the first crypto indexes in the Nordics approved by the European Securities and Markets Authority (ESMA). Vinter introduces crypto assets to the traditional financial industry and reliable pricing and trust to the blockchain community. Vinter’s multinational team consists of individuals with diverse backgrounds and experience in cryptocurrency research and trading, data engineering, corporate law, investment banking, and structured products. Vinter is a registered trademark owned by Invierno AB. Invierno AB is the legal name of Vinter. The European Securities and Markets Authority has included Invierno AB in its register of Benchmark Administrators approved to carry on the regulated activity of administering a benchmark.

Vinter is in the process of being acquired by Kaiko. Kaiko, founded 2014, is a global crypto data and data solutions company, offering businesses institutional-grade, regulatory-compliant solutions. Kaiko, through Kaiko Indices, a wholly owned subsidiary, is an index provider for crypto assets. Kaiko Indices is a registered Benchmark Administrator under the EU Benchmark Regulations and is regulated by the European Securities and Markets Authority (ESMA). Kaiko crypto asset benchmarks and indices are used by exchanges, asset managers and funds, and other market participants across the world. The Vinter acquisition entails solely a change of ownership. The Vinter entity will continue to operate post-acquisition under the supervision of Kaiko.

Solactive is the calculation agent of the Index and is also the index provider of each of the Sub-indexes detailed below. Solactive also calculates the value of the Carbon Credit Futures portion of the Index and the value of the Index overall. Since its creation in 2007, Solactive AG has become one of the key players in the indexing space. Solactive AG is a German multi-asset class index provider focusing on tailor-made indices, developing, calculating and distributing them worldwide. Offering a fast time to market service with great flexibility and at a reasonable cost has allowed Solactive AG to become one of the fastest growing index providers over the past few years. Solactive AG now calculates indices for more than 500 clients in Europe, America and Asia. As of October 2024, approximately $300 billion are invested in products linked to more than 35,000 indices calculated by Solactive AG globally, primarily in the form of 650 ETFs.

Performance of the other commodity pools operated by the cpo

Performance of Related Pools

The following performance information is presented in accordance with CFTC regulations. The performance of the Fund will differ materially from the performance of the Related Pools which is included herein. The performance of the Related Pools which is summarized herein is expected to be materially different from the Fund and the past performance summaries of the Related Pools below are generally not representative of how the Fund might perform in the future. No performance information is presented with respect to the Fund, which has not commenced investment operations prior to the date of this Prospectus and which will not begin trading until after the initial Creation Baskets of the Fund are purchased by the initial Authorized Purchaser (all as described in the “Plan of Distribution” section). The performance of the Fund will differ materially from the Related Pools listed below.

Performance information is set forth in accordance with CFTC regulations, since each fund’s inception of trading.

PERFORMANCE OF [       ]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Commodity Pool:
Type of Commodity Pool:
Inception of Trading:

Aggregate Subscriptions (from inception through _____):
Aggregate Redemptions (from inception through _____):
Total Net Assets as of _____:
NAV per Share as of _____:
Worst Monthly Percentage Draw-down: [    ] to [    ] ([    ]%)
Worst Peak-to-Valley Draw-down: [    ] to [    ] ([    ]%)
Number of shareholders (as of _____):

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rates of Return:*

Month	[Begin with Year of Inception]	2021	2022	2023
January
February
March
April
May
June
July
August
September
October
November
December
Annual Rate of Return

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

*       The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

Management’s discussion and analysis of financial condition and results of operations

The Fund is newly formed and has no operating history.

Charges

Breakeven Analysis

The breakeven analysis set forth below is a hypothetical illustration of the approximate dollar returns and percentage returns for the redemption value of a single Share to equal the amount invested twelve months after the investment is made. For purposes of this breakeven analysis, an initial selling price of $25.00 per Share, is assumed. The breakeven analysis is an approximation only and assumes a constant month-end NAV. In order for a hypothetical investment in Shares to breakeven over the next 12 months, assuming a selling price of $25.00 per Share, the investment would have to generate a 0.16% or $0.04 return. The numbers in the chart below have been rounded to the nearest 0.01.

Per Share

Assumed initial selling price per Share(1)	$25.00
Management Fee(2)	$(0.17)
Estimated Brokerage Commissions and Fees(3)	$(0.04)
Other Fund Fees and Expenses(4)	$–
Interest and Other Income(5)	$0.17
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price of the Share	$(0.04)
Percentage of initial selling price per Share(6)	(0.16)%

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount is the expected NAV of the Shares on the first day of Fund operations. The actual NAV of the Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by the Trust during a year of an investor’s investment.
(2)	From the Management Fee, the Sponsor pays certain of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Bitcoin Custodian, Non-Digital Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Sponsor through the proceeds from the Management Fee.
(3)	Reflects estimated brokerage commissions and fees in relation to the Carbon Credit Futures and reflected on a per trade basis. The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund. The Sponsor may elect to pay or waive a portion of these fees. The Fund may elect to waive fees in order to reduce the Fund’s expenses. Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
(4)	The Fund pays all transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool. The Fund also pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.
(5)	The Fund seeks to earn interest and other income in high credit quality, short-duration instruments or deposits associated with the pool’s cash management in connection with its investments in futures contracts and other financial instruments, that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, and money market funds. Considering various uncertain factors in the US and commodity markets, the Sponsor has estimated a blended interest rate of 4.50%. The actual rate may vary and not all assets within the Fund will necessarily earn interest. The actual rate may vary and not all assets of the Fund will earn interest.
(6)	This represents the estimated approximate percentage for the redemption value of a hypothetical initial investment in a single Share equal to the amount invested twelve months after the investment was made. The estimated approximate percentage of selling price is 0.16% or $0.04 per share.

Management Fee

The Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.68% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. No other management fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly. From the Management Fee, the Sponsor is responsible for paying certain fees and expenses of the Administrator, Trustee, Marketing Agent, Transfer Agent, and certain routine operational, administrative and other ordinary expenses of the Fund. These fees and expenses are not included in the Breakeven Table. The Fund pays all transaction-related fees and expenses charged in connection with the trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool.

Licensing and Index Calculation Fee

The Fund pays a fee to Vinter to administer and maintain the Index.

Recurring and Non-Recurring Fees and Expenses/Other Fund-Assumed Fees and Expenses

The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

In addition, as noted below, the Fund pays all transaction-related fees and expenses charged in connection with trading activities for the Fund’s investments. Further, the Fund pays all fees and expenses required for maintenance of its CFTC regulatory status as a commodity pool.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Purchaser sells a Share may be higher or lower than the price paid by such Authorized Purchaser in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

The Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments.

The Fund bears other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Carbon Credit Futures, and costs relating to the purchase of money market instruments.

USE OF PROCEEDS

The Fund uses the proceeds of the offering of Shares of the Fund to make investments in a manner consistent with its investment objective. Proceeds received by the Fund from the issuance of Baskets will be used to acquire bitcoin and Carbon Credit Futures. Such deposits of cash are held by the Non-Digital Custodian on behalf of the Fund until (i) transferred to the Bitcoin Custodian and used to acquire bitcoin; (ii) transferred to an FCM to facilitate the Fund’s investment in Carbon Credit Futures; (iii) accrued and distributed to pay fees due to the Sponsor and Fund expenses and liabilities not assumed by the Sponsor, (iv) distributed to Authorized Purchasers in connection with redemptions of Baskets, or (v) disposed of in a liquidation of the Fund.

In connection with receipt of a Purchase Order (as defined below) accepted by the Marketing Agent and Transfer Agent, the Sponsor, on behalf of the Fund, is responsible for acquiring bitcoin and increasing its investment in Carbon Credit Futures in an amount equal to the value of the Basket. The proceeds will be allocated between the Bitcoin Custodian and the Non-Digital Custodian in accordance with the Fund’s investment strategies. The Bitcoin Trading Counterparties with which the Sponsor will engage in bitcoin transactions are unaffiliated third-parties and all transactions will be done on an arms-length basis. When seeking to purchase bitcoin on behalf of the Fund, the Sponsor will seek to purchase bitcoin at a price as close to the Bitcoin Price as practical from any of the approved Bitcoin Trading Counterparties. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers to and from the Fund of bitcoin are “on-chain” transactions represented on the Bitcoin blockchain. Transfer fees with respect to this on-chain transfer of bitcoin are paid by the Bitcoin Custodian. The Bitcoin Trading Counterparty must deposit the required amount of bitcoin by end of day Eastern Time on the business day following the Purchase Order Date prior to any movement of cash from the Non-Digital Custodian or delivery of Shares from the Transfer Agent. Upon receipt of the deposit amount of bitcoin at the Bitcoin Custodian from the Bitcoin Trading Counterparty, the Bitcoin Custodian will notify the Sponsor that the bitcoin has been received. The Sponsor will then notify the Transfer Agent that the bitcoin has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Purchaser’s DTC account and will wire the cash previously sent by the Authorized Purchaser to the Bitcoin Trading Counterparty to complete settlement of the Purchase Order and the acquisition of the bitcoin by the Fund. With respect to the Fund’s investments in Carbon Credit Futures, The Sponsor causes the Fund to transfer the proportional amount of proceeds of the sale of Creation Baskets to the Non-Digital Custodian or another financial institution for use in trading activities and/or investment in Carbon Credit Futures and cash and cash equivalents. When the Fund purchases Carbon Credit Futures, the Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Carbon Credit Futures at maturity. This deposit is known as initial margin. The Sponsor invests the Fund’s assets that remain after margin and collateral is posted in cash and cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be: (i) held as margin or collateral with the FCM or other custodian; (ii) used for other investments; and (iii) held in bank accounts to pay current obligations and as reserves. In general, the Fund expects that it will be required to post approximately 10% to 20% of the notional amount of a Carbon Credit Future as initial margin when entering into such contract. Ongoing margin and collateral payments will generally be required based on changes in the value of the Carbon Credit Futures. Cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest or other income is used for the Fund’s benefit. An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. The Fund’s assets that are used to post the approximate 10% to 20% of notional value for margin held by the FCM are held in segregation pursuant to the CEA and CFTC regulations. For purposes of creation and redemption orders for Carbon Credit Futures, the settlement price on the primary exchange will be used.

In connection with a Redemption Order (as defined below), the Sponsor, on behalf of the Fund, is responsible for selling bitcoin and Carbon Credit Futures in an amount equal to the value of the Basket. When seeking to sell bitcoin, the Sponsor will seek to sell bitcoin at prices as close to the Bitcoin Price as practical on terms from any of the approved Bitcoin Trading Counterparties. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. The Bitcoin Custodian will not send the required amount of bitcoin until the Non-Digital Custodian has received the cash from the Bitcoin Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Bitcoin Trading Counterparty has sent the cash to the Non-Digital Custodian in an agreed upon amount to settle the agreed upon sale of the Basket Amount of bitcoin, the Transfer Agent will notify the Sponsor. The Sponsor will then notify the Bitcoin Custodian to transfer the bitcoin to the Bitcoin Trading Counterparty, and the Transfer Agent will facilitate the Shares in exchange for cash. Once the Authorized Purchaser has delivered the Shares represented by the Basket to be redeemed to the Fund’s DTC account, the Non-Digital Custodian will wire the requisite amount of cash to the Authorized Purchaser.

Each Bitcoin Trading Counterparty must be approved by the Sponsor. The Sponsor has instituted a process for approving and monitoring Bitcoin Trading Counterparties. All bitcoin trading counterparties must be approved by the Sponsor before the Sponsor, on behalf of the Trust, will engage in transactions with the entity. The Sponsor continuously reviews all approved Bitcoin Trading Counterparties and will reject the approval of any previously approved Bitcoin Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved Bitcoin Trading Counterparty in doubt. Pursuant to this process, the Sponsor has approved each of JSCT, LLC (which is an affiliate of Jane Street Capital, LLC an Authorized Purchaser for the Fund), DV Chain, LLC and Gemini to act as a Bitcoin Trading Counterparty. Bitcoin Trading Counterparties may be added at any time, subject to the discretion of the Sponsor.

Who may subscribe

Only Authorized Purchasers may create or redeem Baskets. Each Authorized Purchaser must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a member of a national clearing agency, and (3) have entered into an agreement with the Sponsor (an Authorized Purchaser Agreement).

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

When the Fund creates or redeems its Shares, it will do so only in Baskets (blocks of [10,000] Shares) based on the NAV per Share (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket ([10,000]). This is called the “Basket Price.” The Fund will sell its assets (in the case of redemption orders) or allocate proceeds (in the case of creation orders) in accordance with the assets of the Index. Stated differently, the Sponsor will facilitate the liquidation of an amount of bitcoin and Carbon Credit Futures that will, in aggregate cover the sufficient assets necessary redemption order or invest the proceeds from a creation order in bitcoin and Carbon Credit Futures, in each instance so that the Fund will continue to track the Index’s 80% allocation in bitcoin and 20% allocation in Carbon Credit Futures. With respect to Carbon Credit Futures, the Sponsor will instruct the liquidation or acquisition of each component Carbon Credit Future in accordance with the weighting of the Index (i.e., to maintain the weighting reflected in the Index of Carbon Credit Futures referencing EU CEA, CCA and RGGI). The Sponsor will retain discretion to determine which of the Custodians, to the extent there are multiple custodians for bitcoin or multiple custodians for cash and cash equivalents in connection with Carbon Credit Futures, are selected to facilitate the respective order.

Authorized Purchasers are the only persons that may place orders to create and redeem Baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the cash or Shares required for such creation and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Fund, without the consent of any Shareholder or Authorized Purchaser. Authorized Purchasers must pay the Transfer Agent a non-refundable fee for each order they place to cover the expenses incurred in connection with the creation and redemption of Baskets. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor in its sole discretion. Authorized Purchasers who make deposits with the Fund in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor, and the Fund under limited circumstances, have agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

In connection with any issuance or redemption of a Creation Basket, the Fund deploys assets or liquidates assets, as applicable, in proportion with the

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail. The Trust Agreement and form of Authorized Purchaser Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Determination of Basket Price

The Basket Price required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the Basket Price as appropriate to reflect accrued expenses. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Basket Price so determined is communicated to all Authorized Purchasers and made available on the Trust’s website for the Shares. The Exchange also publishes the Basket Price determined by the Administrator as indicated above.

Creation Procedures

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. On any business day, an Authorized Purchaser may create Shares by placing an order to purchase one or more Baskets with the Transfer Agent through the Marketing Agent in exchange for cash (a “Purchase Order”). Such orders are subject to approval by the Marketing Agent and Transfer Agent and may be received: (i) in writing by facsimile; (ii) through the Transfer Agent’s electronic order entry system; or (iii) by telephone to the Administrator at the Transfer Agent according to certain additional procedures. Such orders are subject to approval by the Marketing Agent and Transfer Agent. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase Orders must be placed by 2:00 p.m., eastern time, or the close of regular trading on the Exchange, whichever is earlier (the “Order Cut-Off Time”), or an earlier time as determined and communicated by the Sponsor and its agent. The day on which a Purchase Order is accepted by the Transfer Agent is considered the “Purchase Order Date.” If the Purchase Order is accepted, it will receive the next Business Day’s Basket Price if submitted before the applicable Order Cutoff Time.

By placing a Purchase Order, an Authorized Purchaser agrees to deposit cash as determined by the Sponsor with the Fund’s Non-Digital Custodian. The total deposit required to create each basket (“Creation Basket Deposit”) will be an amount of cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the Purchase Order is properly received as the number of Shares to be created under the Purchase Order is in proportion to the total number of Shares outstanding on the date the Purchase Order is received. The Sponsor, through the Transfer Agent, shall notify the Authorized Purchaser of the amount of cash to be included in deposits to create Baskets by e-mail or telephone correspondence and such amount will be available via the Fund’s website.

An Authorized Purchaser who places a Purchase Order is responsible for transferring to the Fund’s account with the Non-Digital Custodian the required amount of cash by the end of the next Business Day following the Purchase Order Date (T+1) or as agreed to by the Authorized Purchaser, Sponsor, Marketing Agent and Transfer Agent in advance of when the Purchase Order is placed. Prior to the delivery of Baskets for a Purchase Order, the Authorized Purchaser must also have submitted via CNS the non-refundable transaction fee due for the Purchase Order. Upon receipt of the deposit amount, the Administrator will cause DTC to credit the number of Baskets ordered to the Authorized Purchaser’s DTC account.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Purchase Orders on any specified day without notice to the Authorized Purchasers and may direct the Marketing Agent to reject any Purchase Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Purchase Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a bitcoin transaction, when it believes the price of bitcoin is being inconsistently, irregularly, or discontinuously published from bitcoin trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Purchase Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Fund’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Fund’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Fund’s NAV.

Rejection of Purchase Orders

The Sponsor or the Marketing Agent reserve the absolute right to reject acceptance of a Purchase Order if:

●	it determines that, due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time;

●	it determines that the Purchase Order is not in proper form;

●	it believes that acceptance would have adverse tax consequences to the Fund or the Shareholders;

●	the acceptance or receipt of a Creation Basket Deposit would, in the opinion of legal counsel to the Sponsor, be unlawful; or

●	if circumstances outside the control of the Sponsor, the Marketing Agent or the Non-Digital Custodian make it for all practical purposes not feasible to process creations of Creation Baskets.

None of the Sponsor, the Marketing Agent, the Non-Digital Custodian or the Bitcoin Custodian will be liable for the rejection of any Purchase Order. The Marketing Agent shall notify the Authorized Purchaser of a rejection or revocation of any Purchase Order, however it is under no duty to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit, nor shall the Marketing Agent or the Fund incur any liability for the failure to give any such notification. The Fund and Marketing Agent may not revoke a previously accepted Purchase Order.

Redemption Procedures

On any business day, an Authorized Purchaser may place an order with the Transfer Agent to redeem one or more Baskets (a “Redemption Order”). Redemption Orders must be placed by 2:00 p.m. eastern time (the “Redemption Order Cut-Off Time”), or the close of regular trading on the Exchange, whichever is earlier. A Redemption Order will be effective on the date it is accepted by the Transfer Agent (“Redemption Order Date”).

By placing a Redemption Order, an Authorized Purchaser agrees to deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Non-Digital Custodian not later than the end of the next Business Day following the effective date of the Redemption Order (“Redemption Distribution Date”) or the end of such later Business Day as agreed to by the Authorized Purchaser and the Transfer Agent in advance of when the Redemption Order is placed. Failure to consummate such delivery shall result in the cancellation of the order. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Purchaser must also have submitted via CNS or such other means deemed acceptable by the Sponsor, the non-refundable Transaction Fee due for the Redemption Order.

The redemption distribution due from the Fund is delivered to the authorized Purchaser on the Redemption Distribution Date if the Fund’s DTC account has been credited with the Baskets to be redeemed pursuant to the terms of the Authorized Purchaser Agreement. That notwithstanding, no such distribution shall be made until the Non-Digital Custodian has received the cash necessary from selling the Fund’s bitcoin to effectuate the Redemption Basket from the Bitcoin Trading Counterparty. The Bitcoin Custodian will not send the requisite amount of bitcoin until the Non-Digital Custodian has received the cash from the Bitcoin Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Bitcoin Trading Counterparty has sent the cash to the Non-Digital Custodian in an agreed upon amount to settle the agreed upon sale, the Transfer Agent will notify the Sponsor, who will in turn notify the Bitcoin Custodian to transfer the bitcoin to the Bitcoin Trading Counterparty. The Transfer Agent will then facilitate the Shares in exchange for cash. Once the Authorized Purchaser has delivered the Shares represented by the Basket to be redeemed to the Fund’s DTC account, the Non-Digital Custodian will wire the requisite amount of cash to the Authorized Purchaser. If the Fund’s DTC account has not been credited with all of the Shares of the Basket to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares. If the Bitcoin Trading Counterparty fails to deliver the cash to the Non-Digital Custodian, the transaction will be cancelled, and no transfer of bitcoin or Shares will occur.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of [Treasuries] is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the Sponsor, the Marketing Agent, Non-Digital Custodian or the Bitcoin Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole Baskets. The Sponsor or the Marketing Agent reserve the absolute right to reject acceptance of a Redemption Order if:

●	it is determined by the Sponsor or Marketing Agent to not be in the proper form;

●	the fulfillment of which its counsel advises might be unlawful; or

●	if the number of Shares being redeemed would reduce the remaining outstanding Shares below [50,000] Shares (i.e., five baskets of [10,000] Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them.

With respect to the suspension of creation or redemption orders, such suspension may cause to price of the Shares to deviate more significantly from the Fund’s NAV per Share than would be the case if such suspension had not occurred. The Fund will notify Shareholders of any such suspension in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Purchaser is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. As of the date of this prospectus, the transaction fee is $[ ] and is payable in cash.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem Baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem Baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any Basket it does create.

Authorized Purchasers that do offer to the public Shares from the Basket they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Fund at the time the Authorized Purchaser purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Fund’s investments. Baskets are generally expected to be redeemed when the price per Share is at a discount to the per Share NAV. Shares initially comprising the same Basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Authorized Purchasers who make deposits of cash with the Fund in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower (i.e., a discount) or higher (i.e., a premium) relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Fund’s investments.

Additional Information about the trust

Description of the Trust

The Trust is a Delaware Statutory Trust that was formed on February 10, 2023, by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement, which is the “governing instrument” of the Trust under the laws of the State of Delaware. The Fund is a separate series of the Trust.

The Fund is a passively managed fund and does not pursue active management investment strategies. The Sponsor does not actively manage the assets held by the Fund, including its holding of bitcoin. The Sponsor believes that the Fund will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than purchasing, holding and trading bitcoin directly, while simultaneously providing exposure to Carbon Credit Futures.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust or, as the case may be, the Fund may dissolve at any time if the Trust is required to be registered as an investment company under the Investment Company Act. The Fund is a commodity pool for purposes of the CEA. As a result, the Fund and Sponsor are each subject to regulation thereunder.

The Trust has no fixed termination date and shall terminate pursuant to the provisions of the Trust Agreement or as otherwise provided by law.

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Voting Rights

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Fund together as a single class(excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, Shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Fund, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Liability of Covered Persons and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust. The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement. Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses (excluding any taxes on the compensation received for services as Sponsor or on indemnity payments received), and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, Shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Fiduciary and Regulatory Duties of the Sponsor and the Trustee

The Trust Agreement modifies and restricts the default fiduciary duties and restrictions under Delaware law typically imposed on “fiduciaries” in accordance with the DSTA. Under Delaware law, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement (to which terms all Shareholders, by purchasing Shares, are deemed to consent). That notwithstanding, the Sponsor is a registered investment adviser under the Advisers Act and is subject to the fiduciary duties associated therewith. The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

The Trust Agreement provides that in addition to any other requirements of applicable law, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

Actions Taken to Protect the Trust

The Sponsor is authorized to and may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. Neither the Trustee nor the Administrator has any obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding Shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the outstanding Shares of the Fund, voting together as a single class (not including Shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodians or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the form, character, genuineness, sufficiency, value or validity of any of the assets of the Trust.

Holding of Trust Property

The Trust will hold and record the ownership of the Fund’s assets in a manner such that it will be owned for the benefit of the Fund’s Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorney and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 60 days’ notice. The Sponsor may remove the Trustee in its discretion ; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 2.5 of the Trust Agreement. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

Amendments to the Trust Agreement

The Sponsor may, without the approval of the Shareholders, amend or supplement the Trust Agreement; provided, however, that the Shareholders shall have the right to vote on any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, (ii) submitted to them by the Sponsor in its sole discretion, or (iii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. The Sponsor shall provide notice of any amendment to the Shareholders setting forth the substance of the amendment and its effective date. Upon amendment of the Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

No amendment shall be made to the Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Fund’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Fund’s annual or quarterly reports.

The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee; provided that the Trustee shall in no circumstance be obligated to execute any agreement to which the Trust is a party if the Sponsor may execute such Agreement on behalf of the Trust.

No provision of the Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with Section 11 of the Trust Agreement.

Termination of the Trust

Pursuant to the terms of the Trust Agreement, the Trust will dissolve if any of the following events occur:

●	a certificate of dissolution or revocation of the Sponsor’s charter is filed (and 90 days have passed after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal unless (i) at the time there is at least one remaining Sponsor or (ii) within 90 days of such event of withdrawal Shareholders holding at least a majority of the Shares (not including Shares held by the Sponsor and its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor Sponsors;

●	the occurrence of any event which would make the existence of the Trust unlawful;

●	in the event of the suspension, revocation or termination of the Sponsor’s registration as a CPO, or membership as a CPO with the CFTC or NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated);

●	the Trust becomes insolvent or bankrupt;

●	shareholders holding at least 75% of the then outstanding Shares notify the Sponsor that they elect to dissolve the Trust, written notice of which is sent to the Sponsor not less than 90 days prior to the effective date of dissolution;

●	upon written notice to the Trustee and the Shareholders by the Sponsor, the Sponsor determines that the size of the Trust Estate in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;

●	the Trust is required to be registered as an investment company under the Investment Company Act of 1940; or

●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX of the Trust Agreement relating to the books of account and reports of the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor will sell the Fund’s bitcoin (at prices as close as practicable to the Bitcoin Price) and Carbon Credit Futures and will distribute to Shareholders any amounts of the cash proceeds in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders and (b) to the Shareholders pro rata in accordance with the respective percentages of Shares that they hold. It is expected that the Sponsor would be subject to the same regulatory requirements as the Trust, and therefore, the markets available to the Sponsor will be the same markets available to the Trust. Under no circumstances will the Fund distribute bitcoin to Shareholders.

AML/KYC

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Purchasers, LPs, market makers, FCMs and Bitcoin Custodian. Each Authorized Purchaser, LP, and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Purchasers, as broker-dealers, FCMs, and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Purchasers, LPs, and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Non-Digital Custodian and Bitcoin Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC (as registered owner of the Fund’s global certificate for Shares) and Shareholders are governed by the laws of the State of Delaware, except with respect to causes of action for violations of U.S. federal, including the Securities Act and the Exchange Act, or state securities laws. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute. The Trust Agreement does not contain an exclusive forum provision.

The Non-Digital Custody Agreement, Bitcoin Custody Agreement and Authorized Purchaser Agreements are governed by the laws of the state of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City.

plan of distribution

Most investors buy and sell Shares in the secondary market through brokers. Shares trade on the Exchange under the ticker symbol “BTCK”. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, Shareholders may incur customary brokerage commissions and/or fees. Shareholders are encouraged to review the terms of their brokerage accounts for details regarding applicable charges/fees.

The Fund issues shares continuously by offering Baskets consisting of [10,000] Shares to Authorized Purchasers. Authorized Purchasers pay a transaction fee for each order they place to purchase or redeem one or more Baskets. The Sponsor believes that a Basket size of [10,000] Shares will effectively enable Authorized Purchasers to manage inventory of Shares and facilitate an effective arbitrage mechanism for the Fund. However, the Sponsor may adjust the size of the Baskets in order to improve the effectiveness of the activities of Authorized Purchasers in the secondary market for Shares if it deems it necessary or advisable to do so. The Fund does not issue fractions of a Basket.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

An Authorized Purchaser may be indemnified by the Sponsor under certain circumstances, they will not be entitled to receive a discount or commission from the Fund or the Sponsor for their purchases of Baskets.

Additional Information Regarding the Shares

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates have been deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are transferable only through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or account holders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

Share Splits

If the Sponsor believes that the per Share price in the public market for Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE Fund’s ASSETS

General

The Fund’s assets will be split among three custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC (“Gemini” or the “Bitcoin Custodian”) for the Fund’s bitcoin holdings. Separately, U.S. Bank, N.A (the “Non-Digital Custodian” and collectively with the Bitcoin Custodian, the “Custodians”) will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its exposure to Carbon Credit Futures.

The Fund may engage third-party custodians or vendors besides the Bitcoin Custodian and the Non-Digital Custodian to provide custody and security services for all or a portion of its bitcoin, cash, and investments in connection with its exposure to Carbon Credit Futures, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Bitcoin Custodian and Non-Digital Custodian, as well as the Fund’s other service providers.

Custody of the Fund’s Non-Bitcoin Assets

U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement in connection with the Fund’s Carbon Credit Futures. The Non-Digital Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202. The Non-Digital Custodian will also help facilitate the movement of cash (and purchases and sales of assets associated therewith) in connection with creation and redemption of Baskets. For additional information regarding the Non-Digital Custody Agreement, see “The Fund’s Service Providers—The Custodians—Non-Digital Custodian” below.

Custody of the Fund’s Bitcoin

The Trust, on behalf of the Fund, intends to appoint Gemini for the custody of the Fund’s bitcoin. The Trust, on behalf of the Fund, has entered into a custodial services agreement with Gemini (the “Bitcoin Custody Agreement”), pursuant to which the Bitcoin Custodian will custody all of the Fund’s bitcoin. Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian establishes accounts that hold the bitcoins deposited with the Bitcoin Custodian on behalf of the Fund. The Bitcoin Custody Agreement is governed by New York law. For additional information regarding the Bitcoin Custody Agreement, see “The Fund’s Service Providers—The Custodian—Bitcoin Custodian” below.

The Transfer Agent, in coordination with the Bitcoin Custodian and Non-Digital Custodian, will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers. With respect to the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers, to the extent the Fund uses multiple bitcoin custodians, the Sponsor will retain discretion with respect to which of the bitcoin custodians and accompanying assets is selected to facilitate the respective order. The Sponsor may, in its sole discretion, add or terminate other bitcoin custodians. The Sponsor may, in its sole discretion, change the custodian for the Fund’s bitcoin holdings, but it will have no obligation to do so or to seek any particular terms for the Fund from other such custodians. To the extent that the Sponsor adds or terminates other bitcoin custodians, or changes the custodian for the Fund bitcoin holdings, notification will be made to Shareholders via a prospectus supplement and/or a current report filed with the SEC.

The Fund’s Bitcoin Custodian will keep custody of all of the Fund’s bitcoin in a custodial account maintained by the Bitcoin Custodian (the “Bitcoin Account”) relating to its Bitcoin Account and Clearing Account. Bitcoin private keys are stored in two different forms: “hot wallet” storage, whereby the private keys are stored on secure, internet-connected devices, and “cold” storage, where digital currency private keys are stored completely offline. The Custody Agreement requires the Bitcoin Custodian to hold the Fund’s bitcoin in its Bitcoin Account in cold storage, unless required to facilitate withdrawals as a temporary measure. Bitcoin temporarily held in the Clearing Account in connection with creations and redemptions or withdrawals of bitcoin to pay the Management Fee or extraordinary expenses may be held in omnibus hot storage wallets.

As a fiduciary under Section 100 of the New York Banking Law, the Bitcoin Custodian is held to specific capital reserve requirements and banking compliance standards. The Bitcoin Custodian is also subject to the laws, regulations and rules of applicable governmental or regulatory authorities, including: money service business regulations under FinCEN; U.S. state money transmission laws; laws, regulations, and rules of relevant tax authorities; applicable regulations and guidance set forth by FinCEN; the Bank Secrecy Act of 1970; the USA PATRIOT Act of 2001; other anti-money laundering regulations as mandated by U.S. federal law and any other rules and regulations regarding anti-money laundering/counter-terrorist financing; issuances from the Office of Foreign Assets Control; the New York Banking Law; regulations promulgated by the New York State Department of Financial Services from time to time; the National Futures Association; the Financial Industry Regulatory Authority; and the Commodity Exchange Act.

The Bitcoin Custodian provides custody, clearing/settlement, and other capital markets services specifically designed for digital asset exchange-traded funds and other fund vehicles. The Bitcoin Custodian has been providing services as a limited purpose trust company licensed by the New York State Department of Financial Services (NYSDFS) since 2015. The Bitcoin Custodian is a fiduciary under Section 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act, and it was the world’s first digital asset platform to achieve a SOC 1 Type II and SOC 2 Type II certification for custody. Gemini Custody® is also regularly audited and subject to stringent capital reserve requirements. The Bitcoin Custodian has represented to the Sponsor that it also maintains insurance coverage by a reputable insurance company with respect to digital assets custodied with Gemini, in accordance with its internal standards for maintaining such insurance and subject to change at Gemini’s discretion. The Fund is not a named insured on such insurance policies and such insurance is not specific to the Fund, but the Bitcoin Custodian has represented to the Sponsor that such insurance covers events that result in a loss of digital assets belonging to customers, including the Fund.

The Bitcoin Custodian will use segregated cold storage bitcoin addresses for the Fund’s Bitcoin Account, which is separate from the bitcoin addresses that the Bitcoin Custodian uses for its other customers and which are directly verifiable via the bitcoin blockchain. The Bitcoin Custodian will at all times record and identify in its books and records that such bitcoins constitute the property of the Fund. The Bitcoin Custodian will not loan, hypothecate, pledge or otherwise encumber the Fund’s bitcoin, as applicable, without the Fund’s instruction, nor will the Sponsor or any other entity or service provider. The Fund will not lease or loan bitcoin held in the Fund’s account with the Bitcoin Custodian and will not give instructions to that effect.

Bitcoin Storage Structure

Bitcoin private keys are stored in two different forms: “hot wallet” storage, whereby the private keys are connected to the internet, and “cold” storage, where digital currency private keys are stored completely offline. The Fund’s bitcoin will be stored by the Bitcoin Custodian offline in cold storage. When under the purview of the Bitcoin Custodian, bitcoin will only enter “hot” storage in the case of creations and redemptions or withdrawals to pay the Sponsor Fee or extraordinary expenses, meaning that the bitcoin will only be in “hot” storage for a temporary period. The Bitcoin Custodian will store private keys in geographically diverse regions across the continental United States.

The Bitcoin Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: HSMs are used to generate, store and manage cold storage private keys; multi-signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees.

The Bitcoin Custodian has adopted the following security policies and practices with respect to digital assets held in its hot wallet: HSMs are used to store and manage hot wallet private keys; operational redundancy is achieved through geographic disbursement of failover storage facilities and hardware, thus protecting against service disruptions and single points of failure; all hot wallet HSMs are stored within secured facilities that are access-controlled, guarded, and monitored; tiered access-controls are applied to the Bitcoin Custodian’s production environment to restrict access to employees based on role, following the principle of least-privilege; administrative access to its production environment requires multi-factor authentication; and it offers additional account level protections such as crypto address whitelisting, which allows customers to restrict withdrawals to addresses only included in the customer’s whitelist.

The Fund will use a clearing account for the Fund (the “Clearing Account”) in connection with clearing and settlement services for bitcoin purchase and sale transactions (“Clearing Services”). While the Bitcoin Custodian maintains records of the Fund’s bitcoin balance in its Clearing Account, the actual bitcoin relating to the Fund’s Clearing Account is held in omnibus wallets by the Bitcoin Custodian, meaning that bitcoin owned by multiple customers is held in the same wallet and at the same address on the Bitcoin Blockchain. The Fund’s Clearing Account balance therefore represents an omnibus claim on the Bitcoin Custodian’s bitcoins held in such wallets, and the Fund does not have an identifiable claim to specific bitcoins. The Bitcoin Custodian holds the bitcoin across a combination of omnibus hot wallets and cold wallets. The Sponsor has no control over, and the Bitcoin Custodian does not disclose to the Sponsor, the amount of bitcoin that the Bitcoin Custodian holds in connection with the Fund’s Clearing Account in omnibus hot wallets, as compared to omnibus cold wallets. The Bitcoin Custodian could hold substantially all bitcoin connected to the Fund’s Clearing Account in omnibus hot wallets. In addition to the Bitcoin Account and the Clearing Account, the Fund will have access to an omnibus custodial account held at depository institutions or money market funds in the Bitcoin Custodian’s name for the benefit of its customers at which a cash balance may be maintained (“Fiat Account”). The Bitcoin Custodian’s services in respect of the Bitcoin Account (i) allow bitcoin to be deposited from a public blockchain address to the Fund’s Bitcoin Account and (ii) allow bitcoin to be withdrawn from the Bitcoin Account to a public blockchain address as instructed by the Fund. The Custody Agreement requires the Bitcoin Custodian to hold the Fund’s bitcoin in cold storage, unless required to facilitate withdrawals as a temporary measure.

Other than in connection with creations and redemptions and withdrawals of bitcoin to pay the Sponsor Fee and Additional Fund Expenses, where the associated bitcoin may temporarily be held in omnibus hot storage in the Clearing Account, the Bitcoin Custodian will use segregated cold storage bitcoin addresses for the Fund. The addresses on the Bitcoin Blockchain at which the Fund’s bitcoin in the Bitcoin Account are held by the Bitcoin Custodian are separate from the bitcoin addresses that the Bitcoin Custodian uses for its other customers and are directly verifiable via the Bitcoin Blockchain. The Bitcoin Custodian will safeguard the private keys to the bitcoin associated with the Fund’s Bitcoin Account. The Bitcoin Custodian will at all times record and identify in its books and records that such bitcoins constitute the property of the Fund. The Bitcoin Custodian will not withdraw the Fund’s bitcoin from the Fund’s Bitcoin Account with the Bitcoin Custodian, or loan, hypothecate, pledge or otherwise encumber the Fund’s bitcoin, without the Fund’s instruction, nor will the Sponsor or any other entity or service provider. The Fund will not lease or loan bitcoin held in the Fund’s Bitcoin Account with the Bitcoin Custodian and will not give instructions to that effect.

The Custody Agreement provides that bitcoin is deemed delivered to the address associated with the Fund’s Bitcoin Account only after the required number of confirmations of the transaction on the Bitcoin Blockchain, and that Gemini has no obligations for bitcoin that is not delivered in that manner. The Custody Agreement provides that once the Fund submits a request for a withdrawal transaction, the bitcoin subject to the withdrawal request shall be delivered by the Bitcoin Custodian to the designated address on the Bitcoin Blockchain specified in the Fund’s withdrawal transaction within one business day of 4:00 p.m. Eastern time of the business day on which the Fund submits the withdrawal request. If a withdrawal request is made by the Fund (i) by 4:00 p.m. Eastern time of the business day on which the Fund submits the withdrawal request, (ii) in connection with a redemption of shares of the Fund by an Authorized Participant, and (iii) the delivery of bitcoin for such withdrawal request is to the account at the Bitcoin Custodian of an Authorized Participant, then the bitcoin subject to such withdrawal request shall be delivered to the destination blockchain address specified therein, by the next business day from the business day when such withdrawal request was submitted. The Custody Agreement provides that withdrawals may be delayed in connection with scheduled maintenance (“Downtime”) or the congestion or disruption of a digital asset network, including the Bitcoin Blockchain.

In respect of the Fiat Account, the Bitcoin Custodian holds the Fund’s cash held in its account at the Bitcoin Custodian in one or more Customer Omnibus Accounts. “Customer Omnibus Account” means, with respect to fiat currency held for customers of the Bitcoin Custodian in fiat accounts (including the Fund’s cash balance in its Fiat Account), omnibus bank accounts (each an “Omnibus Account”) at depository institutions (each, a “Bank”); money market accounts (each, a “Money Market Account”) at a Bank or financial institution; and/or payment accounts (each, a “Payment Account”) at a financial institution. Each Omnibus Account is: (i) in the Bitcoin Custodian’s name, and under its control; (ii) separate from the Bitcoin Custodian’s business, operating, and reserve bank accounts; (iii) established specifically for the benefit of the Bitcoin Custodian’s customers; and (iv) represents a banking relationship, not a custodial relationship, with each Bank. Omnibus Accounts do not create or represent any relationship between the Fund and any of the Bitcoin Custodian’s Banks. Each Money Market Account is held at a Bank or financial institution: (i) in the Bitcoin Custodian’s name, and under its control; (ii) separate from the Bitcoin Custodian’s business, operating, and reserve money market accounts; (iii) established specifically for the benefit of the Bitcoin Custodian’s customers; (iv) managed by a registered financial advisor, (v) custodied by a qualified custodian; and (vi) the monies within which are used to purchase money market funds invested in securities issued or guaranteed by the United States or certain U.S. government agencies or instrumentalities. Money Market Accounts do not create or represent any relationship between the Fund and any of the related registered financial advisors and/or qualified custodians. Each Payment Account is held at a financial institution: (i) in the Bitcoin Custodian’s name, and under its control; (ii) separate from the Bitcoin Custodian’s business, operating, and reserve bank accounts; and (iii) established specifically for processing the fiat funds transfers of the Bitcoin Custodian’s customers. Payment Accounts do not create or represent any relationship between the Fund and any of the related financial institutions. The Fund’s fiat currency deposits are: (i) held across the Bitcoin Custodian’s Customer Omnibus Accounts in the exact proportion that all Bitcoin Custodian customer fiat currency deposits are held across its Customer Omnibus Accounts; (ii) not treated as the Bitcoin Custodian’s general assets; (iii) fully owned by the Fund; and (iv) recorded and maintained in good faith on the Bitcoin Custodian’s books and records and reflected in a sub-account (i.e., the Fiat Account of the Fund’s Gemini Account) so that the Fund’s interests in the Bitcoin Custodian’s Customer Omnibus Accounts are readily ascertainable. The Bitcoin Custodian’s records permit the determination of the balance of U.S. dollars for a particular customer as a percentage of total commingled U.S. dollars held for the benefit of all of the Bitcoin Custodian’s customers in all Customer Omnibus Accounts in a manner consistent with 12 C.F.R. § 330.5(a)(2). The Fund is not entitled to receive any interest that may be generated with respect to the cash held in its Fiat Account. U.S. dollar deposits in the Fund’s Fiat Account held in one or more Omnibus Accounts at one or more Banks located in the United States are held with the intention that they be eligible for Federal Deposit Insurance Corporation (“FDIC”) “pass-through” deposit insurance, subject to the Standard Maximum Deposit Insurance Amount per FDIC regulations (currently $250,000 per eligible customer of the Bitcoin Custodian) and other applicable limitations. U.S dollar deposits held at banks or financial institutions located outside of the United States, may not be subject to or eligible for FDIC deposit insurance. The portion of the Fund’s cash holdings attributable to the Fund’s Fiat Account which is held at a Money Market Fund is not eligible for deposit insurance whether on a pass-through or any other basis. The Custody Agreement provides that wire deposit and withdrawal transfer times in respect of the Fiat Account are subject to bank holidays, the internal processes and jurisdiction of the Fund’s bank, and the internal processes of the Bitcoin Custodian’s banks and financial institutions. In certain situations, wire deposit or withdrawal transfer times may be delayed in connection with Downtime or disruptions to the Bitcoin Custodian’s banks and/or affiliates or service providers. ACH deposit and withdrawal transfer times are subject to bank holidays, the internal processes and jurisdiction of the Fund’s bank, and the internal processes of the Fund’s banks. The Custody Agreement provides that in certain situations, ACH withdrawal transfer times may be delayed in connection with Downtime or disruptions to the Bitcoin Custodian’s banks and/or affiliates or service providers.

Gemini BSA/AML Program

The Bitcoin Custodian has adopted the Gemini BSA/AML Program for its digital asset trading platform and custody service in an effort to maintain the highest possible compliance with applicable laws and regulations relating to anti-money laundering in the U.S. and other countries where it conducts business. This program includes robust internal policies, procedures and controls that combat any attempted use of Gemini for illegal or illicit purposes, including a customer identification program, annual training of all employees and officers in anti-money laundering regulation, filing of Suspicious Activity Reports and Currency Transaction Reports with the U.S. Financial Crimes Enforcement Network and annual internal and independent audits of the Gemini BSA/AML Program.

Website Security

The Bitcoin Custodian has implemented certain security policies and practices to enhance security on its website, including through the use of two-factor authentication for certain user actions, such as withdrawals; a requirement for strong passwords from its users, which are cryptographically hashed using modern standards; encryption of sensitive user information, both in transit and at rest; the application of rate-limiting procedures to certain account operations such as login attempts to thwart brute force attacks; the transmission of website data over encrypted transport layer security connections; the leveraging of content-security policy and HTTP strict transport security features in modern browsers; partnerships with enterprise vendors to mitigate-potential distributed denial-of-service attacks; and the use of separate access controls on internal-only sections of the Bitcoin Custodian’s website.

Internal Control

In addition to the security policies and procedures discussed above, the Bitcoin Custodian has also instituted the following internal controls: multiple signatories are required to transfer funds out of cold storage; the Bitcoin Custodian’s Chief Executive Officer and President are unable to individually or jointly transfer funds out of cold storage; all private keys are stored offsite in secure facilities; all employees undergo criminal and credit background checks, and are subject to ongoing background checks throughout their employment; and all remote-access by employees uses public-key authentication (e.g. no passwords, one-time passwords or other phishable credentials are used).

Insurance

The Bitcoin Custodian, as custodian of the Fund’s bitcoin, is responsible for securing the Fund’s bitcoin. The Bitcoin Custodian currently maintains $[__] million in specie coverage for digital assets held in its cold storage system, which the Bitcoin Custodian has represented to the Fund applies to all customer assets held at the Bitcoin Custodian, including the Fund’s assets. Such insurance is shared with other customers and is not specific to the Fund. The Fund is not a named beneficiary under the Bitcoin Custodian’s insurance policies, though the Bitcoin Custodian has represented to the Sponsor that the insurance covers customer losses, including losses suffered by the Fund, arising from specified events, including fraud, theft, and cyber-security breaches. The amounts and continuing availability of this coverage are subject to change at the Bitcoin Custodian’s sole discretion. The Bitcoin Custodian also maintains separate commercial crime insurance coverage for digital assets custodied in its “hot wallet”. To date, the Bitcoin Custodian has never experienced a loss due to unauthorized access from its hot wallet or the cold storage vaults.

Each Bitcoin Trading Counterparty is required to maintain a Bitcoin Trading Counterparty bitcoin account at the Fund’s Bitcoin Custodian.

The Fund’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Fund generally does not intend to hold cash or cash equivalents except in connection with cash creation and redemption orders. However, there may be situations where the Fund will unexpectedly hold cash on a temporary basis.

THE Fund’s Service providers

The Sponsor

The Sponsor is Tidal Investments LLC (f/k/a Toroso Investments LLC), a Delaware limited liability company. The Sponsor’s principal place of business is 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Sponsor arranged for the creation of the Trust and the Fund and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor serves as the Fund’s CPO and is registered as a CPO and a CTA with the CFTC. Tidal services over 175 ETFs with over $26 billion in assets across a diverse range of investment strategies. Our leadership team brings a wealth of expertise, with over 300 years of combined ETF industry experience. We have more than 75 specialized professionals dedicated to helping our clients successfully launch, manage, and grow ETFs. Our services include trust management, trading, capital markets, product development, fund administration, accounting, legal, compliance, and marketing. Tidal has been a leader in the Digital Assets space since 2015, beginning as early investors in GBTC, one of the first products to provide Bitcoin exposure. In 2018, Tidal became the sub-advisor for BLOK, an innovative, actively managed ETF focused on blockchain technology, which broke new ground by being the first ETF to allocate to spot Bitcoin ETFs. This commitment to innovation continued in 2024, when Tidal partnered with Hashdex to successfully convert their Bitcoin futures ETF into a spot Bitcoin ETF, further advancing accessibility to digital asset investments.

As consideration for its receipt of the Management Fee from the Fund, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Sponsor also paid the costs of the Fund’s organization and will pay for the costs of the initial sale of the Shares. The Sponsor has agreed to pay certain operating expenses out of the Sponsor’s unified management fee. The Fund is responsible for the payment of any litigation expenses, other extraordinary expenses, and any transaction-based costs or expenses (e.g., brokerage commissions or mark-ups). For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.68% per annum. The Fund is newly organized and as of the date of this prospectus has not paid any management fees to the Sponsor.

The Sponsor is generally responsible for the administration of the Fund pursuant to the authorities granted to it under the Trust Agreement. This includes (i) selecting and monitoring the Fund’s Service Providers and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Fund, distributing the Fund’s assets (or the value of such assets, when liquidated) on a pro rata basis to the Shareholders in accordance with their Shares. In addition to the foregoing, the Sponsor is responsible for management and conducts or directs the conduct of the business of the Trust, the Fund, and any series the Trust that may from time to time be established and designated by the Sponsor. The Sponsor has the authority to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of FCMs and to review daily positions and margin/collateral requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities.

The following is a biographical summary of the business experience of each of the Executive Officers the Sponsor, all of whom are members of the Sponsor:

Mr. Guillermo Trias, born in 1976, has served as the Co-Founder and CEO of Tidal Investments LLC since November 1, 2015. In his role, he oversees the overall strategic direction, management, and operational aspects of the firm’s ETF investment platforms. Mr. Trias was approved as a Principal of the Sponsor by the NFA on February 7, 2022. He holds a Business Administration degree from CUNEF and an MBA from the Kellogg School of Management at Northwestern University.

Mr. Michael Venuto, born in 1977, has been the Chief Investment Officer at Tidal Investments LLC since March 12, 2012. His responsibilities at Tidal include the strategic planning and execution of ETF-based investment strategies, focusing on innovation and market responsiveness. Mr. Venuto was approved as a Principal of the Sponsor by the NFA on February 25, 2022.

Mr. Dan Carlson, born in 1955, has been the CFO at Tidal Investments LLC since March 12, 2012, and served as CCO from March 12, 2012 to March 31, 2023. His responsibilities involve managing the company’s financial operations and overseeing financial planning. He holds a BS degree in Accounting from the University of Illinois, Champaign-Urbana. Mr. Carlson was approved as a Principal of the Sponsor by the NFA on February 7, 2022.

Mr. Eric Falkeis, born in 1973, has been the Chief Growth Officer at Tidal Investments LLC since November 1, 2018, and co-founded Tidal ETF Services. His role at Tidal involves leading business development and growth strategy initiatives. Mr. Falkeis is a CPA and holds a BS degree in Accounting from Marquette University. As of the date of this prospectus, his application to be listed as a Principal of the Sponsor is currently pending with the NFA.

Mr. Gavin Filmore, born in 1984, joined Tidal Investments LLC as the Head of Product Development in August 2021 and was promoted to COO in July 2022. Before joining Tidal, he worked at Barclays Investment Bank, a leading global investment bank offering services in investment management, wealth management, and corporate banking, from August 2017 to September 2021. His focus at Barclays was on Exchange Traded Products. Mr. Filmore holds a BS in Finance from Northeastern University. He was approved as a Principal of Tidal Investments LLC and registered as an Associated Person of the Sponsor by the NFA on March 8, 2022.

Mr. William Woolverton, born in 1951, has been the Chief Compliance Officer of Tidal Investments LLC, Tidal ETF Trust, and Tidal Trust II since November 10, 2022. Prior to joining Tidal, he was a Senior Principal Consultant at ACA Group, a firm specializing in governance, risk, and compliance services for financial institutions, from March 2020 to October 2022. Before ACA Group, Mr. Woolverton served as Managing Director - US at Waystone, a company offering comprehensive fund governance, risk, compliance, and administration services to the asset management industry, from April 2016 to December 2019. Mr. Woolverton received his M.A. from King’s College, Cambridge University, and a law degree from Columbia University School of Law. He was approved as a Principal of the Sponsor by the NFA on April 5, 2023.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, of Tidal Investments LLC: Messrs. Michael Venuto, Guillermo Trias and Daniel Carlson. Their status as principals is primarily due to their ownership interests in the Sponsor. Mr. Trias, in particular, holds his interest through GT Capital Advisors LLC, a company he owns and manages, which has over 10% ownership stake in the Sponsor, thereby establishing GT Capital Advisors LLC as a principal of the sponsor under CFTC regulations. Additionally, FTV Toroso Inc. is identified as a principal of Sponsor under CFTC Rules due to its ownership interest exceeding 10% in the Sponsor. [On March 11, 2024, Mr. Eric Falkeis submitted an application to be listed as a Principal of the Sponsor. As of the date of this prospectus, Mr. Falkeis application is pending with the NFA.]

The Trustee

Wilmington Trust, National Association, a national banking association, serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee’s Role

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the fraud, or the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

The Administrator

The Administrator of the Fund is Tidal ETF Services pursuant to the Fund Administration Servicing Agreement. The Administrator has its principal office at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Administrator is a wholly-owned subsidiary of the Sponsor. In turn, the Administrator has engaged U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”) to act as sub-administrator. The Administrator is a wholly-owned subsidiary of Sponsor. The Administrator also assists the Fund and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing and sales strategy, and marketing related services.

Fund Administration Servicing Agreement. Under the Fund Administration Servicing Agreement, the Administrator assists with overall operation of the funds, acts as a liaison among service providers, assists with regulatory compliance, and preparation of certain regulatory and financial reports. Under the Fund Administration Servicing Agreement, the Trust shall indemnify and hold harmless the Administrator from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) the Administrator may sustain or incur or that may be asserted against Administrator by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Administrator by any duly authorized officer of the Trust or the Sponsor, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Administrator’s refusal or failure to comply with the terms of this Fund Administration Servicing Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Fund Administration Servicing Agreement. The Fund Administration Servicing Agreement will continue in effect for a period of three years and may be terminated by any party upon giving 90 days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. The governing law for the agreement is the State of Wisconsin.

The Transfer Agent, Sub-Administrator and Fund Accountant

U.S. Bank Global Fund Services (“Global Fund Services”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, Global Fund Services also serves as sub-administrator for the Fund, performing certain sub-administrative, and accounting services, and support in preparing certain SEC and CFTC reports on behalf of the Fund. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202. The Transfer Agent holds the Shares in book-entry form. The Administrator directs the Transfer Agent to credit or debit the number of Creation Baskets or Redemption Baskets to the applicable Authorized Purchaser. The Transfer Agent will issue or cancel each Authorized Purchaser’s Creation Basket or Redemption Basket, as applicable. The Transfer Agent will also assist with the preparation of Shareholders’ account and tax statements. The Transfer Agent Fee is a Sponsor-paid Expense to be assumed and paid by the Sponsor.

Sub-Administration Agreement. The Fund Sub-Administrator is U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (Global Fund Services). In the Fund Administration Servicing Agreement with the Trust and the Sponsor, Global Fund Services has been appointed to provide a range of administrative services to the Trust. These services encompass general fund management, financial reporting, tax reporting, and optional additional tax services, as detailed in the Agreement. The agreement specifies an initial term of three years, with automatic renewal for successive one-year periods unless a party provides 90 days’ prior written notice indicating non-renewal. Termination can occur under several conditions, including material breach, compliance with applicable laws, or operational changes that affect Global Fund Services or the Trust. Additionally, the Agreement may be amended only through a written agreement executed by both parties. The agreement limits the Global Fund Services’ liability to direct damages arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under the agreement. The Trust is required to indemnify Global Fund Services against losses or liabilities incurred in performing its duties, except in cases of failure to meet the standard of care or due to the Fund Administrator’s own misconduct. Conversely, Global Fund Services is obligated to indemnify the Trust against any liabilities arising from Global Fund Services’ refusal or failure to comply with the terms of the Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. The agreement is governed by the laws of the State of Wisconsin. Both parties agree to maintain confidentiality regarding proprietary information, with allowances for disclosure as required by law or upon mutual agreement.

Transfer Agent Servicing Agreement. The Transfer Agent Servicing Agreement is between Global Fund Services, a registered transfer agent under the Exchange Act, the Trust and the Sponsor. Under this agreement Global Fund Services is appointed as the transfer agent for the Trust, providing services related to the creation and redemption of shares, dividend disbursing, and maintaining shareholder records. Global Fund Services is responsible for facilitating purchases and redemptions of Creation Units, handling transactions with Authorized Participants, managing dividend payments for the Trust’s shares. Global Fund Services also records issuance of shares and maintains a record of outstanding shares for each fund in the Trust. Global Fund Services is obligated to exercise reasonable care. Its liability is limited to direct damages arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify Global Fund Services against claims not arising from the agent’s non-compliance or misconduct. Global Fund Services is required to implement its designed to promote the detection and reporting of potential money laundering activity and identity theft by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity. The Transfer Agent Agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice. Early termination requires the Trust to pay remaining fees and costs related to the transition to a new service provider. This agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information and is governed by the laws of the State of Wisconsin.

Fund Accounting Agreement. The Fund Accounting Servicing Agreement is between Global Fund Services, the Trust, and the Sponsor. Under this Agreement, Global Fund Services is appointed as the fund accountant for the Trust, responsible for various accounting services such as portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services. The Agreement is set for an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier. Termination can occur under specific conditions, including material breach or changes in laws affecting the Agreement. The Trust and Sponsor can also terminate the agreement upon 90 days’ notice, and Global Fund Services may do the same under certain circumstances, such as the existence of certain legal compliance issues or reputational harm. Global Fund Services is obligated to exercise reasonable care in its duties. Global Fund Services’ liability under the agreement limited to losses arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify Global Fund Services against losses not arising from such failures or misconduct. Conversely, Global Fund Services is obligated to indemnify the Trust for losses resulting from its non-compliance or misconduct. The agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information. The agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice and is governed by the laws of the State of Wisconsin.

The Custodians

The Fund’s assets will be split among two custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC for the Fund’s bitcoin holdings. Separately, U.S. Bank, N.A., will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its exposure to Carbon Credit Futures.

Bitcoin Custodian

Gemini Trust Company, LLC serves as the Fund’s Bitcoin Custodian, pursuant to its custodial agreement, to hold a portion of the Fund’s bitcoin in accordance with the procedures outlined above in the section “Custody of the Fund’s Assets”. Gemini Trust Company, LLC has its principal offices at 315 Park Ave South, Floor 16, New York, NY 10010. Gemini s a fiduciary under § 100 of the New York Banking Law. The Bitcoin Custodian is authorized to serve as the Fund’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Agreement.

In designating a custodian as a bitcoin custodian for the Fund, the Sponsor considers whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure. The Sponsor may consider whether a custodian:

1.       Provides custody accounts whose holders are the legal beneficiaries of the assets held in the account. In case of bankruptcy or insolvency of a Bitcoin Custodian, creditors or the estate should have no rights to the clients’ assets.

2.       Offers segregated accounts and stores the Fund’s bitcoin in separated individual accounts and not in omnibus accounts. That means that The Fund’s bitcoin shall be held in segregated wallets and therefore are not commingled with the Bitcoin Custodian’s or other customer assets.

3.       Generates account-segregated private keys for digital assets using high entropy random number generation methods and employing advanced security practices.

4.       Utilizes technology for storing private keys in offline digital vaults and applies secure processes, such as private key segmentation, multi-signature authorization, and geographic distribution of stored assets, to limit access to private keys. The Bitcoin Custodian should use security technology for storing private keys aiming to avoid theft or misappropriation of assets due to online attacks, collusion of agents managing the storage services, or any other threat.

5.       Has a comprehensive risk management policy and formalized framework of managing operational and custody risks, including a disaster recovery program that ensures continuity of operations in the event of a system failure. The Bitcoin Custodian shall have a business continuity plan to help ensure continued access to the Fund’s assets.

6.       Has an insurance policy that covers, at least partially, risks such as the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

7.       Complies with higher standards of government oversight, external audits, and security, and as such, Bitcoin Custodian is able to offer better legal guarantees that safekeep asset ownership. The Bitcoin Custodian may be licensed or registered as a custodian by a reputable and independent governing body (e.g., the New York State Department of Financial Services, or other state, national or international regulators), as can be ascertained by certain public data sources.

8.       Provides third-party audit reports at least annually on operational and security processes. This audit may be completed by having a Systems and Organizational Control certification (“SOC”) issued. Auditors provide reasonable assurance that the Bitcoin Custodian operational processes and private key management controls are in accordance with the expected standards.

A custodian may lose its eligibility as a Bitcoin Custodian if it fails to comply with the above requirements, but the Sponsor has no obligation whatsoever to change the Bitcoin Custodian for the Fund’s bitcoin holdings. The Bitcoin Custodian may also employ advanced blockchain monitoring tools and services to ensure the security and compliance of incoming transactions, including:

1.       Transaction Validation: When a transaction is initiated, these monitoring tools immediately validate it against predefined criteria, including sender addresses, transaction amounts, and transaction details, to ensure they comply with the custodian’s policies and regulatory requirements.

2.       Real-time Alerts: These monitoring tools offer real-time alerting capabilities, using advanced algorithms to identify suspicious or potentially fraudulent transactions. They detect patterns that may indicate money laundering, fraud, or other illicit activities.

3.       AML/KYC Compliance: To comply with Anti-Money Laundering (AML) and Know Your Customer (KYC) regulations, custodians integrate these solutions to verify sender and receiver identities, ensuring transactions are conducted by legitimate parties and meeting regulatory requirements.

The Sponsor has evaluated the Bitcoin Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Fund’s bitcoin holdings and believes these are designed consistent with accepted industry practices to protect against theft, loss, and unauthorized and accidental use of the private keys. Notwithstanding the Sponsor’s evaluation, the Sponsor does not control Bitcoin Custodian’s operations or implementation of such policies, procedures and controls and there can be no assurance that they will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage.

Bitcoin Custody Agreement. The Trust, on behalf of the Fund, has entered into a custodial services agreement with the Bitcoin Custodian.

The Bitcoin Custodian agrees to take reasonable care and use commercially reasonable efforts in executing its responsibilities to the Trust pursuant to the Bitcoin Custody Agreement, which includes exercising the degree of care, diligence and skill that a prudent and competent professional provider of services similar to the services contemplated by the Bitcoin Custody Agreement would exercise in the circumstances, or such higher care where required by law or the Bitcoin Custody Agreement (collectively, the “Standard of Care”). The Bitcoin Custodian cannot be held responsible for any failure or delay to act by the Bitcoin Custodian, its affiliates or service providers, or its banks that is within the time limits permitted by the Bitcoin Custody Agreement, or that is caused by the Fund’s negligence or is required to comply with applicable laws and regulations. The Bitcoin Custodian cannot be held responsible for any Downtime or System Failure (defined below), which prevents the Bitcoin Custodian from fulfilling its obligations under the Bitcoin Custody Agreement, provided that Bitcoin Custodian took reasonable care and used commercially reasonable efforts to prevent or limit such System Failures or Downtime and otherwise complied with this Agreement. The Bitcoin Custody Agreement provides that a “System Failure” shall mean a failure of any computer hardware, software, computer systems, or telecommunications lines or devices used by Bitcoin Custodian, or interruption, loss, or malfunction of utility, data center, Internet or network provider services used by Bitcoin Custodian; provided, however, that a cybersecurity attack, data breach, hack, or other intrusion, or unauthorized disclosure by a third party, Bitcoin Custodian, a Bitcoin Custodian affiliate or service provider, or an agent or subcontractor of Bitcoin Custodian, shall not be deemed a System Failure, to the extent such events or any losses arising therefrom are due to Bitcoin Custodian’s failure to comply with its obligations under the Bitcoin Custody Agreement. The Bitcoin Custodian cannot be held responsible for any circumstances beyond the Bitcoin Custodian’s reasonable control, provided Bitcoin Custodian acted in accordance with the Standard of Care. Notwithstanding any other provision in the Bitcoin Custody Agreement, for the Fund’s bitcoin held in the Bitcoin Account, the Bitcoin Custodian represents, warrants, and covenants that it will maintain the private key or keys in a form accessible to the Bitcoin Custodian and will take reasonable care and use commercially reasonable efforts to (i) protect and keep the private key or keys secure and (ii) not disclose them or allow access to them by any other person. The Bitcoin Custodian shall take reasonable care and use commercially reasonable efforts to ensure that the Trust shall be able to access the Bitcoin Account via the Bitcoin Custodian’s online interface 97% of the time excluding Downtime and System Failures. The Bitcoin Custodian shall not, without the prior written consent of the Trust, deposit or hold the Fund’s bitcoin with any third-party depositary, custodian, clearance system, wallet, or sub-custodian. Subject to the foregoing, the Bitcoin Custodian is permitted to perform its obligations under the Bitcoin Custody Agreement using subcontractors or agents, provided that, in relation to each such subcontractor or agent used by the Bitcoin Custodian, the Bitcoin Custodian shall: (i) comply with the Standard of Care in the selection, appointment and use of each such subcontractor or agent; (ii) monitor such subcontractor’s or agent’s performance; and (iii) remain solely liable to Trust for the performance of the Bitcoin Custodian’s obligations under the Bitcoin Custody Agreement, notwithstanding any use of subcontractors or agents.

The Bitcoin Custody Agreement provides that no more than once per calendar year, the Trust shall be entitled to request that the Bitcoin Custodian produce its Services Organization Controls 2 Type I report (a “SOC 2-I Report”) and a new Services Organization Controls 2 Type II report (a “SOC 2-II Report” and, together with a SOC 2-I Report, “SOC Reports”), or certify that there have been no material changes which would impact the previous SOC Reports provided to the Trust, and promptly deliver to the Trust a copy of each SOC Report within 45 days of the Trust’s request. No more than once per calendar year, the Trust shall be entitled to request that the Bitcoin Custodian produce a copy of the Bitcoin Custodian’s audited annual financial statements for each financial year ending on or after December 31, 2021, and the Bitcoin Custodian shall promptly deliver such financial statements to the Trust.

Subject to the “Force Majeure” provision (defined below) and as limited by the limitations of liability in the Bitcoin Custody Agreement, the Bitcoin Custodian shall be liable to the Trust for the Loss (defined below) of any of the Fund’s bitcoin or fiat currency to the extent that such Loss was caused by the negligence, fraud, willful or reckless misconduct of the Bitcoin Custodian or breach by the Bitcoin Custodian of its Standard of Care. The Bitcoin Custody Agreement provides that “Loss” means if, at any time the Fund’s bitcoin Account or Fiat Account, as applicable, does not hold the bitcoin or fiat currency that had been (1) received by Bitcoin Custodian in connection with the Fund’s bitcoin Account or Fiat Account pursuant to the Bitcoin Custody Agreement, or (2) duly sent to the Bitcoin Custodian by the Trust or Authorized Participants in connection with the Fund’s bitcoin Account pursuant to the Bitcoin Custody Agreement but not received because of a failure caused by the Bitcoin Custodian. The Bitcoin Custody Agreement provides that “Loss” shall include situations where the Bitcoin Custodian fails to execute a valid withdrawal request, bitcoin are withdrawn from the Fund’s bitcoin Account other than pursuant to a withdrawal request, or the Trust is not able to timely withdraw bitcoin from the Bitcoin Account pursuant to a withdrawal request, in each case due to a failure caused by the Bitcoin Custodian; provided, however, that the Bitcoin Custodian’s failure to permit timely withdrawals because it has determined that it cannot do so due to the requirements of applicable laws and regulations or because of the operation of its fraud detection controls shall not be considered a Loss, provided the Bitcoin Custodian is acting reasonably and in good faith. The Bitcoin Custody Agreement provides that should a Loss of the Fund’s bitcoin or fiat currency due to the negligence, fraud, willful or reckless misconduct of the Bitcoin Custodian or a breach by the Bitcoin Custodian of its Standard of Care occur, the Bitcoin Custodian will, as soon as practicable, return to the Trust a quantity of the same digital asset that is equal to the quantity of digital assets involved in the Loss, or return to the Trust a quantity of the same fiat currency that is equal to the quantity of fiat currency involved in the Loss (if the Loss involved the Fiat Account). The Bitcoin Custody Agreement provides that (i) the Bitcoin Custodian does not own or control the underlying software protocols of networks which govern the operation of digital assets (including the Bitcoin Blockchain), (ii) the Bitcoin Custodian makes no guarantees regarding their security, functionality, or availability, and (iii) in no event shall the Bitcoin Custodian be liable for or in connection with any acts, decisions, or omissions made by developers or promoters of digital assets, including bitcoin.

The Bitcoin Custody Agreement’s “Force Majeure” provision provides that in no event shall the Bitcoin Custodian be liable for any delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition, whether or not foreseeable, beyond the Bitcoin Custodian’s reasonable control, including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, or state of emergency; provided, however, that for the avoidance of doubt, the Bitcoin Custody Agreement’s Force Majeure provision shall not apply in respect of System Failures or Downtime, which are subject to other respective provisions of the Bitcoin Custody Agreement. The occurrence of an event described in the Force Majeure provision shall not affect the validity and enforceability of any remaining provisions of the Bitcoin Custody Agreement.

Under the Bitcoin Custody Agreement, each of the Bitcoin Custodian and the Trust has agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) arising out of or related to the Bitcoin Custodian’s or the Trust’s, as the case may be, non-performance of its obligations under or material breach of the Bitcoin Custody Agreement and inaccuracy in any of the Bitcoin Custodian’s or the Trust’s, as the case may be, representations or warranties in the Bitcoin Custody Agreement. In addition, the Bitcoin Custodian agrees to indemnify the Trust in the event of Damages relating to the holding of the Fund’s bitcoin and fiat currency by the Bitcoin Custodian as contemplated by the Bitcoin Custody Agreement, including any loss or damage caused by any act or omission of any employee of the Bitcoin Custodian or any agent, representative or independent contractor engaged by the Bitcoin Custodian, whether or not such act or omission occurred within the scope of his employment or engagement. The Bitcoin Custody Agreement provides that “Damages” shall not include any losses, claims, damages, liabilities or expenses arising from any fluctuation in market price, forks, governance changes, airdrops or other events which impact all holders of a digital asset such as bitcoin globally as a class.

The Bitcoin Custody Agreement provides the Bitcoin Custodian, its affiliates, service providers, or any of their respective officers, directors, agents, joint venturers, employees or representatives, shall not be liable for (i) any losses or claims arising out of actions that are in the Trust’s control and related to its use of the Bitcoin Custodian’s online platform, including but not limited to, the Trust’s failure to follow security protocols, the Bitcoin Custodian’s controls, improper instructions, failure to secure the Trust’s credentials from third parties, or anything else in the Trust’s control and (ii) any amount greater than the value of the bitcoin on deposit in the Fund’s bitcoin Account at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which shall be determined in accordance with the Chicago Mercantile Exchange Bitcoin Reference Rate or any successor thereto. No party shall be liable to the other parties (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special, punitive or consequential losses suffered or incurred by the other parties (whether or not any such losses were foreseeable or within the contemplation of the parties). This means, by way of example only (and without limiting the scope of the above), that if the Trust claims that the Bitcoin Custodian failed to process a withdrawal request properly, the Trust’s damages are limited to no more than the value of the bitcoin at issue in the withdrawal request, and that the Trust may not recover for lost profits, lost business opportunities, or other types of special, incidental, indirect, intangible, or consequential damages in excess of the value of the bitcoin at issue in the withdrawal. The Bitcoin Custodian shall not be liable to the Trust or anyone else for any loss or injury resulting directly or indirectly from any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Trust’s computer or other equipment, provided such malware did not originate from the Bitcoin Custodian or its agents.

The Bitcoin Custody Agreement provides that the Bitcoin Custodian has obtained insurance coverage by a reputable insurance company with respect to digital assets custodied with the Bitcoin Custodian, in accordance with its internal standards for maintaining such insurance and subject to change at the Bitcoin Custodian’s discretion. The Bitcoin Custody Agreement provides that the Bitcoin Custodian shall provide the Trust with notice of material changes in its insurance coverage.

The Bitcoin Custody Agreement will commence on the date of execution and continue until terminated in accordance with its provisions. The Bitcoin Custody Agreement may be terminated by either party upon 90 days written notice to the other party; provided, however, that if the Bitcoin Custody Agreement is terminated, the Bitcoin Custodian shall use commercially reasonable efforts to cooperate with the Trust’s transition to a replacement custodian and if the Trust is unable to engage a replacement custodian using commercially reasonable efforts within such 90 day period, the Bitcoin Custodian terminates the Bitcoin Custody Agreement, then the Bitcoin Custodian shall continue to act as Bitcoin Custodian pursuant to the terms of the Bitcoin Custody Agreement until such time as the Trust engages a replacement custodian, provided that the Trust uses reasonable commercial efforts to promptly engage a replacement custodian. Either party (the “Terminating Party”) may terminate the Bitcoin Custody Agreement at any time on written notice to the other party (the “Defaulting Party”), such termination to take effect (i) on the tenth business day after the delivery of written notice of termination by the Terminating Party to the Defaulting Party, unless the Defaulting Party has cured the event triggering a termination right to the satisfaction of the Terminating Party, acting reasonably, or (ii) immediately after delivery of written notice of termination by the Terminating Party to the Defaulting Party if the event triggering a termination right is incapable of being cured within ten business days, in the following circumstances. First, any representation, warranty, certification or statement made by the Defaulting Party under the Bitcoin Custody Agreement was or becomes incorrect in any material respect when made; second, the Defaulting Party materially breaches, or fails in any material respect to perform any of its obligations under, the Bitcoin Custody Agreement; third, the Defaulting Party requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against the Defaulting Party a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Defaulting Party files a petition for bankruptcy or an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements; fourth, a Change of Control (as defined in the Bitcoin Custody Agreement) of the Defaulting Party, or an event, change or development that causes or is likely to cause a Material Adverse Effect (as defined in the Bitcoin Custody Agreement) on the Defaulting Party, or in the ability of the Defaulting Party to fulfill its responsibilities under the Bitcoin Custody Agreement, occurs; fifth, with respect to the Trust’s right to terminate, the Bitcoin Blockchain undergoes a fork and becomes a forked network, and the Trust disagrees with the Bitcoin Custodian’s choice of which forked network to support; or with respect to the Trust’s right to terminate, applicable laws and regulations or any change therein or in the interpretation or administration thereof that may have a Material Adverse Effect (as defined in the Bitcoin Custody Agreement) on the Trust or the rights of the Trust with respect to any services covered by the Bitcoin Custody Agreement.

The Bitcoin Custodian has the right to immediately (i) take actions the Bitcoin Custodian determines appropriate to comply with applicable law and regulations and in accordance with its Bank Secrecy Act and Anti-Money Laundering compliance program (“BSA/AML Program”), (ii) suspend the Fund’s bitcoin Account or Fiat Account, (iii) freeze/lock the funds and assets in all such accounts, and (iv) suspend the Trust’s access to the Bitcoin Custodian’s platform or its account there (collectively, an “account suspension”), if: (A) the Bitcoin Custodian is required to do so by a regulatory authority, court order, facially valid subpoena, or binding order of a governmental authority, (B) the Bitcoin Custodian reasonably and in good faith believes the Trust has violated applicable laws and regulations in connection with the Fund’s bitcoin Account or Fiat Account, or the Bitcoin Custodian is required to do so under the Bitcoin Custodian’s BSA/AML Program, (C) the Bitcoin Custodian believes someone is attempting to gain unauthorized access to the account, or (D) the Bitcoin Custodian believes there is unusual activity in the account. Except as set forth above, the Bitcoin Custodian shall not suspend the Trust’s access to the Bitcoin Account or the Fiat Account, and any suspension of the Trust’s access to such accounts shall constitute a breach of the Bitcoin Custody Agreement. In the case of an account suspension due to (C) or (D) of this paragraph, the Bitcoin Custodian shall restore the Trust’s normal access to the Bitcoin Account or Fiat Account as promptly as reasonably possible without putting the bitcoin and fiat currency in such accounts at risk. In the case of an account suspension due to (A) or (B) of this paragraph, the Bitcoin Custodian shall permit the Trust to withdraw the Fund’s bitcoin and fiat currencies from Bitcoin Account or Fiat Account as soon as permitted by applicable laws and regulations or the applicable court order, subpoena, or regulatory or governmental authority, and for ninety (90) days thereafter.

Non-Digital Custodian

In its capacity as the Non-Digital Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. The Non-Digital Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System.

Non-Digital Custody Agreement. Under the Non-Digital Custody Agreement between the Non-Digital Custodian, Sponsor, and the Trust, upon the Sponsor’s instructions, the Non-Digital Custodian will establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or securities. Upon instructions from the Trust or Sponsor, the Non-Digital Custodian will facilitate the transfer and management of assets, including cash, within the Trust’s account(s). The Non-Digital Custodian’s fees are payable by the Trust, however, the Sponsor assumes such fees via the Sponsorship Agreement with the Trust. The Non-Digital Custody Agreement specifies an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier in accordance with the terms of the Agreement. Either party can terminate the Agreement under certain conditions, such as material breach or failure to pay fees within a specified period. Additionally, the Agreement may be terminated by the Trust for causes such as prolonged force majeure events, legal requirements, or significant corporate events affecting the Non-Digital Custodian. In performing its duties, the Non-Digital Custodian is required to exercise due care in accordance with reasonable commercial standards. The Non-Digital Custodian is generally not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under the Agreement, except a loss arising out of or relating to the Custodian’s refusal or failure to comply with the terms of the Agreement or from the Custodian’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. Liability of the Non-Digital Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Non-Digital Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Non-Digital Custodian’s failure to meet the agreed standard of care. The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Custodians as deemed appropriate. The governing law for the Non-Digital Custody Agreement is the laws of the State of Minnesota.

The Fund is subject to various risks associated with the potential insolvency of the Non-Digital Custodian. In the event of the Non-Digital Custodian’s insolvency, the Fund’s assets held under custody might be subject to legal and financial complexities, which would subject the Fund to the following risks:

●	Access to Assets: In the case of the Non-Digital Custodian’s insolvency, there may be delays or difficulties in accessing the Fund’s assets held by the Non-Digital Custodian. This situation could impact the Fund’s ability to meet its financial obligations or to execute its investment strategies promptly.

●	Asset Recovery and Transfer: The process of recovering and transferring assets to a new custodian in the event of insolvency may prove time-consuming and complex. This process might involve legal proceedings and negotiations, potentially leading to a prolonged period during which the assets are not actively managed or are inaccessible.

●	Financial Losses: The Fund may incur financial losses if the assets held by the Non-Digital Custodian are entangled in insolvency proceedings. The Fund might not recover the full value of its assets, particularly if any part of the assets becomes part of the Non-Digital Custodian’s bankruptcy estate.

●	Operational Disruptions: Transitioning to a new custodian may cause operational disruptions. This includes administrative burdens, potential errors during the transfer of records and assets, and the need to establish new operational protocols.

In addition to the foregoing risks, the Fund would be subject to additional risks if the Custody Agreement is terminated, which include:

●	Cost Implications: Terminating the agreement and engaging a new custodian might incur additional costs, including early termination fees, transfer fees, and higher fees charged by a new custodian.

●	Continuity of Service: There is a risk of service interruptions during the transition period, which might affect the Fund’s ability to execute transactions and manage its assets effectively.

Marketing Agent

The Fund employs Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) as the Marketing Agent for the Fund. The Marketing Agent’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101. The Marketing Agent Agreement among the Marketing Agent, the Sponsor, and the Trust calls for the Marketing Agent to work with the Cash Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising material. The Marketing Agent is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Marketing Agent Agreement. Under the Marketing Agent Agreement, the Trust engaged the Marketing Agent to perform marketing services. The Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of FINRA. The Marketing Agent’s services include assisting with Authorized Participant Agreements, maintaining creation and redemption order confirmations, providing Prospectuses to Authorized Participants, ensuring compliance with SEC and FINRA advertising rules, and approving marketing materials. The Trust, in turn, is responsible for creating, issuing, and redeeming Creation Units, providing the Marketing Agent with necessary documentation, and ensuring the availability of Prospectuses and Statements of Additional Information. The Trust is obligated to indemnify the Marketing Agent against losses arising from its breach of obligations or non-compliance with laws, except for losses resulting from the Marketing Agent’s provision of inaccurate information. Conversely, the Marketing Agent will indemnify the Trust for losses arising from its breach of the agreement or failure to comply with applicable laws. The agreement sets out that the Marketing Agent is not entitled to compensation or reimbursement of expenses from the Trust, with any such remuneration to be paid by the Sponsor under a separate agreement (the Marketing Agent Services Agreement). The term of the agreement is two years, with provisions for automatic renewal and termination options available to both parties. Confidential information is protected under the agreement, with specific obligations for non-disclosure and non-use, along with provisions for regulatory disclosure and information security. The agreement is governed by Delaware law.

Bitcoin Advisers

7RCC Global Inc. (“7RCC”) and Nexo Inc. (“Nexo”) each serve as a “Bitcoin Adviser” to the Fund. 7RCC has its principal offices at 90 Alton Rd, Suite 1105, Miami Beach, FL 33139. 7RCC, established in 2021, is an alternative investment manager specializing in bridging the digital asset industry with environmentally conscious investment strategies. The firm focuses on developing innovative financial products that align with Environmental, Social, and Governance principles, catering to investors seeking sustainable investment opportunities. The team at 7RCC comprises professionals with extensive backgrounds in financial markets, blockchain technology, and sustainable investment practices. Their collective expertise enables the firm to design and manage investment products that align with both financial performance and environmental responsibility. Nexo has its principal offices at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Nexo is a digital assets wealth platform designed to empower clients to grow, manage, and preserve their crypto holdings. Since 2018, Nexo has provided opportunities to forward-thinking clients in over 200 jurisdictions and has over $7 billion in AUM and $320 billion processed. Nexo’s all-in-one platform combines advanced technology with a client-first approach, offering high-yield flexible and fixed-term savings, crypto-backed loans, sophisticated trading tools, and liquidity solutions, including the first crypto debit/credit card.

As Bitcoin Adviser, 7RCC and Nexo are responsible for providing the Sponsor and Administrator with research and analysis regarding bitcoin, the bitcoin markets and carbon neutralization structures for use in the operation and marketing of the Fund. Neither Bitcoin Adviser has any responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

Support Agreement

The Sponsor, Tidal, and 7RCC (collectively, the “Parties”) have entered into an agreement, as amended (the “Support Agreement”) that sets forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Fund, as well the respective rights in profits and obligations for expenses. Specifically, 7RCC and the Sponsor have experience in the digital asset and exchange-traded fund industry, and seek to offer a fund offering bitcoin and Carbon Credit Futures exposure as part of their long-term business goals.

The primary responsibilities and rights of each Party under the Support Agreement, with respect to the Fund are described below:

●	The Sponsor will serve as the sponsor of the Fund as a series of the Trust, as described in this prospectus.

●	Administrator will provide fund administration and related services for the Fund.

●	7RCC and Nexo will provide to the Sponsor research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Fund.

●	After a deduction of operational costs from the Management Fee, 7RCC will receive the benefit of any resulting profits and will be responsible for paying any losses.

Commodity Trading Advisor

Currently, the Sponsor does not employ commodity trading advisors for the Fund. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s length negotiations and will consider the advisor’s experience, fees, and reputation.

Clearing Brokers

StoneX Financial Inc. – FCM Division (f/k/a INTL FCStone Financial Inc. - FCM Division) (“StoneX”) serves as the Fund’s clearing brokers (the “Clearing Broker”) to execute and clear the Fund’s futures transactions and provide other futures brokerage-related services. The Clearing Broker is registered as an FCM with the CFTC, is a member of the National Futures Association (“NFA”) and is a clearing member of all major U.S. futures exchanges. The Clearing Broker is also a registered as broker-dealer with the SEC and is a member of FINRA

Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against the Clearing Brokers or their principals in the past five (5) years.

Litigation Disclosure for StoneX. Listed below are material administrative, civil, enforcement, or criminal complaints or actions filed against StoneX Financial Inc. – FCM Division (f/k/a INTL FCStone Financial Inc. - FCM Division) where such complaints or actions have not concluded and any material enforcement actions or complaints filed against the StoneX Financial Inc. - FCM Division in the past three years.

●	On March 16, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial, Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $100,000.00 fine which was effective on March 16, 2023.

●	On January 20, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial Inc. violated CME Rules 930.A and 930.F. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $50,000 fine which was effective on January 20, 2023.

●	On December 15, 2022, the Market Regulation Department of CME notified StoneX Financial Inc. (“SFI”) that it was conducting a formal investigation into block trades placed in September 2022 that could potentially be in violation of CME Rule 526 and Market Regulation Advisory Notice RA2004-5R. On July 6, 2023, CME notified SFI that it has referred the case to Market Regulation’s Enforcement Division. Settlement negotiations are ongoing.

●	On July 20, 2022, a subcommittee on the ICE Future US’s Business Conduct Committee determined that in numerous instances between May 2020 and May 2021 StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rule 4.04 by engaging in improper pre-hedging and adopting a risk policy that may have motivated employees to engage in improper pre-hedging for certain contracts. In addition, the Committee found that StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rules 4.01(a), 4.07(c), and 21.04. In accordance with the settlement offer, in which StoneX Financial Inc. and StoneX Markets LLC neither admitted nor denied the alleged rule violations, StoneX Financial Inc. and StoneX Markets LLC agreed to pay a collective monetary penalty of $425,000 and disgorge $225,606.80 in profits.

●	On March 23, 2021, a subcommittee of the ICE Futures US’s Business Conduct Committee determined that in numerous instances between February 2019 and May 2020, StoneX Financial Inc. (“StoneX”), formerly INTL FCStone Financial Inc., may have violated Exchange Rule 6.15(a) by failing to submit to the Exchange daily large trader reports on reportable customer positions and Exchange Rule 4.01(a) by failing to have proper processes for reporting large trader positions. The ICE Futures US Business Conduct Committee imposed a $75,000 fine on StoneX Financial Inc. which was effective on March 23, 2021.

●	After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. – FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CTA operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing. Further, StoneX Financial Inc. is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation or administrative proceedings in which StoneX Financial Inc. is involved are not expected to have a material effect upon its condition, financial or otherwise. StoneX Financial Inc. vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it.

AUTHORIZED Purchasers

An Authorized Purchaser must enter into an “Authorized Purchaser Agreement” with the Sponsor and the Trust, on behalf of the Fund, to govern its placement of orders to create and redeem Baskets. The Authorized Purchaser Agreement sets forth the procedures for the creation and redemption of Baskets. The Authorized Purchaser Agreement also provides the Sponsor and the Administrator with the authority to terminate the relationship with an Authorized Purchaser if the Sponsor or Administrator determines that an Authorized Purchaser does not to comply with the regulatory and registration requirements promulgated by FinCEN or other state authorities. Each Authorized Purchaser must (i) be a registered broker-dealer and (ii) enter into an Authorized Purchaser Agreement with the Sponsor, the Administrator and the Marketing Agent.

A list of the current Authorized Purchasers can be obtained from the Sponsor. The Trust, on behalf of the Fund, has engaged Jane Street Capital, LLC, Citadel Securities LLC and Goldman Sachs & Co. LLC as Authorized Purchasers. JSCT, LLC (an affiliate of Jane Street Capital, LLC) is also a Bitcoin Trading Counterparty of the Fund. Additional Authorized Purchasers may be added at any time, subject to the discretion of the Sponsor.

CALCULATION OF NAV

Calculating the Fund’s NAV per Share

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets;

●	subtracting any liabilities; and

●	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Fund once each trading day. It will calculate the ANV as of the earlier of the close of the Exchange or 4:00 p.m. (ET). The NAV for a normal trading day will be released after 4:00 p.m. (ET).

To the extent there are any determinations that the Sponsor and the Administrator make, such determinations will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available. Neither the Sponsor nor the Administrator will be liable to The Depository Trust Company (“DTC”), Authorized Purchasers, the Shareholders or any other person for errors in judgment. The Fund’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day.

The Sponsor has the exclusive authority to determine the NAV of the Fund. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV and NAV per Share of the Fund, based on a pricing source selected by the Sponsor. The Administrator will determine the NAV of the Fund each business day. In determining the NAV of the Fund, the Administrator values the bitcoin held by the Fund based on the Bitcoin Price calculated by the Index, unless otherwise determined by the Sponsor in its sole discretion. See “Investment Objective and Investment Strategies—Principal Investment Strategies—Bitcoin Valuation” for additional information regarding the calculation methodology of the Bitcoin Price. If the Bitcoin Price is not available or the Sponsor in its sole discretion determines that the Bitcoin price should not be used, the Fund’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate the need to “fair value” bitcoin will be a common occurrence.

The Administrator will value the Fund’s Carbon Credit Futures using the same methodology of the Index (and respective Sub-index), specifically, the value of the respective futures contracts will be the settlement price at closing on the primary trading exchange for such Carbon Credit Future. For additional information regarding the valuation of Carbon Credit Futures, see “Investment Objective and Investment Strategies—Principal Investment Strategies—The Index” for additional information. If the Sponsor in its sole discretion determines that the this price does not reflect the accurate value of a given Carbon Credit Future, then the Sponsor will instruct the Administrator to employ an alternative method to determine the fair value of the Fund’s assets. In determining an alternative fair value method, the Sponsor may consider such criteria as observable market-based inputs, including market quotations and/or trading platforms on which Carbon Credit Futures are traded. The Sponsor does not anticipate that the need to “fair value” bitcoin or Carbon Credit Futures will be a common occurrence.

Valuation of the Fund’s Assets

As discussed above, value of bitcoin is determined by the value that various market participants place on bitcoin through their transactions. On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. The Fund values the bitcoin held by the Fund based on the Bitcoin Price calculated by the Index for purposes of NAV. The Index requires each exchange used to calculate the price of bitcoin to meet certain criteria, and the exchanges qualifying under such criteria are used to calculate the Bitcoin Price. Vinter reviews the spot price on all eligible exchanges at 4:00 p.m. eastern and values bitcoin as the median spot price amongst these exchanges. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin. The value of the futures contracts held by the Fund will be based on market prices as of the time the NAV is calculated on each trading day. The Sponsor may determine to a price used for one or more of the futures contracts utilized by the Fund may need to be fair valued in accordance with the policy approved by the Sponsor.

The Sponsor will monitor for significant events related to crypto assets that may impact the value of bitcoin and will determine in good faith, and in accordance with its valuation policies and procedures, whether to fair value the Fund’s bitcoin and/or Carbon Credit Futures on a given day (e.g., if an Index Pricing Source or price of a Carbon Credit Future is not available). In certain circumstances, the Sponsor will determine whether to fair value the Fund’s assets (bitcoin or Carbon Credit Futures) on a given day on whether certain pre-determined criteria have been met. For example, the Sponsor may fair value the Fund’s bitcoin or Carbon Credit Futures using observed market transactions from one or more exchanges. The Sponsor may also fair value the Fund’s bitcoin using a combination of inputs in certain situations (e.g., using observed market transactions, OTC quotations from brokers, etc.). Accordingly, the NAV of the Fund may reflect the fair value of bitcoin or Carbon Credit Futures rather than market prices on certain exchanges at 4:00 p.m. ET. Fair value pricing involves subjective judgments and it is possible that a fair value determination for bitcoin or Carbon Credit Futures may be materially different than the value that could be realized upon the sale of such bitcoin or Carbon Credit Future. In addition, fair value pricing could result in a difference between the prices used to calculate the Fund’s NAV and the prices used by the Index (i.e., the Bitcoin Price and/or prices for the Carbon Credit Futures). The Sponsor, in conjunction with the Administrator, will work in good faith to determine the fair value and implement the correct pricing for the Fund’s NAV.

Intraday Indicative Value

The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day.

In order to provide updated information relating to the Fund for use by Shareholders and market professionals, a third-party financial data provider will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Fund’s bitcoin and Carbon Credit Futures during the trading day. The Fund’s bitcoin holdings will be priced using CME Bitcoin Real Time Price. The Fund’s Carbon Credit Futures will be priced using the last traded price for each contract. Changes in the value of cash equivalents are not included in the calculation of indicative value. For this and other reasons, the indicative fund value disseminated during Exchange hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments. The IIV will be disseminated on a per Share basis, as calculated by a third-party financial data provider, every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET by one or more major market data vendors. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Purchasers are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

There are many instances in the market today where the IIV and the NAV of an ETF are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated bitcoin price as reflected on the contributing Bitcoin Platforms.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Fund’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Fund and the IIV. If the market price of the Fund’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the IIV, a market professional could buy the Fund’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Fund and the IIV and thus can be beneficial to all market participants.

Calculation of Principal Market NAV and Principal Market NAV per Share

The Fund’s periodic financial statements may not utilize the NAV of the Fund determined by reference to the Index to the extent the methodology used to calculate the Bitcoin Price is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Fund’s principal market for bitcoin on the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP. [The Fund intends to engage a third-party vendor to obtain a price from a principal market for bitcoin, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades]. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Fund’s financial statements, the Fund follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Fund to assume that bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Fund may transact through Bitcoin Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Fund anticipates that, while multiple venues and types of markets will be available to the Bitcoin Trading Counterparties from whom the Sponsor acquires or disposes of the Fund’s bitcoin, the principal market in each scenario is determined by looking at the market-based level of volume and bitcoin trading activity. Bitcoin Trading Counterparties, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. The Fund determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable bitcoin trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60 minute period prior to 4:00 ET for bitcoin. The Sponsor then identifies that market as the principal market for bitcoin during that period, and uses the price for bitcoin from that venue at 4:00 ET as the principal market price.

conflicts of interest

General

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, managers, officers and employees, do not devote their time exclusively to the Fund. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other funds of the Trust, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to the Fund and serves as the sponsor or investment adviser to investment companies and commodity pools other than the Fund. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other investment companies or pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other investment companies or pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Fund’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Sponsor might have a potential future conflict of interest if the Sponsor, a new sponsor, or sub-adviser were to register as a broker-dealer or become affiliated with a broker-dealer. In such case, the Sponsor, new sponsor, or sub-adviser, as the case may be, would develop and implement appropriate procedures designed to prevent the use and dissemination of material non-public information regarding the Fund’s holdings.

Under its code of ethics (the “COE”), the Sponsor and its affiliates are required to adhere to a series of prescribed steps prior to engaging in trading activities, including transactions involving the Fund’s Shares or bitcoin futures contracts. The preliminary step requires employees to seek pre-clearance for any trade in Covered Securities, which is a broad category encompassing various financial instruments, including stocks, bonds, and derivatives such as bitcoin futures. This pre-clearance is obtained by submitting a detailed request via an online Compliance Portal, which is then reviewed by the Sponsor’s Chief Compliance Officer (“CCO”) or designee.

The COE specifies certain transactions that require heightened oversight, including participation in initial public offerings (“IPOs”), secondary offerings, and private placements. Employees must obtain not just pre-clearance but also direct approval from the CCO for such activities. Furthermore, the code strictly prohibits trading based on non-public, material information, commonly known as front-running, to prevent any potential conflicts with client interests and maintain the integrity of client transactions.

Reporting is another critical aspect of the COE. Employees are mandated to file detailed reports of their trading activities on a quarterly basis, as well as annual reports detailing their holdings. These reports are subject to review by the CCO to identify any potential or actual conflicts of interest or indications of unethical behavior. Exemptions from these reporting requirements are limited and well-defined, applying mainly to accounts that are managed by independent third-party managers over which the employee has no direct control or influence.

The COE provides a structured compliance framework that outlines procedures for reminders and steps to address instances of late or missed report submissions. Should these situations occur, the COE sets out a clear process for enacting disciplinary measures. This framework is designed to support a trading environment that aligns with regulatory expectations.

Resolution of Conflicts

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles. In the absence of fraud, gross negligence or willful misconduct by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

privacy policy

The following discussion is qualified in its entirety by reference to the privacy policy. A copy of the privacy policy is available at https://www.tidalfinancialgroup.com/privacy-policy/.

The Sponsor, the Trust, and the Fund have adopted a privacy policy relating to the collection, maintenance, and use of nonpublic personal information about the Fund’s current and former investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, Shares, and protects such nonpublic personal information.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Fund. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in Shares of the Fund.

Use and Disclosure of Nonpublic Personal Information

The Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. The Sponsor may disclose investors’ nonpublic personal information to third parties under specific circumstances described in the privacy policy. These circumstances include, among others, information needed to complete financial transactions, information released at the direction of an investor, and certain information requested by courts, regulators, law enforcement, or tax authorities. Investors may not opt out of these disclosures.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in Shares of the Fund, may be shared between and amongst the Sponsor and the Fund. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Fund. However, the Sponsor and the Fund will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from the Fund.

Protection of Nonpublic Personal Information

As described in the privacy policy, the Sponsor takes safeguards to protect investors’ nonpublic personal information, which include, among others, restricting access to such information, requiring third parties to follow appropriate standards of security and confidentiality, and maintaining physical, technical, administrative, and procedural safeguards.

The Sponsor’s Website is hosted in the United States and any data provided to the Sponsor is stored in the United States. If you choose to provide Personal Data from regions outside of the United States, then by your submission of such data, you acknowledge and agree that: (a) you are transferring your personal information outside of those regions to the United States voluntarily and with consent; (b) the laws and regulations of the United States shall govern your use of the provision of your information, which laws and regulations may differ from those of your country of residence; and (c) you permit your personal information to be used for the purposes herein and in the Privacy Policy above.

EXPENSES

Expenses to Be Paid by the Sponsor

The Sponsor has agreed to assume the following fees and expenses incurred by the Trust: the Marketing Fee, the Administrator Fee, each respective Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to public trading of the Shares on the Exchange (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Fund’s website. There is no cap on expenses for the above-listed fees payable by the Sponsor.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Fund may pay expenses in addition to the Management Fee, including, but not limited to, any expenses of the Fund that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Fund, indemnification expenses of the Bitcoin Custodian and/or Non-Digital Custodian, Administrator or other agents, service providers or counterparties of the Fund and extraordinary legal fees and expenses, and all other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool (collectively, “Additional Fund Expenses”). When Additional Fund Expenses are incurred, the Fund will be required to pay these Additional Fund Expenses too. Although the Sponsor cannot definitively state the frequency or magnitude of the Additional Fund Expenses, with the exception of transaction related fees and expenses and for maintenance of its CFTC regulatory status as a commodity pool, the Sponsor expects that they may occur infrequently, if at all.

Payment of Expenses

To pay the Management Fee, the Sponsor is paid in U.S. dollars. In paying the Management Fee, the Sponsor may need to direct the Fund’s bitcoin to be exchanged for U.S. dollars and Carbon Credit Futures to be sold. Under such circumstances, the Sponsor will utilize an approved Bitcoin Trading Counterparty to exchange the Fund’s bitcoin for U.S. dollars. The Non-Digital Custodian will, when directed by the Sponsor, withdraw funds from the Trust’s accounts to an account maintained by the Non-Digital Custodian for the Sponsor. Each sale of bitcoin by the Fund to pay the Management Fee or other Fund expenses will be a taxable event to Shareholders.

In addition, if the Fund incurs any Additional Fund Expenses, the Sponsor will cause the Non-Digital Custodian to withdraw funds from the Fund’s accounts in such quantity as may be necessary to permit payment of such Additional Fund Expenses. In order to pay for such Additional Fund Expenses, the Fund may need to sell bitcoin and/or Carbon Credit Futures, which it will do in a manner similar to the process defined above. Shareholders do not have the option of choosing to pay their proportionate shares of Additional Fund Expenses in lieu of having their shares of Additional Fund Expenses paid by the Fund.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Sponsor or directors, officers, or persons controlling the Fund, the Fund has been informed that the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Fund take no part in the management or control, and have no voice in, the Fund’s operations or business. Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement.

The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Fund together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, Shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Fund, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

MEETINGS

Meetings of the Trust’s Shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the Shareholders of the Fund, or any other Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during the Sponsor’s usual business hours upon reasonable advance notice.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute.

legal matters

Litigation and Claims

Except as described above, within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has been retained to advise the Fund and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. Chapman and Cutler LLP has also provided the Sponsor with its opinion with respect to U.S. federal income tax matters addressed herein in “Material U.S. Federal Income Tax Consequences.” Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement.

Experts

The financial statements of the Trust and management’s assessment of the effectiveness of internal controls over financial reporting of the Trust incorporated by reference in reliance upon the reports of Tait, Weller, & Baker, LLP (“Tait Weller”), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing. The financial statements of the Fund included in this prospectus have been so included upon the reliance upon the reports of Tait Weller, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodians/Administrator or other service providers to the Fund.

Material U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax consequences of the ownership of Shares. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;

●	dealers in securities;

●	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

●	persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

●	persons holding Shares acquired by them as part of a Creation Basket or redeeming Shares in exchange for the underlying bitcoins and/or carbon credit futures represented by the redeemed Shares;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	real estate investment trusts;

●	regulated investment companies; and

●	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or, except as explicitly discussed below, the consequences of the 3.8% Medicare surtax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax matters are complex, and the tax consequences of the purchase and holding of the Shares will depend on the particular facts of each investor’s situation. You are advised to consult your own tax advisors with respect to the application to your own circumstances of the U.S. federal income tax rules described below and with respect to other federal, state, local, or foreign tax consequences to you before making an investment in the Shares.

U.S. Federal Income Taxation of the Fund

The Fund is classified as a corporation for U.S. federal income tax purposes, and as such is obligated to pay U.S. federal and applicable state and foreign corporate taxes on its taxable income. This differs from many investment companies, which elect to be treated as “regulated investment companies” under the Code in order to avoid income tax obligations at the entity level. Under current law, the Fund is not eligible to elect treatment as a regulated investment because the Fund’s investments consist primarily of bitcoin. As a result, the Fund will be obligated to pay U.S. federal and state taxes on its taxable income unlike other investment companies which are not so obligated. The amount of taxes currently paid by the Fund will vary depending on the amount of income and gains derived from investments, and such taxes may reduce your return from an investment in the Fund.

The Fund invests its assets primarily in bitcoin and carbon credit futures contracts. In the case of bitcoin, some of the carbon credit futures used by the Fund may be “Section 1256 contracts.” Any gains or losses on Section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (60/40) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by the Fund at the end of each taxable year are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

In the case of bitcoin, due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets such as bitcoin are uncertain. Our dealings in or in connection with digital assets, as well as transactions in digital assets generally, could be subject to adverse tax consequences in the U.S., including as a result of changes in the legal regimes regulating digital assets, and our operating results, as well as the price of digital assets, could be adversely affected thereby.

Many significant aspects of the U.S. federal income tax treatment of digital assets (including with respect to the amount, timing and character of income recognition) are uncertain. In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of digital assets for U.S. federal income tax purposes and, in particular, providing that such digital assets (1) are “property,” (2) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (3) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. The Notice and the Ruling & FAQs, however, do not address other significant aspects of the U.S. federal income tax treatment of digital assets. We do not intend to request a ruling from the IRS on these or any other issues, and we will take positions on these and other U.S. federal income tax issues relating to digital assets that we believe to be reasonable. There can be no assurance that the IRS will agree with the positions we take, and it is possible that the IRS will successfully challenge our positions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for us and could have an adverse effect on the value of bitcoin or other digital assets. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that we will hold certain types of digital assets that are not within the scope of the Notice.

On November 15, 2021, President Biden signed the Infrastructure Investment and Jobs Act (the “IIJA”) into law. The IIJA implements a set of comprehensive financial account information reporting rules that will apply to persons, including digital asset trading platforms and custodians, that regularly effect transfers of digital assets on behalf of other persons. In particular, these rules will require digital asset trading platforms and custodians to report digital asset transactions (including sales, exchanges and other transfers) effected on behalf of other persons on an annual return, in a manner similar to the current reporting rules for brokers that effect stock and other securities transactions on behalf of customers. The IRS issued proposed regulations on these rules on August 28, 2023. Under the proposed regulations the gross proceeds of sales or exchanges of digital assets must be reported for transactions that take place on or after January 1, 2025, and, in certain circumstances, gain or loss with respect to such sales or exchanges must be reported for transactions that take place on or after January 1, 2026.

These rules, the effects of which may depend in significant part on regulations or other guidance from the IRS on their implementation, could create significant compliance burdens for us and our investors, and could affect the price of digital assets, which could have an adverse effect on our investments.

Federal Income Taxation of Holders of the Fund’s Shares — U.S. Shareholders

The discussion under the heading “Federal Income Taxation of Holders of the Fund’s Shares – U.S. Shareholders” (and all subheadings thereunder) applies to a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	an individual who is a citizen or resident of the U.S. for U.S. federal income tax purposes;

●	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or of any political subdivision thereof; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Receipt of Distributions

Distributions made to you by the Fund (other than distributions in redemption of Shares subject to Section 302(b) of the Code) will generally constitute dividends to the extent of your allocable share of the Fund’s current or accumulated earnings and profits, as calculated for federal income tax purposes. Generally, a corporation’s earnings and profits are computed based upon taxable income, with certain specified adjustments. To the extent that distributions to you exceed your allocable share of the Fund’s current and accumulated earnings and profits, your tax basis in the Fund’s Shares with respect to which the distribution is made will be reduced, which will increase the amount of any taxable gain (or decrease the amount of any tax loss) realized upon a subsequent sale or redemption of such Shares. To the extent you hold such Shares as a capital asset and have no further basis in the Shares to offset the distribution, you will report the excess as capital gain.

Distributions treated as dividends under the foregoing rules generally will be taxable as ordinary income to you but may be treated as “qualified dividend income.” Under current U.S. federal income tax law, qualified dividend income received by individuals and other non-corporate shareholders is taxed at long-term capital gain rates, which are currently at a maximum of either 15% or 20% depending on whether the shareholder’s income exceeds certain threshold amounts. For a dividend to constitute qualified dividend income, the shareholder generally must hold the Shares paying the dividend for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, although a longer period may apply if the shareholder engages in certain risk reduction transactions with respect to the common stock.

Dividends paid by the Fund are expected to be eligible for the dividends received deduction available to corporate shareholders under Section 243 of the Code. However, corporate shareholders should be aware that certain limitations apply to the availability of the dividends received deduction, including rules which limit the deduction in cases where (i) certain holding period requirements are not met, (ii) the corporate shareholder is obligated (e.g., pursuant to a short sale) to make related payments with respect to positions in substantially similar or related property, or (iii) the corporate shareholder’s investment in Shares of the Fund is financed with indebtedness. Corporate shareholders should consult their own tax advisors regarding the application of these limitations to their particular situations.

An additional 3.8% Medicare surtax is imposed on certain net investment income (including ordinary dividends received from the Fund and net gains from redemptions or other taxable dispositions of Fund Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Redemptions and Sales of Shares

A redemption of common Shares will be treated as a sale or exchange of such Shares, provided the redemption either is not essentially equivalent to a dividend, is a substantially disproportionate redemption, is a complete redemption of a shareholder’s entire interest in the Fund, or is in partial liquidation of the Fund. Redemptions that do not qualify for sale or exchange treatment will be treated as described in “Receipt of Distributions” above.

Upon a redemption treated as a sale or exchange under the foregoing rules, or upon a sale of your Shares to a third party, you generally will recognize capital gain or loss equal to the difference between the cost of your Shares and the amount you receive when you sell them. Any such capital gain or loss will be a long-term capital gain or loss if you held the Shares for more than one year at the time of disposition. Long-term capital gains of certain non-corporate common shareholders (including individuals) are currently subject to U.S. federal income taxation at a maximum rate of either 15% or 20% depending on whether the shareholder’s income exceeds certain threshold amounts. The deductibility of capital losses is subject to limitations under the Code.

A federal excise tax on stock repurchases is expected to apply to the Fund in the event that the Fund repurchases its own Shares. The excise tax is one percent (1%) of the fair market value of Fund Share redemptions less the fair market value of Fund Share issuances (in excess of $1 million of fair market value) annually on a taxable year basis. This excise tax would be payable by the Fund, and not by any holder of Shares, although payment of the excise tax could reduce a shareholder’s return on an investment in the Fund.

Tax-Exempt Investors

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on their unrelated business taxable income (or “UBTI”). Because the Fund is classified as a corporation for federal income tax purposes, an owner of any of the Fund’s Shares will not report on its federal income tax return any items of income, gain, loss, and deduction that are allocated to the Fund from its investments. Moreover, dividend income from, and gain from the sale of, corporate stock generally does not constitute UBTI unless the acquisition of the corporate stock is debt-financed. Therefore, a tax-exempt investor should not have UBTI attributable to the ownership, sale, or redemption of the Fund’s Shares unless the tax-exempt investor’s acquisition of the Shares was financed with debt. In general, Shares are considered to be debt-financed if the tax-exempt owner of the Shares incurred debt to acquire the Shares or otherwise incurred a debt that would not have been incurred if the Shares had not been acquired.

Regulated Investment Company Investors

The income and gain realized from an investment in the Fund’s Shares by an investor that is a regulated investment company should constitute qualifying income for the purposes of the rules relating to regulated investment companies. Furthermore, the Fund’s Shares will generally constitute “qualifying assets” for a regulated investment company, which are generally subject to a requirement that at least 50% of the regulated investment company’s total assets must consist of qualifying assets at the end of each quarter, and the amount of Fund Shares owned by the regulated investment company may not constitute more than 5% of the value of the total assets held by the regulated investment company or more than 10% of the Fund’s outstanding voting securities.

Federal Income Taxation of Holders of the Fund’s Shares — Non-U.S. Shareholders

The discussion under the heading “Federal Income Taxation of Holders of the Fund’s Shares – Non-U.S. Shareholders” applies to, and the term “Non-U.S. Shareholder” shall mean, a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	a nonresident alien individual;

●	a foreign corporation; or

●	a foreign estate or trust.

Receipt of Distributions

Distributions by the Fund will be treated as dividends for U.S. federal income tax purposes to the extent paid from the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid by the Fund to a Non-U.S. Shareholder generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. If a Non-U.S. Shareholder claims a reduced rate of withholding under an income tax treaty, the Non-U.S. Shareholder will be required to provide an IRS Form W-8BEN or IRS Form W-8BEN-E certifying its eligibility to benefits under the income tax treaty in order to obtain the reduced rate of withholding tax.

If the amount of a distribution exceeds a Non-U.S. Shareholder’s allocable share of the Fund’s current and accumulated earnings and profits, such excess will be treated for U.S. federal income tax purposes as a tax-free return of capital to the extent of the Non-U.S. Shareholder’s tax basis in the Fund’s Shares. To the extent that any distribution received by a Non-U.S. Shareholder exceeds the sum of (i) such Non-U.S. Shareholder’s allocable share of the Fund’s current and accumulated earnings and profits and (ii) such Non-U.S. Shareholder’s tax basis in the Fund’s Shares, such excess will be treated as gain from the sale of the Shares and will be taxed as described in “Redemptions and Sales of Shares” below.

Redemptions and Sales of Shares

A redemption of the Fund’s Shares will be treated as a sale or exchange of such Shares, provided the redemption either is not essentially equivalent to a dividend, is a substantially disproportionate redemption, is a complete redemption of a shareholder’s entire interest in the Fund, or is in partial liquidation of the Fund. Redemptions that do not qualify as a sale or exchange will be treated as described in “Receipt of Distributions” above.

A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax on gain realized on a redemption that is treated as a sale or exchange for U.S. federal income tax purposes, or on gain realized on the sale, exchange or other non-redemption disposition of the Fund’s Shares, except in the following situations:

●	the gain is effectively connected with a trade or business of the Non-U.S. Shareholder in the U.S. or, if the Non-U.S. Shareholder is a qualifying resident of a country with which the U.S. has a tax treaty, such gain is attributable to a permanent establishment maintained by such Non-U.S. Shareholder in the U.S.;

●	the Non-U.S. Shareholder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and who has a “tax home” in the U.S.; or

●	the Fund is or has been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the date of disposition of the Shares or, if shorter, within the period during which the Non-U.S. Shareholder has held the Shares. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. The Fund is not likely to be or become a U.S. real property holding corporation as long as the Fund invests consistently with its investment strategy.

Each potential Non-U.S. Shareholder is urged to consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the acquisition, holding, redemption, sale, exchange or other disposition of Fund Shares.

Estate Tax

Non-U.S. Shareholders of the Fund may be subject to U.S. estate tax with respect to their Fund Shares.

FATCA Withholding

Withholding of U.S. tax (at a 30% rate) is required with respect to payments of dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to enable the applicable withholding agent to determine whether withholding is required.

Backup Withholding

Federal regulations generally require the Fund to withhold and remit “backup withholding” to the U.S. Treasury with respect to dividends and the proceeds of any redemption paid to you if you fail to furnish the Fund or the Fund’s paying agent with a properly completed and executed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form. Furthermore, the IRS may notify the Fund to institute backup withholding if the IRS determines that your taxpayer identification number is incorrect or if you have failed to properly report taxable dividends or interest on a federal tax return. A taxpayer identification number is either the Social Security number or employer identification number of the record owner of the Shares. Any backup withholding does not constitute an additional tax imposed on the record owner of the Shares and may be claimed as a credit on the record owner’s federal income tax return. The current backup withholding rate is 24%.

Taxes on Purchase and Redemption of Creation Units

An investor who exchanges bitcoin or carbon credit futures for Creation Shares generally will recognize a gain or a loss. The gain or loss will be equal to the difference between the market value of the Creation Shares at the time of the exchange and the exchanger’s aggregate basis in the bitcoin or carbon credit futures surrendered and the amount of any cash consideration paid. A person who exchanges Creation Shares for bitcoin or carbon credit futures will generally recognize a gain or loss equal to the difference between the exchanger’s basis in the Creation Shares and the aggregate value of the bitcoin and/or carbon credit futures and any cash received on such redemption. The IRS, however, may assert that a loss realized upon an exchange of securities for Creation Shares cannot be deducted currently under the rules governing “wash sales,” or on the basis that there has been no significant change in economic position. Persons exchanging securities should consult their own tax advisor with respect to whether the wash sale rules apply and when a loss might be deductible.

If you purchase or redeem Creation Shares, you will be sent a confirmation statement showing how many and at what price you purchased or sold Shares.

The foregoing discussion summarizes certain consequences under current U.S. federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. You may also be subject to state and local taxation on Fund distributions, and sales of Fund Shares. Consult your personal tax advisor about the potential tax consequences of an investment in Fund Shares under all applicable tax laws. Changes in applicable tax authority could materially affect the conclusions discussed above and could adversely affect the Fund.

Purchases by Employee Benefit Plans

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRA) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of Shares.

General Pool Disclosure

Information you should know

This prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

where You can find more information

The Trust, on behalf of the Fund, has filed a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov.

Information about the Fund and the Shares can also be obtained from the [Fund’s] website, which is [ ]. The [Fund’s] website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually on behalf of the Fund pursuant to the requirements of the Securities Act.

The reports and other information are available online at www.sec.gov.

STATEMENTS, FILINGS AND REPORTS

The Trust will furnish annual reports (as of the end of each fiscal year) for the Fund to DTC purchasers for distribution to Shareholders, as required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor.

The Trust will also post monthly reports to the Fund’s website ([ ]). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.

In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website: [ ].

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Fund as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Fund as it deems advisable. The Fund or its appointed agent will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as intermediaries for purposes of these regulations may obtain tax information regarding the Fund by contacting the Fund at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 or from the Fund’s website, [ ].

Fiscal Year

The fiscal year of the Fund is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Fund expects to use the following sales material it has prepared:

●	the Fund’s website, [ ]; and

●	the Fund Fact Sheet found on the Fund’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

incorporation by reference of certain documents

The Trust is a reporting company and files annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow the Trust to “incorporate by reference” information that the Trust files with them, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC and any future filings that the Trust makes with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the SEC on May 15, 2024;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed with the SEC on August 14, 2024; and

●	Out Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 filed with the SEC on November 14, 2024.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF
Attention: Tidal Investments LLC
234 West Florida Street, Suite 203
Milwaukee, WI 53204
(844)-986-7700

The Fund’s internet website is [ ]. The Trust makes its electronic filings with the SEC, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on the Fund’s website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on the Fund’s website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

financial statements

The financial statements of the Trust have been incorporated into this prospectus and registration statement as described above under “Incorporation By Reference of Certain Information.” The financial statements of the Fund are set forth below.

Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF

Index to Financial Statements

Page Number
Report of Independent Registered Public Accounting Firm	114
Statement of Assets and Liabilities	114
Notes to Statement of Assets and Liabilities	114

Report of Independent Registered Public Accounting Firm

[to be provided by pre-effective amendment]

Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF
Statement of Assets and Liabilities

[to be provided by pre-effective amendment]

Notes to Statement of Assets and Liabilities
[______, ____]

[to be provided by pre-effective amendment]

Statement of additional information

Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF

This statement of additional information is the second part of a two-part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (844)-986-7700. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page [  ].

This statement of additional information and accompanying disclosure document are both dated [   ], 2024.

Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF

STATEMENT OF ADDITIONAL INFORMATION

Regulation

Futures Market Regulation

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the Commodity Exchange Act (“CEA”), the National Futures Association (“NFA”) has been formed and registered with the Commodity Futures Trading Commission (“CFTC”) as a registered futures association. At the present time, the NFA is the only self-regulatory organization (“SRO”) for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Fund is required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to “commodity interests,” such as futures, swaps, and options, and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e. a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as SROs exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market purchasers; capital and margin requirements for “swap dealers” and “major swap,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the OTC market, but are now designated as subject to the clearing requirement; and margin requirements for OTC swaps that are not subject to the clearing requirements.

2

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict but could be substantial and adverse.

The Dodd-Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd-Frank Act, supporters and opponents have debated the scope of the legislation. As the Administrations of the U.S. change, the interpretation and implementation will change along with them. Nevertheless, regulatory reform of any kind may have a significant impact on U.S. regulated entities.

Spot Market Transactions

Spot markets, on the other hand, are largely unregulated and rely on pricing sources that track over-the-counter (OTC) transactions. For cryptoassets, including bitcoin, these OTC transactions are relatively new and usually take place in the so-called crypto exchanges or digital asset trading platforms.

Digital asset trading platforms are relatively new and, in some cases, unregulated. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities trading platforms or designated contract markets. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Furthermore, many spot markets and over-the-counter market venues do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or oversight of customer trading. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of bitcoin trading.

Many digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues.

Position Limits, Aggregation Limits, Price Fluctuation Limits

The CFTC and US futures exchanges impose limits on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on US futures exchanges. For example, the CFTC currently imposes speculative position limits on cryptocurrencies and a number of commodities (e.g., corn, oats, wheat, soybeans and cotton) and US futures exchanges currently impose speculative position limits on many other commodities. The Fund could be required to liquidate positions it holds in order to comply with position limits or may not be able to fully implement trading instructions in order to track its index, the 7RCC Vinter Bitcoin Carbon Credit Index (the “Index) in order to comply with position limits. Any such liquidation or limited implementation could result in substantial costs to the Fund and the Fund’s performance to deviate from that of the Index.

3

The Dodd-Frank Act significantly expanded the CFTC’s authority to impose position limits with respect to futures contracts and options on futures contracts, swaps that are economically equivalent to futures or options on futures, and swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function. The aggregate position limits currently in place under the current position limits and the Aggregation Requirements are as follows for each of the carbon credit futures contracts traded by the Fund:

Carbon Credit Futures Contract	Spot Month Position Limit	All Month and Single Month (excluding spot month) Aggregate Accountability Level
Intercontinental Exchange (“ICE”) EUA (Carbon Emission Allowances) futures contracts
ICE California Carbon Allowance Vintage Future contracts
ICE RGGI (CO2 allowances) futures contracts

The CFTC has attempted to exercise authority to enact additional and more restricted speculative position limits with respect to futures and options on futures on so-called “exempt commodities” (which includes most energy and metals contracts) and with respect to agricultural commodities, but those proposed limits were vacated by a United States District Court. The CFTC has once again attempted to enact additional and more restrictive limits. For a discussion generally regarding the risks that position limits may pose for the Fund, see the “RISK FACTORs” section and related disclosure regarding position limits, accountability levels and dynamic price fluctuation limits.

With the exception of the nine legacy agricultural contracts, the CFTC’s position limits would apply only in the spot month. These limits would generally be set at 25 percent of the deliverable supply but may be higher or lower for certain contracts. With respect to the non-legacy contracts, the rule would require the relevant exchange on which the contracts are traded to adopt either position limits or position accountability levels.

The proposed rules also would expand the current list of enumerated bona fide hedges to include, for example, hedges of anticipated merchandizing. To provide market purchasers with greater flexibility on managing their business risks, the proposal also provides guidance on whether and when market purchasers are permitted to measure risk on a gross basis rather than a net basis. However, firms will be required to measure risk on a consistent basis. Enumerated hedges are self-effectuating. That is, no prior approval would be required from the CFTC, although a market purchaser would be required to obtain approval from the relevant exchange. Self-effectuating hedge exemptions also would be available for other transactions such as spreads and pass-through swaps as approved by exchanges. With respect to non-enumerated hedge exemptions, a market purchaser would be required to file a request to exceed the position limit with the relevant exchange. If the exchange grants the request for a non-enumerated hedge exemption, the exchange will forward its decision to the CFTC for review. The exemption will be deemed granted provided the CFTC does not intervene during a 10-day review period. The market purchaser would not be permitted to exceed the applicable position limit until the 10-day review period lapses. Importantly, the CFTC may act solely through its commissioners and not through staff. In terms of process changes, the CFTC is proposing to eliminate Form 204 cash positions report and the cash information reported under Form 304. Comments on the proposed rule must be submitted no later than 90 days after approval of the proposal by the CFTC (i.e., April 29, 2020). The CFTC does not intend to extend the comment period.

It is unknown at this time the effect that such passage, adoption or modification will have, positively or negatively, on the industry or on the Fund. The size or duration of positions available to the Fund may be severely limited. Pursuant to the CFTC’s and the exchanges’ aggregation requirements, all accounts owned or managed by the Sponsor are likely to be combined for speculative position limits purposes. The Fund could be required to liquidate positions it holds in order to comply with such limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to the Fund.

These new regulations and the resulting increased costs and regulatory oversight requirements may result in market purchasers being required or deciding to limit their trading activities, which could lead to decreased market liquidity and increased market volatility. In addition, transaction costs incurred by market purchasers are likely to be higher due to the increased costs of compliance with the new regulations. These consequences could adversely affect the Fund’s returns.

FCMs

The CEA requires all FCMs, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2013, the CFTC published final regulations that require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market purchasers that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the SROs are monitoring the activities of FCMs in a thorough manner.

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Potential Advantages of Investment

Interest Income and Expense.

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits, and cash reserves are maintained in cash and cash equivalents and interest is generally earned on available assets, which include unrealized profits credited to the Fund’s accounts.

Fund Performance

As of the date of this prospectus, the Fund has not yet commenced trading and does not have any performance history.

5

PROSPECTUS

NEXO 7RCC SPOT BITCOIN AND CARBON CREDIT FUTURES ETF

Until [__________, ____] (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[________, _____]

6

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13.	Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Tidal Investments LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$[ ]*
Listing fee (actual)	$[ ]*
Auditor’s fees and expenses	$[ ]*
Legal fees and expenses	$[ ]*
Printing expenses	$[ ]*
Miscellaneous expenses	$[ ]*
Total	$[ ]*

*       to be provided by amendment

Item 14.	Indemnification of Directors and Officers.

The Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust(or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description
3.1	First Amended and Restated Declaration of Trust and Trust Agreement(1)
5.1	Opinion of Chapman and Cutler LLP relating to the legality of the Shares *
8.1	Opinion of Chapman and Cutler LLP with respect to federal income tax consequences *
10.1	Form of Authorized Purchaser Agreement (included as Exhibit B to the First Amended and Restated Declaration of Trust and Trust Agreement)(1)
10.2	Form of Distribution Services Agreement*
10.3	Form of Custody Agreement*
10.4	Form of Bitcoin Custody Agreement by and between the Trust, on behalf of the Fund, and Gemini Trust Company, LLC*
10.6	Form of Fund Accounting Servicing Agreement*
10.7	Form of Transfer Agent Servicing Agreement*
10.8	Form of Fund Administration Servicing Agreement*
10.9	Index License Agreement*
10.10	Support Agreement*
23.1	Consent of Tait, Weller, & Baker, LLP, Independent Registered Public Accounting Firm(3)
23.2	Consent of Chapman and Cutler LLP is included in Exhibit 5.1*
24.1	Power of Attorney (included on signature page to this Registration Statement as filed herein)(3)
107	Filing Fee Table(2)
(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-273364), filed on July 21, 2023 and incorporated by reference herein.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-273364), filed on December 22, 2023 and incorporated by reference herein.
(3)	Filed herewith.
*	To be filed by amendment.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, or purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on December 20, 2024.

Tidal Commodities Trust I

By: Tidal Investments LLC, Sponsor

By	/s/ Guillermo Trias
Name: Guillermo Trias Title: Principal Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Tidal Investments LLC the sponsor of Tidal Commodities Trust I, hereby constitute and appoint Guillermo Trias and Daniel Carlson, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ Guillermo Trias Guillermo Trias	Chief Executive Officer/President of the Sponsor	December 20, 2024

/s/ Guillermo Trias Ronnie Riven	Chief Financial Officer/Principal Financial Officer	December 20, 2024